FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-13

August 7, 2017

Free Writing Prospectus

Structural and Collateral Term Sheet

$941,581,078

(Approximate Initial Mortgage Pool Balance)

$790,516,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2017-B1

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2017-B1

Citi Real Estate Funding Inc.

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

Citigroup Global Markets Realty Corp.

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	BofA Merrill Lynch	Morgan Stanley

Co-Lead Managers and Joint Bookrunners

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about August 8, 2017, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Morgan Stanley & Co. LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Classes	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$21,308,000	30.000%	[__]%	(6)	2.68	9/17 - 5/22
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$52,843,000	30.000%	[__]%	(6)	4.90	5/22 - 8/22
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$245,000,000	30.000%	[__]%	(6)	9.78	11/26 - 7/27
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$268,110,000	30.000%	[__]%	(6)	9.92	7/27 - 8/27
Class A-AB	Aaa(sf)/AAAsf/AAA(sf)	$38,890,000	30.000%	[__]%	(6)	7.39	8/22 - 6/27
Class X-A	Aa1/AAAsf/AAA(sf)	$715,601,000(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-B	NR/A-sf/AA(low)(sf)	$74,915,000(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class A-S	Aa2/AAAsf/AAA(sf)	$89,450,000	20.000%	[__]%	(6)	9.96	8/27 - 8/27
Class B	NR/AA-sf/AA(high)(sf)	$38,016,000	15.750%	[__]%	(6)	9.96	8/27 - 8/27
Class C	NR/A-sf/A(high)(sf)	$36,899,000	11.625%	[__]%	(6)	9.96	8/27 - 8/27

NON-OFFERED CERTIFICATES

Non-Offered Classes	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-D	NR/BBB-sf/BBB(high)(sf)	$41,370,000(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-E	NR/BB-sf/BB(high)(sf)	$21,245,000(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-F	NR/NR/B(sf)	$17,890,000(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-H	NR/NR/NR	$23,481,024(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class D	NR/BBB-sf/BBB(sf)	$41,370,000	7.000%	[__]%	(6)	9.96	8/27 - 8/27
Class E	NR/BB-sf/BB(sf)	$21,245,000	4.625%	[__]%	(6)	9.96	8/27 - 8/27
Class F	NR/B-sf/B(high)(sf)	$8,945,000	3.625%	[__]%	(6)	9.96	8/27 - 8/27
Class G	NR/NR/B(low)(sf)	$8,945,000	2.625%	[__]%	(6)	9.96	8/27 - 8/27
Class H	NR/NR/NR	$23,481,024	0.000%	[__]%	(6)	9.96	8/27 - 8/27
Class R(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Eligible Vertical Interest	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
VRR Interest(10)	NR / NR / NR	$47,079,054	N/A	[__]%	WAC(11)	9.32	9/17 - 8/27

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the certificate balance of the VRR Interest following calculation of the actual fair value of all of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates listed in the table above, and the VRR Interest is not offered hereby. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-H certificates may vary depending upon the final pricing of the classes of Principal Balance Certificates (as defined in footnote (3) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “Non-Vertically Retained Principal Balance Certificates”), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The VRR Interest and the Non-Vertically Retained Principal Balance Certificates are collectively referred to in this Term Sheet as the “Principal Balance Certificates”.

(4)	Approximate per annum rate as of the Closing Date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY

(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(6)	For any distribution date, the pass-through rate on each class of the Non-Vertically Retained Principal Balance Certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%, as described under “Description of the Certificates—Distributions—Pass Through Rates” in the Preliminary Prospectus.

(7)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-H certificates (collectively, the “Class X Certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of Non-Vertically Retained Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D
Class X-E	Class E
Class X-F	Class F and Class G
Class X-H	Class H

(8)	The pass-through rate on each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus.

(9)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(10)	Citi Real Estate Funding Inc. (as retaining sponsor) is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an initial certificate balance of approximately $47,079,054 (the “VRR Interest”), which is expected to represent approximately 5.0% of the aggregate initial certificate balance of all of the “ABS interests” (as defined in Regulation RR) issued by the issuing entity on the closing date. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of certificates.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$941,581,078
Number of Mortgage Loans	48
Number of Mortgaged Properties	69
Average Cut-off Date Balance	$19,616,272
Weighted Average Mortgage Rate	4.19366%
Weighted Average Remaining Term to Maturity/ARD (months)	116
Weighted Average Remaining Amortization Term (months)(3)	355
Weighted Average Cut-off Date LTV Ratio(4)	56.3%
Weighted Average Maturity Date/ARD LTV Ratio(4)	51.8%
Weighted Average UW NCF DSCR(5)	2.43x
Weighted Average Debt Yield on Underwritten NOI(6)	12.0%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	21.7%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	19.6%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	58.8%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	3.7%
% of Initial Pool Balance of Mortgage Loans with only Subordinate Debt	14.6%
% of Initial Pool Balance of Mortgage Loans with only Mezzanine Debt	9.1%

(1)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms / Units are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms / Units information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes mortgage loans that are interest-only for the entire term.

(4)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided, that such LTV ratios may be calculated (i) based on an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties, or (ii) based on the Cut-off Date Balance net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Certain Definitions” in this Term Sheet and under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

(6)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that such Debt Yields may be calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve, as further described in the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Depositor:	Citigroup Commercial Mortgage Securities Inc.

Initial Pool Balance:	$941,581,078

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	LNR Partners, LLC

Certificate Administrator:	Citibank, N.A.

Trustee:	Deutsche Bank Trust Company Americas

Operating Advisor:	Trimont Real Estate Advisors, LLC

Asset Representations Reviewer:	Trimont Real Estate Advisors, LLC

Risk Retention Consultation Party:	Citi Real Estate Funding Inc.

Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about August 29, 2017

Cut-off Date:	With respect to each mortgage loan, the due date in August 2017 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to August 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 11th day of each month or next business day, commencing in September 2017

Distribution Date:	The 4th business day after the Determination Date, commencing in September 2017

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	August 2050

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (other than the Class X-A and Class X-B certificates) and $1,000,000 minimum for the Class X-A and Class X-B certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

7

TRANSACTION HIGHLIGHTS

■	$941,581,078 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 48 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $941,581,078 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $19,616,272 and are secured by 69 mortgaged properties located throughout 20 states

—	LTV: 56.3% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.43x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 12.0% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 41.2% of the mortgage loans by Initial Pool Balance have scheduled amortization:

-       21.7% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

-       19.6% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 53.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 93.6% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

-	Real Estate Taxes: 39 mortgage loans representing 73.3% of the Initial Pool Balance

-	Insurance: 14 mortgage loans representing 17.9% of the Initial Pool Balance

-	Replacement Reserves (Including FF&E Reserves): 34 mortgage loans representing 58.3% of the Initial Pool Balance

-	Tenant Improvements / Leasing Commissions: 14 mortgage loans representing 38.4% of the portion of the Initial Pool Balance that is secured by retail, office and mixed use properties

—	Predominantly Defeasance Mortgage Loans: 79.3% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Mixed Use: 24.4% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Retail: 21.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (18.3% are anchored retail properties)

—	Hospitality: 17.7% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Office: 15.0% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Self Storage: 10.5% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

—	Multifamily: 7.8% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 69 mortgaged properties are located throughout 20 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: New York (33.9%), California (13.5%) and Louisiana (13.1%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

8

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	15	29	$322,385,000	34.2%
Morgan Stanley Mortgage Capital Holdings LLC	14	15	282,325,187	30.0
Bank of America, National Association	18	24	244,170,891	25.9
Morgan Stanley Mortgage Capital Holdings LLC / Citigroup Global Markets Realty Corp.(1)	1	1	92,700,000	9.8
Total	48	69	$941,581,078	100.0%

(1)	The General Motors Building mortgage loan is part of a loan combination that was co-originated by Morgan Stanley Bank, N.A. (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC), Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch and Wells Fargo Bank, National Association. Such mortgage loan is evidenced by four promissory notes: (i) notes A-1-A2 and A-1-C3-2, with an aggregate outstanding principal balance of $52,700,000 as of the Cut-off Date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller; and (ii) notes A-3-C3-1 and A-3-A2-2, with an aggregate outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which Citigroup Global Markets Realty Corp. is acting as mortgage loan seller.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Rooms	Cut-off Date Balance Per SF/Rooms/Units	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	General Motors Building	$92,700,000	9.8%	Mixed Use	1,989,983	$739	4.33x	15.5%	30.6%
2	Lakeside Shopping Center	59,000,000	6.3	Retail	1,211,349	$144	2.74x	11.3%	47.9%
3	411 East Wisconsin	56,250,000	6.0	Office	678,839	$138	1.46x	10.7%	70.4%
4	Old Town San Diego Hotel Portfolio	56,000,000	5.9	Hospitality	299	$187,291	1.63x	11.5%	68.3%
5	Two Fordham Square	52,500,000	5.6	Mixed Use	257,062	$204	4.20x	15.4%	40.5%
6	Chateau Marmont	42,000,000	4.5	Hospitality	63	$666,667	2.57x	15.6%	49.2%
7	327-331 East Houston Street	41,700,000	4.4	Multifamily	78	$534,615	1.43x	6.6%	67.4%
8	Brookwood Self Storage LA-MS Portfolio	40,000,000	4.2	Self Storage	1,262,106	$63	2.78x	11.3%	49.6%
9	McNeill Hotel Portfolio	33,875,000	3.6	Hospitality	323	$104,876	2.20x	15.2%	73.5%
10	Wellington Commercial Condo	30,000,000	3.2	Retail	42,380	$708	1.60x	7.2%	60.0%
	Top 10 Total / Wtd. Avg.	$504,025,000	53.5%				2.69x	12.4%	53.0%
	Remaining Total / Wtd. Avg.	437,556,078	46.5				2.13x	11.5%	60.0%
	Total / Wtd. Avg.	$941,581,078	100.0%				2.43x	12.0%	56.3%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness. With respect to the General Motors Building mortgage loan, the mortgaged property is also encumbered by subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio for the General Motors Building mortgage loan inclusive of the subordinate companion loans are 2.77x, 9.9% and 47.9%, respectively.

(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

9

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
General Motors Building	$92,700,000	9.8%	$1,377,300,000	$830,000,000	$2,300,000,000	BXP 2017-GM	Wells Fargo	AEGON
Lakeside Shopping Center	$59,000,000	6.3%	$116,000,000	—	$175,000,000	CGCMT 2017-B1	Wells Fargo	LNR Partners
411 East Wisconsin	$56,250,000	6.0%	$37,500,000	—	$93,750,000	CGCMT 2017-B1	Wells Fargo	LNR Partners
Brookwood Self Storage LA-MS Portfolio	$40,000,000	4.2%	$40,000,000	—	$80,000,000	CD 2017-CD5	Wells Fargo	Rialto
TKG 4 Retail Portfolio(3)	$24,536,250	2.6%	—	$2,726,250	$27,262,500	CGCMT 2017-B1	Wells Fargo	LNR Partners
Del Amo Fashion Center	$20,457,000	2.2%	$355,343,000	$209,200,000	$585,000,000	DAFC 2017-AMO	KeyBank	Cohen Financial
Crossgates Commons	$12,454,924	1.3%	$19,927,879	—	$32,382,803	BANK 2017-BNK5	Wells Fargo	CWCapital
IGT Reno	$10,000,000	1.1%	$70,000,000	—	$80,000,000	CD 2017-CD5	Wells Fargo	Rialto

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (each of which is not included in the issuing entity), is referred to in this Term Sheet as a “loan combination”. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(2)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative (or an equivalent entity), if any, under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination, except as otherwise discussed in footnote (3) below.

(3)	The related promissory note B (not included in the trust fund) will be the controlling note provided that the holder thereof is not a Borrower Party (as defined herein), and no “A/B control appraisal event” (as defined below) exists, with respect to the TKG 4 Retail Portfolio loan combination.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)
General Motors Building	$92,700,000	$1,377,300,000	$830,000,000	—	$2,300,000,000	3.43000%	30.6%	47.9%	4.33x	2.77x
Chateau Marmont	$42,000,000	—	—	$15,000,000	$57,000,000	6.03789%	49.2%	66.8%	2.57x	1.56x
McNeill Hotel Portfolio	$33,875,000	—	—	$4,000,000	$37,875,000	5.59803%	73.5%	82.2%	2.20x	1.76x
TKG 4 Retail Portfolio	$24,536,250	—	$2,726,250	—	$27,262,500	4.19000%	67.3%	74.8%	2.16x	1.95x
Del Amo Fashion Center	$20,457,000	$355,343,000	$209,200,000	—	$585,000,000	3.65750%	32.5%	50.6%	4.09x	2.63x
IGT Reno	$10,000,000	$70,000,000	—	$17,500,000	$97,500,000	5.11000%	50.9%	62.0%	2.05x	1.53x

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.

(3)	“Cut-off Date Mortgage Loan LTV” and “Cut-off Date Mortgage Loan UW NCF DSCR” calculations include any related pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name / Note Detail	Controlling Note(1)(2)	Current Holder of Unsecuritized Note(3)(4)	Current or Anticipated Holder of Securitized Note(4)	Aggregate Cut-off Date Balance
General Motors Building
Notes A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1 and A-4-C1	Yes (Note A-1-S)	—	BXP 2017-GM	$725,000,000
Notes A-1-C2, A-1-C3-1 and A-4-A3	No	—	BANK 2017-BNK6	$90,000,000
Notes A-1-C3-2 and A-1-A2	No	Morgan Stanley Bank, N.A.	CGCMT 2017-B1	$52,700,000
Notes A-1-C4 and A-1-A3	No	Morgan Stanley Bank, N.A.	Not Identified	$111,900,000
Notes A-1-A1, A-2-A1, A-3-A1 and A-4-A1	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$85,000,000
Note A-2-C2-1	No	Deutsche Bank AG, acting through its New York Branch	CD 2017-CD5(5)	$50,000,000
Notes A-2-C2-2 , A-2-C3, A-2-A2 and A-2-A3	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$95,200,000
Notes A-3-C2 and A-3-C3-2	No	Citigroup Global Markets Realty Corp.	CD 2017-CD5(5)	$50,000,000
Notes A-3-C3-1 and A-3-A2-2	No	Citigroup Global Markets Realty Corp.	CGCMT 2017-B1	$40,000,000
Notes A-3-A2-1 and A-3-A3	No	Citigroup Global Markets Realty Corp.	Not Identified	$55,200,000
Notes A-4-C2, A-4-C3 and A-4-A2	No	—	WFCM 2017-C38	$115,000,000
Notes B-1-S, B-2-S, B-3-S and B-4-S	No	—	BXP 2017-GM	$830,000,000
Lakeside Shopping Center
Note A-1	Yes	Morgan Stanley Bank, N.A.	CGCMT 2017-B1	$59,000,000
Note A-2	No	Wells Fargo Bank, National Association	WFCM 2017-C39(6)	$58,000,000
Note A-3	No	Barclays Bank PLC	Not Identified	$58,000,000
411 East Wisconsin
Note A-1	Yes	Morgan Stanley Bank, N.A.	CGCMT 2017-B1	$56,250,000
Note A-2	No	Morgan Stanley Bank, N.A.	Not Identified	$37,500,000
Brookwood Self Storage LA-MS Portfolio
Note A-1	Yes	Citi Real Estate Funding Inc.	CD 2017-CD5(5)	$40,000,000
Note A-2	No	Citi Real Estate Funding Inc.	CGCMT 2017-B1	$40,000,000
TKG 4 Retail Portfolio
Note A	No(7)	Morgan Stanley Bank, N.A.	CGCMT 2017-B1	$24,536,250
Note B	Yes(7)	Morgan Stanley Bank, N.A.	Not Identified	$2,726,250
Del Amo Fashion Center
Notes A-1-1, A-2-1, A-3-1 and A-4-1	Yes (Note A-1-1)	—	DAFC 2017-AMO	$48,500,000
Notes A-1-2 and A-4-2	No	—	BANK 2017-BNK5	$73,642,000
Notes A-1-3 and A-4-4	No	—	BANK 2017-BNK6	$45,004,000
Notes A-2-2-A	No	Barclays Bank PLC	WFCM 2017-C39(6)	$24,547,333
Notes A-2-2-B and A-2-4	No	Barclays Bank PLC	Not Identified	$32,730,667
Note A-1-4	No	Bank of America, National Association	CGCMT 2017-B1	$20,457,000
Notes A-3-2 and A-3-4	No	Société Générale	Not Identified	$45,003,750
Note A-3-3	No	Société Générale	UBS 2017-C2(8)	$36,821,250
Notes A-2-3 and A-4-3	No	—	WFCM 2017-C38	$49,094,000
Notes B-1-1, B-2-1, B-3-1 and B-4-1	No	—	DAFC 2017-AMO	$10,800,000
Notes B-1-2 and B-4-2	No	—	BANK 2017-BNK5	$16,358,000
Notes B-1-3, B-1-4 and B-4-4	No	—	BANK 2017-BNK6	$14,539,000
Note B-2-2-A	No	Barclays Bank PLC	WFCM 2017-C39(6)	$5,452,667
Notes B-2-2-B and B-2-4	No	Barclays Bank PLC	Not Identified	$7,269,333
Notes B-3-2 and B-3-4	No	Société Générale	Not Identified	$9,996,250
Notes B-3-3	No	Société Générale	UBS 2017-C2(8)	$8,178,750
Notes B-2-3 and B-4-3	No	—	WFCM 2017-C38	$10,906,000
Notes C-1, C-2, C-3 and C-4	No	—	DAFC 2017-AMO	$62,600,000
Notes D-1, D-2, D-3 and D-4	No	—	DAFC 2017-AMO	$43,100,000
Notes E-1, E-2, E-3 and E-4	No	—	DAFC 2017-AMO	$20,000,000
Crossgates Commons
Note A-1	Yes	—	BANK 2017-BNK5	$19,927,879
Note A-2	No	Bank of America, National Association	CGCMT 2017-B1	$12,454,924
IGT Reno
Note A-1-A	Yes	Citi Real Estate Funding Inc.	CD 2017-CD5(5)	$30,000,000
Note A-1-B	No	Citi Real Estate Funding Inc.	CGCMT 2017-B1	$10,000,000
Note A-2	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$40,000,000

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.

(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(3)	Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified or combined Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(4)	Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu companion loan (both controlling and non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization that has closed or as to which a preliminary prospectus or final prospectus has printed that has or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means no preliminary prospectus or final prospectus has printed that identifies the future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(5)	The CD 2017-CD5 securitization transaction is scheduled to close on or about August 15, 2017.

(6)	The WFCM 2017-C39 securitization transaction is scheduled to close on or about August 22, 2017.

(7)	With respect to the TKG 4 Retail Portfolio loan combination, Note B will cease to be, and Note A will become, the Controlling Note if the holder of Note B is a Borrower Party with respect to such loan combination or an “A/B control appraisal event” exists with respect to such loan combination.

(8)	The UBS 2017-C2 securitization transaction is scheduled to close on or about August 17, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Lakeside Shopping Center	MSMCH	Metairie	Louisiana	Retail	$59,000,000	6.3%	BACM 2007-4
Courtyard by Marriott Old Town	CREFI	San Diego	California	Hospitality	$34,350,000	3.6%	MSC 2011-C2
Two Fordham Square	BANA	Bronx	New York	Mixed Use	$52,500,000	5.6%	LBUBS 2002-C7
Chateau Marmont	CREFI	West Hollywood	California	Hospitality	$42,000,000	4.5%	LBUBS 2007-C7
Balis Self Storage	CREFI	Baton Rouge	Louisiana	Self Storage	$6,041,000	0.6%	JPMCC 2006-CB14
Feu Follet Self Storage	CREFI	Lafayette	Louisiana	Self Storage	$4,455,000	0.5%	JPMCC 2005-LDP4
Florida Boulevard Self Storage	CREFI	Baton Rouge	Louisiana	Self Storage	$3,105,000	0.3%	MLCFC 2006-2
Wellington Commercial Condo	CREFI	New York	New York	Retail	$30,000,000	3.2%	CSMC 2007-C4
Wilshire Plaza	MSMCH	Troy	Michigan	Office	$25,125,000	2.7%	CSMC 2008-C1
Peddler’s Village	BANA	Lahaska	Pennsylvania	Mixed Use	$23,000,000	2.4%	CMLT 2008-LS1
Corona Plaza	CREFI	Corona	New York	Mixed Use	$22,000,000	2.3%	BSCMS 2007-PW17
145 Huguenot	BANA	New Rochelle	New York	Mixed Use	$21,500,000	2.3%	MLCFC 2007-9
Cypress Medical Center - Wichita	BANA	Wichita	Kansas	Office	$15,233,217	1.6%	CD 2007-CD5
Metro Storage - Oak Park	CREFI	Oak Park	Michigan	Self Storage	$10,500,000	1.1%	COMM 2013-CR6
EZ Storage - Wayne	CREFI	Wayne	Michigan	Self Storage	$4,700,000	0.5%	WFRBS 2013-C17
Crossgates Commons	BANA	Albany	New York	Retail	$12,454,924	1.3%	COMM 2005-FL11
Lafayette Office	MSMCH	Houston	Texas	Office	$10,921,225	1.2%	JPMCC 2007-CB20
La Villa	BANA	Las Vegas	Nevada	Manufactured Housing	$2,760,000	0.3%	PSSF 2000-C1
Circle K	BANA	Las Vegas	Nevada	Manufactured Housing	$1,346,250	0.1%	DLJCM 1999-CG2
The Links Apartments	BANA	Marysville	Ohio	Multifamily	$7,800,000	0.8%	FNA 2013-M12
Park Street Self Storage	BANA	Castle Rock	Colorado	Self Storage	$5,550,000	0.6%	MSC 2007-IQ16
Trinity Square Center	MSMCH	Goshen	Indiana	Retail	$5,200,000	0.6%	CGCMT 2007-C6
Move It Self Storage - Atascocita	BANA	Humble	Texas	Self Storage	$4,850,000	0.5%	GSMS 2007-GG10
Baton Rouge Mini Storage	BANA	Baton Rouge	Louisiana	Self Storage	$1,800,000	0.2%	WFRBS 2013-C12

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)		Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Mixed Use	7	$230,000,000	24.4%	3.65	x	41.3%	14.1%
Retail/Office	3	167,200,000	17.8	3.97	x	37.7%	14.6%
Retail/Hospitality/Multifamily	1	23,000,000	2.4	3.04	x	52.4%	13.2%
Office/Warehouse	1	21,500,000	2.3	3.30	x	44.8%	14.3%
Office/Industrial	1	10,000,000	1.1	2.05	x	50.9%	12.6%
Multifamily/Retail	1	8,300,000	0.9	1.57	x	62.9%	7.2%
Retail	13	$205,348,174	21.8%	2.22	x	55.3%	10.6%
Anchored	6	79,986,250	8.5	1.76	x	62.4%	9.2%
Super Regional Mall	2	79,457,000	8.4	3.09	x	43.9%	12.5%
Unanchored	2	18,750,000	2.0	1.54	x	66.1%	10.3%
Single Tenant Retail	2	14,700,000	1.6	1.44	x	62.3%	8.1%
Power Center	1	12,454,924	1.3	1.66	x	58.1%	11.5%
Hospitality	8	$167,075,000	17.7%	2.08	x	62.7%	14.0%
Full Service	3	77,200,000	8.2	2.36	x	53.8%	15.3%
Limited Service	4	77,075,000	8.2	1.79	x	69.7%	12.5%
Extended Stay	1	12,800,000	1.4	2.20	x	73.5%	15.2%
Office	8	$141,619,654	15.0%	1.85	x	64.3%	11.8%
CBD	3	82,671,225	8.8	1.96	x	60.5%	11.6%
Suburban	3	33,315,211	3.5	1.67	x	72.6%	12.3%
Medical Office	2	25,633,217	2.7	1.71	x	65.8%	11.5%
Self Storage	23	$98,715,000	10.5%	2.19	x	58.9%	10.4%
Multifamily	4	$73,882,500	7.8%	1.66	x	67.4%	7.9%
High Rise	1	41,700,000	4.4	1.43	x	67.4%	6.6%
Garden	3	32,182,500	3.4	1.97	x	67.5%	9.6%
Manufactured Housing	5	$14,440,750	1.5%	1.70	x	66.9%	10.9%
Land	1	$10,500,000	1.1%	2.01	x	75.0%	8.0%
Total	69	$941,581,078	100.0%	2.43	x	56.3%	12.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

14

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	12	$319,504,924	33.9%	$5,310,030,000	66.8%	$254,391,976	61.4%
California	5	126,957,000	13.5	1,335,440,000	16.8	73,038,968	17.6
Louisiana	14	123,662,500	13.1	539,850,000	6.8	31,741,482	7.7
Texas	6	69,328,725	7.4	112,600,000	1.4	7,773,011	1.9
Wisconsin	1	56,250,000	6.0	133,200,000	1.7	10,057,294	2.4
Michigan	3	40,325,000	4.3	54,500,000	0.7	4,420,622	1.1
Florida	4	31,605,000	3.4	49,800,000	0.6	2,972,788	0.7
Idaho	2	24,525,000	2.6	33,400,000	0.4	3,744,353	0.9
Pennsylvania	1	23,000,000	2.4	43,900,000	0.6	3,045,693	0.7
Nevada	6	20,200,750	2.1	172,720,000	2.2	11,234,641	2.7
Illinois	3	17,940,211	1.9	26,340,000	0.3	1,863,345	0.4
Nebraska	1	16,402,500	1.7	24,200,000	0.3	1,708,475	0.4
Ohio	2	15,933,750	1.7	22,650,000	0.3	1,504,691	0.4
Kansas	1	15,233,217	1.6	22,000,000	0.3	1,463,748	0.4
Utah	1	9,350,000	1.0	12,700,000	0.2	1,388,707	0.3
Hawaii	1	9,000,000	1.0	14,000,000	0.2	1,077,634	0.3
Oregon	1	6,100,000	0.6	8,950,000	0.1	649,348	0.2
Colorado	1	5,550,000	0.6	9,190,000	0.1	608,261	0.1
Mississippi	3	5,512,500	0.6	20,400,000	0.3	1,253,053	0.3
Indiana	1	5,200,000	0.6	7,525,000	0.1	505,075	0.1
Total	69	$941,581,078	100.0%	$7,953,395,000	100.0%	$414,443,165	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

WA
MT
ND
MN
ME
OR
ID
SD
WI
MI
NY
VT
NH
MA
CT
RI
WY
IA
NE
PA
NJ
NV
UT
IL
IN
OH
MD
DE
CA
CO
KS
MO
WV
VA
DC
KY
NC
TN
AZ
NM
OK
AR
SC
MS
AL
GA
TX
LA
FL
HI
Percent of
Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.6 – 1.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

15

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,800,000- 4,999,999	5	$19,015,211	2.0%
5,000,000 - 9,999,999	14	99,790,000	10.6
10,000,000 - 19,999,999	11	135,410,117	14.4
20,000,000 - 29,999,999	8	183,340,750	19.5
30,000,000 - 39,999,999	2	63,875,000	6.8
40,000,000 - 49,999,999	3	123,700,000	13.1
50,000,000 - 59,999,999	4	223,750,000	23.8
60,000,000 - 92,700,000	1	92,700,000	9.8
Total	48	$941,581,078	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.24 - 1.35	2	$18,250,000	1.9%
1.36 - 1.50	9	158,518,217	16.8
1.51 - 1.65	8	154,621,225	16.4
1.66 - 1.80	4	33,475,886	3.6
1.81 - 2.00	5	41,920,000	4.5
2.01 - 3.00	14	309,138,750	32.8
3.01 - 4.33	6	225,657,000	24.0
Total	48	$941,581,078	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	20	$553,520,750	58.8%
Interest Only, Then Amortizing(2)	16	184,155,000	19.6
Amortizing (30 Years)	10	137,505,328	14.6
Amortizing (28 Years)	1	56,000,000	5.9
Amortizing (25 Years)	1	10,400,000	1.1
Total	48	$941,581,078	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable. (2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	15	$507,795,141	53.9%
Springing	32	399,910,937	42.5
Soft	1	33,875,000	3.6
Total	48	$941,581,078	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
19.9 - 50.0	8	$343,657,000	36.5%
50.1 - 55.0	3	44,000,000	4.7
55.1 - 60.0	6	77,234,924	8.2
60.1 - 65.0	12	132,717,711	14.1
65.1 - 75.0	19	343,971,442	36.5
Total	48	$941,581,078	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
19.9 - 29.9	1	$15,500,000	1.6%
30.0 - 49.9	11	373,557,000	39.7
50.0 - 54.9	8	146,947,111	15.6
55.0 - 59.9	11	83,133,217	8.8
60.0 - 64.9	12	215,385,000	22.9
65.0 – 75.0	5	107,058,750	11.4
Total	48	$941,581,078	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	31	$672,846,078	71.5%
Acquisition	16	262,535,000	27.9
Recapitalization	1	6,200,000	0.7
Total	48	$941,581,078	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.330 - 4.000	8	$312,157,000	33.2%
4.001 - 4.500	20	337,054,975	35.8
4.501 - 5.000	19	287,748,891	30.6
5.001 - 5.110	1	4,620,211	0.5
Total	48	$941,581,078	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

16

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.6 - 7.9	4	$86,200,000	9.2%
8.0 - 8.9	4	50,750,000	5.4
9.0 - 9.9	9	90,215,717	9.6
10.0 - 10.9	6	105,041,250	11.2
11.0 - 11.9	8	208,126,900	22.1
12.0 - 12.9	5	50,545,211	5.4
13.0 - 15.8	12	350,702,000	37.2
Total	48	$941,581,078	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.5 - 7.9	5	$94,700,000	10.1%
8.0 - 8.9	5	104,535,000	11.1
9.0 - 9.9	11	125,888,192	13.4
10.0 - 10.9	11	209,335,674	22.2
11.0 - 11.9	4	49,990,211	5.3
12.0 - 12.9	4	78,700,000	8.4
13.0 – 15.2	8	278,432,000	29.6
Total	48	$941,581,078	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	1	$33,875,000	3.6%
24	6	$25,145,000	2.7%
36	5	$94,285,000	10.0%
60	4	$30,850,000	3.3%

Distribution of Original Terms to Maturity/ARD
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$54,454,924	5.8%
84	1	4,850,000	0.5
120	45	882,276,154	93.7
Total	48	$941,581,078	100.0%

Distribution of Remaining Terms to Maturity/ARD
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
57 - 60	2	$54,454,924	5.8%
82	1	4,850,000	0.5
111	1	24,536,250	2.6
118 - 120	44	857,739,904	91.1
Total	48	$941,581,078	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	20	$553,520,750	58.8%
300	1	10,400,000	1.1
336	1	56,000,000	5.9
360	26	321,660,328	34.2
Total	48	$941,581,078	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	20	$553,520,750	58.8%
300	1	10,400,000	1.1
336	1	56,000,000	5.9
357 - 360	26	321,660,328	34.2
Total	48	$941,581,078	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance(1)	35	$746,696,442	79.3%
Yield Maintenance	10	162,684,636	17.3
Defeasance or Yield Maintenance	3	32,200,000	3.4
Total	48	$941,581,078	100.0%
(1) Certain of the mortgage loans permit or require prepayments (including during the lockout period) under certain circumstances as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions and Certain Involuntary Prepayments” in the Preliminary Prospectus.

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	34	$548,812,828	58.3%
Real Estate Tax	39	$689,987,828	73.3%
TI/LC(2)	14	$221,524,578	38.4%
Insurance	14	$168,175,961	17.9%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of the portion of the Initial Pool Balance secured by retail, office, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

17

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Chateau Marmont	Hospitality	$42,000,000	4.5%	60	2.57x	15.6%	49.2%
Crossgates Commons	Retail	$12,454,924	1.3%	57	1.66x	11.5%	58.1%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

18

STRUCTURAL OVERVIEW (continued)

Allocation Between VRR Interest and Non-Vertically Retained Certificates

The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining certificates (the “Non-Vertically Retained Certificates”), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all the classes of Principal Balance Certificates (the “Vertically Retained Percentage”); and (b) the Non-Vertically Retained Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the Vertically Retained Percentage (such difference, the “Non-Vertically Retained Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Distributions	On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of any yield maintenance charges and prepayment premiums) (“Non-Vertically Retained Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B, X-D, X-E, X-F and X-H certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-H certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of Non-Vertically Retained Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

19

STRUCTURAL OVERVIEW (continued)

Distributions (continued)	5.
Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-H, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E, Class F, Class G and Class H certificates, sequentially in that order and in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, the Vertically Retained Percentage of any such losses will be applied to the VRR Interest until the related certificate balance is reduced to zero, and the Non-Vertically Retained Percentage of any such losses will be applied to the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H certificates; second to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H and Class R certificates) as follows: (1)(a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C certificates, and (iii) the group (the “YM Group D” and, together with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (i) each class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) except in the case of YM Group D (as to which this clause (X) does not apply), a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates in such YM Group; and (2) the Vertically Retained Percentage of such yield maintenance charge will be distributed to holders of the VRR Interest. If there is more than one class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then (except as described in the next paragraph) the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

Notwithstanding the foregoing, solely in the case of the 145 Huguenot mortgage loan, if a prepayment premium (calculated solely as a percentage of the amount prepaid as opposed to the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the amount prepaid) is imposed in connection with a prepayment that occurs while any class(es) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates remain outstanding, the Non-Vertically Retained Percentage of such prepayment premium will be allocated among such classes of certificates in proportion to the amount of principal distributable thereon on the applicable Distribution Date and the Vertically Retained Percentage of such prepayment premium will be allocated to the VRR Interest.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated: (1) to the extent of the Non-Vertically Retained Percentage thereof, to the holders of the Class E, Class F, Class G and Class H certificates (collectively), allocable among such classes as provided in the CGCMT 2017-B1 pooling and servicing agreement; and (2) to the extent of the Vertically Retained Percentage thereof, to the holders of the VRR Interest. No yield maintenance charges or prepayment premiums will be distributed to the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges (continued)
holders of the Class X-E, Class X-F, Class X-H or Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans	Each of (i) the General Motors Building loan combination, (ii) the Brookwood Self Storage LA-MS Portfolio loan combination, (iii) the Del Amo Fashion Center loan combination, (iv) the Crossgates Commons loan combination and (v) the IGT Reno loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced mortgage loan and each related outside serviced companion loan will be serviced under a servicing agreement other than the CGCMT 2017-B1 pooling and servicing agreement (such other servicing agreement, an “outside servicing agreement”) as reflected in the “Loan Combination Summary” table above.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2017-B1 pooling and servicing agreement). Any loan combination serviced under the CGCMT 2017-B1 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced loan combination” and any companion loan serviced under the CGCMT 2017-B1 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced companion loan.” See “—Loan Combinations” below.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the VRR Interest (to the extent of the Vertically Retained Percentage of the reduction in such P&I advance) and to the most subordinate class(es) of Non-Vertically Retained Certificates (exclusive of the Class R certificates) then outstanding (i.e., first, to the Class H certificates, then, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-H certificates) (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I advance). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, as well as the allocation and/or exercise of voting rights for certain purposes, the Vertically Retained Percentage of Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balance of the VRR Interest, and the Non-Vertically Retained Percentage of Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the Non-Vertically Retained Principal Balance Certificates as follows: first, to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata based on certificate balance.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective Classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

Directing Holder	The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the CGCMT 2017-B1 pooling and servicing agreement will be: (a) in the case of the TKG 4 Retail Portfolio loan combination, the holder of the related subordinate companion loan (unless such holder is a Borrower Party with respect to such loan combination or, based on payments, losses and Appraisal Reduction Amounts, the principal amount of such subordinate companion loan (together with any permitted collateral posted by the holder thereof) has been reduced below a specified level (such circumstance, an “A/B control appraisal event”), in which case the Controlling Class Representative will be the related Directing Holder); and (b) in the case of each other serviced mortgage loan and serviced loan combination, the Controlling Class Representative.

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be (or, if the applicable outside servicing agreement has not yet been executed, is anticipated to be) the controlling class representative (or equivalent entity), if any, under, or such other party as may be designated in, the related outside servicing agreement and/or the related co-lender agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class; provided, however, that (at any time that the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (A) in the case of any class of Control Eligible Certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate balance of such class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “controlling class” will not shift and will remain with the class of Control Eligible Certificates currently designated as the controlling class, and (B) in the case of any class of Control Eligible Certificates which is then designated the “controlling class”, if the certificate balance of such class of Control Eligible Certificates is reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount), then the designation of “controlling class” will shift to the class of Control Eligible Certificates that is the most subordinate and that also has a remaining certificate balance. The “Control Eligible Certificates” consist of the Class E, Class F, Class G and Class H certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, Elliott Management Corporation (or an affiliate) (i) is expected to purchase an approximately 65% interest in each class of the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G and Class H certificates, and (ii) is expected to be appointed the initial Controlling Class Representative. It is also expected that, on the Closing Date, LNR Securities Holdings, LLC (an affiliate of LNR Partners, LLC) or an affiliate thereof will purchase the remaining approximately 35% interest in each class of the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G and Class H certificates, thereby becoming an initial controlling class certificateholder.

Control Termination

Event	A “Control Termination Event” will either (a) occur when no class of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below under “Control/Consultation Rights” and in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

24

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2017-B1 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a Borrower Party (any such mortgage loan, an “excluded mortgage loan”), and subject to the discussion below regarding the TKG 4 Retail Portfolio loan combination.

A “Borrower Party” means either (i) a borrower or mortgagor under a mortgage loan or loan combination or a manager of a related mortgaged property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any accelerated mezzanine loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CGCMT 2017-B1 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than any excluded mortgage loan, and subject to the discussion below regarding the TKG 4 Retail Portfolio loan combination.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

In the event of a change in the Controlling Class, the certificate administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the certificate administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or controlling class certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by certificate balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the certificate administrator) one of its affiliates, or any successor Controlling Class Representative or controlling class certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by certificate balance and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2017-B1 pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

For so long as (but only for so long as) the holder of the related subordinate companion loan is the directing holder with respect to the TKG 4 Retail Portfolio loan combination, such holder will be entitled to have consent and/or consultation rights under the CGCMT 2017-B1 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to such loan combination, and the Controlling Class Representative will not be entitled to exercise any consent or consultation rights with respect to such loan combination. The holder of the TKG 4 Retail Portfolio subordinate companion loan will also have cure rights and, under certain default scenarios, a par purchase option in respect of the TKG 4 Retail Portfolio mortgage loan.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain major decisions: (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan); and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any excluded RRCP mortgage loan. Citi Real Estate Funding Inc. is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which the risk retention consultation party or the person(s) entitled to appoint the risk retention consultation party is a Borrower Party.

Termination of

Special Servicer	At any time, prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) with or without cause upon satisfaction of certain conditions specified in the CGCMT 2017-B1 pooling and servicing agreement, provided that such termination may be without cause only if either (i) LNR Partners, LLC or an affiliate thereof is no longer the special servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns less than 25% of the certificate balance of the then Controlling Class of certificates.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced mortgage loans (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the voting rights allocable to each class of Non-Reduced Certificates affirmatively vote to so replace.

“Certificateholder Quorum” means a quorum that, for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all certificates (other than the Class R certificates), on an aggregate basis.

Notwithstanding the foregoing, for so long as the holder of the related subordinate companion loan is the directing holder with respect to the TKG4 Retail Portfolio loan combination, it will be the only party able to terminate the special servicer without cause (but solely as to such loan combination).

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder in a manner generally similar to the manner in which the special servicer may be replaced under the CGCMT 2017-B1 pooling and servicing agreement as described in the five preceding paragraphs (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor, and in some cases, the related outside servicing agreement may not even include an operating advisor as a party).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer

(continued)	If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Controlling Class Representative (so long as it is not itself a Borrower Party with respect to the applicable mortgage loan and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative is precluded from appointing a replacement special servicer or, if not so precluded, does not take action to appoint a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2017-B1 pooling and servicing agreement.

Servicing Standard	Each of the serviced loans will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the CGCMT 2017-B1 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the holders of the serviced companion loans as a collective whole as if such certificateholders and holders of the serviced companion loans constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means, for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Voting Rights	At all times during the term of the CGCMT 2017-B1 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders as follows:

(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Servicing

Compensation	Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans (subject to certain limitations with respect to the TKG 4 Retail Portfolio loan combination for so long as the holder of the related subordinate companion loan is the directing holder with respect thereto):

●	after the occurrence and during the continuance of a Control Termination Event, reviewing the actions of the special servicer with respect to specially serviced loans;

●	reviewing reports provided by the special servicer to the extent set forth in the CGCMT 2017-B1 pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	after the occurrence and during the continuance of a Control Termination Event, under certain conditions described in the Pooling and Servicing Agreement, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the CGCMT 2017-B1 pooling and servicing agreement and identifying any material deviations therefrom;

●	after the occurrence and during the continuance of a Consultation Termination Event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of a Control Termination Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the CGCMT 2017-B1 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the CGCMT 2017-B1 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2017-B1 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CGCMT 2017-B1 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the CGCMT 2017-B1 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2017-B1 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the VRR Interest. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected, on the Closing Date, to (i) offset a portion of its risk retention obligation by Morgan Stanley Bank, N.A.’s acquisition of a pro rata portion (based on the percentage of the mortgage loans originated by Morgan Stanley Bank, N.A. (by Cut-off Date principal balance)) of the VRR Interest, (ii) satisfy a portion of its risk retention obligation by Bank of America, National Association’s acquisition of a pro rata portion (based on the percentage of the mortgage loans originated by Bank of America, National Association (by Cut-off Date principal balance)) of the VRR Interest, and (iii) transfer, or cause the transfer of, the remaining portion of the VRR Interest to Citigroup Global Markets Realty Corp., a “majority-owned affiliate” of the retaining sponsor. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc. as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2017-B1 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2017-B1 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2017-B1 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

30

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such mortgaged property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The Appraised Value for each mortgaged property is an “as-is” appraised value, except as set forth under the definition of “Appraised Value” in, and/or in the footnotes to Annex A to, the Preliminary Prospectus.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“Cut-off Date LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan (together with the Cut-off Date Balance of any related pari passu companion loan(s) in the case of a loan combination, but without regard to any subordinate companion loan(s)) divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Cut-off Date LTV Ratio” in, and in the footnotes to Annex A to, the Preliminary Prospectus, including, without limitation, that for certain mortgage loans, the Cut-off Date LTV Ratio may have been calculated using (i) an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties or (ii) the related Cut-off Date Balance for such mortgage loan less a related earnout or holdback reserve.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“Maturity Date/ARD LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Balloon Balance of that mortgage loan (together with the Balloon Balance of any related pari passu companion loan(s) in the case of a loan combination, but without regard to any subordinate companion loan(s)), divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Maturity Date/ARD LTV Ratio” in, and in the footnotes to Annex A to, the Preliminary Prospectus, including, without limitation, that for certain mortgage loans, the Maturity Date/ARD LTV Ratio may have been calculated using an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as assumptions that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the mortgaged property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

31

CERTAIN DEFINITIONS (continued)

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into the lockbox account by the borrower or property manager (rather than credit card companies directly depositing credit card receivables).

■	“Soft Springing Lockbox”: An account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related loan documents, the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or beds at the mortgaged property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related sponsor and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten NCF”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related sponsor has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. With respect to each of the General Motors Building, Two Fordham Square and Wellington Commercial Condo mortgage loans, in the case of certain investment grade-rated or institutional tenants at the related mortgaged property, Underwritten NCF is based on the “straight line” rent of those tenants over the term of the related lease (or, in some cases, the term of the related mortgage loan). The Underwritten NCF for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten NCF set forth in this Term Sheet. In some cases, historical net cash flow for a particular mortgaged property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NCF shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NCFs set forth in the Preliminary Prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could be Based on Incorrect or Failed Assumptions” in the Preliminary Prospectus.

■	“Underwritten NOI”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. The Underwritten NOI for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the mortgaged property to differ materially from the Underwritten NOI set forth in this Term Sheet. In some cases, historical net operating income for a particular mortgaged property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this Term Sheet for such mortgaged property. With respect to each of the General Motors Building, Two Fordham Square and Wellington Commercial Condo mortgage loans, in the case of certain investment grade-rated or institutional tenants at the related mortgaged property, Underwritten NOI is based on the “straight line” rent of those tenants over the term of the related lease (or, in some cases, the term of the related mortgage loan). No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NOIs set forth in this Term Sheet intended to represent such future cash flows.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

32

CERTAIN DEFINITIONS (continued)

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent steps generally within 13 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases, the related sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance. See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

33

LOAN #1: general motors building

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

34

LOAN #1: general motors building

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

35

LOAN #1: general motors building

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
East River
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Bloomingdale's
Bloomberg
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Forum Gallery
The War Museum
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Mt. Vernon Hotel Museum and Garden
QUEENSBORO BRIDGE
Museum of Modern Art
Lever House
399 Park
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
345 Park
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
Paramount Plaza
1 Rockefeller Plaza
Tower 49
US Plywood Building
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
UNITED NATIONS HEADQUARTERS
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal (Metro North)
Chrysler Building
QUEENS MIDTOWN TUNNEL
Daily News
Bryant Park
New York Public Library
New York Times Building
Republic Bank Tower
495
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
6th Ave.
7th Ave.
Broadway
METRO NORTH
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 58th St.
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
Union City
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

36

LOAN #1: general motors building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		MSMCH / CGMRC
Location (City/State)	New York, New York	Cut-off Date Balance(4)		$92,700,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)		$738.70
Size (SF)	1,989,983	Percentage of Initial Pool Balance		9.8%
Total Occupancy as of 6/1/2017(1)	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017(1)	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1968 / 2017	Mortgage Rate		3.43000%
Appraised Value	$4,800,000,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC	Original Interest Only Period (Months) First Payment Date	120 7/9/2017
Property Management	Boston Properties Limited Partnership	Maturity Date	6/9/2027

Underwritten Revenues	$334,764,418
Underwritten Expenses	$107,458,009		Escrows(5)
Underwritten Net Operating Income (NOI)	$227,306,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$221,544,794	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	30.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	30.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.45x / 4.33x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.5% / 15.1%	Other(6)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,470,000,000	63.9%	Loan Payoff	$1,606,000,000	69.8%
Junior Non-Trust Notes	830,000,000	36.1	Principal Equity Distribution	652,892,324	28.4
			Closing Costs	41,107,676	1.8

Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

(1)	Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property (as defined below) until January 1, 2019.

(2)	DSCR, LTV, Debt Yield and Balance per SF calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes (as defined below). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the General Motors Building Loan Combination (as defined below) are 47.9%, 47.9%, 2.84x, 2.77x, 9.9%, 9.6%, and $1,156, respectively.

(3)	The General Motors Building Loan Combination (as defined below) was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting through its New York Branch (“DBNY”), and Wells Fargo Bank, National Association (“Wells Fargo”).

(4)	The Cut-off Date Balance of $92,700,000 represents the non-controlling notes A-1-A2, A-1-C3-2, A-3-C3-1 and A-3-A2-2 which are part of a loan combination evidenced by 37 notes having an aggregate outstanding principal balance as of the Cut-off Date of $2,300,000,000. The related companion loans are evidenced by (i) 29 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,377,300,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000.

(5)	See “Escrows” below.

(6)	At closing, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “General Motors Building Loan”) is part of a loan combination (the “General Motors Building Loan Combination”) evidenced by 37 notes comprising (i) 33 senior pari passu notes (collectively the “General Motors Building Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,470,000,000, and (ii) four junior pari passu notes (collectively, the “General Motors Building Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $830,000,000. The General Motors Building Junior Non-Trust Notes are subordinate to the General Motors Building Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the General Motors Building Loan Combination is $2,300,000,000. The General Motors Building Loan Combination is secured by the borrower’s fee simple interest in a Class A mixed use, office and retail building located in New York, New York (the “General Motors Building Property”). The General Motors Building Loan, which is evidenced by the non-controlling notes A-1-A2, A-1-C3-2, A-3-C3-1, and A-3-A2-2, has an aggregate outstanding principal balance as of the Cut-off Date of $92,700,000 and represents approximately 9.8% of the Initial Pool Balance. The related companion loans are evidenced by 29 senior pari passu notes (collectively, the “General Motors Building Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,377,300,000 and the General Motors Building Junior Non-Trust Notes, as detailed in the note summary table below. The General Motors Building Loan Combination was originated by MSBNA, CGMRC, DBNY, and Wells Fargo on June 7, 2017. MSMCH is expected to contribute notes A-1-A2 and A-1-C3-2 to this securitization transaction, which notes have an aggregate outstanding principal balance of $52,700,000 as of the Cut-off Date, and CGMRC is expected to contribute notes A-3-C3-1 and A-3-A2-2 to this securitization transaction, which notes have an aggregate outstanding principal balance of $40,000,000 as of the Cut-off Date. Each note evidencing the General Motors Building Loan Combination has an interest rate of 3.43000% per annum. The borrower utilized the proceeds of the General Motors Building Loan Combination to

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

37

LOAN #1: general motors building

refinance the existing debt on the General Motors Building Property, return equity to the borrower sponsors and pay origination costs.

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
General Motors Building Loan
A-1-A2, A-1-C3-2, A-3-C3-1 and A-3-A2-2	CGCMT 2017-B1	$92,700,000(1)
General Motors Building Senior Pari Passu Companion Loans
A-1-S, A-1-C1, A-2-S, A-2-C1, A-3-S, A-3-C1, A-4-S and A-4-C1	BXP 2017-GM	$725,000,000
A-1-C2, A-1-C3-1, and A-4-A3	BANK 2017-BNK6	$90,000,000
A-1-C4 and A-1-A3	MSBNA	$111,900,000
A-1-A1, A-2-A1, A-3-A1, and A-4-A1	CCRE(2)	$85,000,000
A-2-C2-2, A-2-C3, A-2-A2, and A-2-A3	DBNY	$95,200,000
A-2-C2-1, A-3-C2, and A-3-C3-2	CD 2017-CD5(3)	$100,000,000
A-3-A2-1 and A-3-A3	CGMRC	$55,200,000
A-4-C2, A-4-C3 and A-4-A2	WFCM 2017-C38	$115,000,000
General Motors Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, and B-4-S	BXP 2017-GM	$830,000,000

(1)	MSMCH is expected to contribute $52,700,000 and CGMRC is expected to contribute $40,000,000 to the CGCMT 2017-B1 trust.

(2)	Cantor Commercial Real Estate Lending L.P.

(3)	Expected to be contributed to the related securitization upon closing of such securitization.

The General Motors Building Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The General Motors Building Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in June 2027. Voluntary prepayment of the General Motors Building Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in December 2026. Defeasance of the General Motors Building Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the General Motors Building Loan Combination documents at any time after the earlier of June 7, 2020 or the second anniversary of the securitization of the last portion of the General Motors Building Loan Combination.

■	The Mortgaged Property. The General Motors Building Property is a 50-story mixed use office building comprised of approximately 1,989,983 total SF, including approximately 188,000 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s gross leasable area (“GLA”) is leased by investment grade or large law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (“Weil”) (24.6% of GLA, 19.4% of underwritten gross rent), headquarters for Aramis (15.1% of GLA, 12.4% of underwritten gross rent), is expected to serve as a flagship retail location for Under Armour (2.5% of GLA, 10.2% of underwritten gross rent), BAMCO (5.3% of GLA, 7.4% of underwritten gross rent) and Apple’s flagship retail store (5.3% of GLA, 6.6% of underwritten gross rent). The top five tenants by underwritten gross rent at the General Motors Building Property occupy 52.8% of GLA and comprise 56.1% of the underwritten gross rent. As of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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June 7, 2017, the weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

The General Motors Building Property has retained two original office tenants since it was constructed in 1968 – Weil and Aramis, which represent a combined 39.7% of GLA and 31.8% of underwritten gross rent. Weil executed an early renewal of its lease in September 2014, extending it through August 2034 at an initial rent of $114.00 per SF, representing a premium to its existing weighted average in place gross rent of $92.37 per SF. The General Motors Building Property has retail frontage in the Upper Fifth Avenue retail submarket, which runs along Fifth Avenue between 49th Street and 60th Street, and is leased by Apple, Under Armour and Cartier, as well as frontage in the Madison Avenue retail submarket which is leased by Tumi and JP Morgan Chase.

The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008. Since acquiring the General Motors Building Property in 2008 and through 2016, based on information provided by the borrower, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property.

As of June 1, 2017, the General Motors Building Property was approximately 95.0% leased to 38 tenants. The top five tenants by underwritten gross rent at the General Motors Building Property lease 52.8% of GLA and comprise 56.1% of the underwritten gross rent, and the top ten tenants by underwritten gross rent at the General Motors Building Property lease 67.3% of GLA and comprise 73.9% of the underwritten gross rent. The weighted average underwritten base rent for office tenants in the top 10 is $110.51 per SF and the weighted average underwritten base rent for retail tenants in the top 10 is $361.70 per SF.

The majority of the General Motors Building Property’s annual underwritten base rent comes from office tenants (73.2%), with the remaining underwritten rent coming from retail tenants (26.3%) and storage space (0.4%).

The following table presents certain information relating to historical leasing at the General Motors Building Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 6/1/2017(2)
Owned Space	98.5%	97.5%	98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll.

The following table presents certain information relating to historical average annual rent per SF at the General Motors Building Property:

Historical Average Base Rent per SF(1)

	2014	2015	2016	As of 6/1/2017(2)(3)
Base Rent per SF	$99.08	$97.37	$103.95	$118.01

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll.

(3)	Based on the entire General Motors Building Property of 1,989,983 SF, which includes vacant SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

The following table presents certain information relating to the General Motors Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Weil, Gotshal & Manges(4)	NR / NR / NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034	2, 5-year options
Under Armour(5)	NR / Baa2 / BB+	49,582	2.5	29,999,945	11.3	605.06	6/30/2034	2, 5-year options
Aramis(6)	NR / A2 / A+	299,895	15.1	27,530,236	10.3	91.80	3/31/2020	2, 5-year options
BAMCO(7)	NR / NR / NR	105,579	5.3	21,290,010	8.0	201.65	5/31/2035	1, 5-year option
Apple(8)	NR / Aa1 / AA+	105,748	5.3	18,057,615	6.8	170.76	1/31/2034	1, 10-year and 2, 5-year options
Perella Weinberg	NR / NR / NR	130,155	6.5	12,392,687	4.7	95.21	1/31/2022	N/A
JP Morgan Chase	A+ / A3 / A-	7,500	0.4	10,980,750	4.1	1,464.10	5/31/2021	1, 5-year option
Cartier	NR / NR / NR	11,745	0.6	8,891,545	3.3	757.05	12/31/2018	2, 10-year options
Balyasny Asset Management(9)	NR / NR / NR	63,606	3.2	8,150,250	3.1	128.14	12/31/2027	1, 5-year option
GM(10)	BBB- / Baa3 / BBB	76,200	3.8	7,010,400	2.6	92.00	3/31/2020	N/A
Ten Largest Owned Tenants		1,339,877	67.3%	$195,581,790	73.4%	$145.97
Remaining Tenants		550,242	27.7	70,735,275	26.6	128.55
Vacant		99,864	5.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 ($5.66 per SF) of straight line rents through the tenants’ respective lease terms associated with Weil ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Cash Flow Analysis” table below.

(4)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, on or after August 31, 2022. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in place weighted average gross rent of $92.37 per SF. BPLP, one of the borrower sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) as well as with respect to Under Armour’s free rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(6)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(8)	Apple is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent of $8,962,500, as well as with respect to Apple’s free rent in the amount of $9,562,000.

(9)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(10)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital at $80.00 per SF and 38,100 SF on the 16th floor to Reservoir Operations at $85.00 per SF.

The following table presents the lease rollover schedule at the General Motors Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2017	11,226	0.6%	0.6%	$993,600	0.4%	$88.51	1
2018	52,373	2.6	3.2%	15,456,871	5.8	295.13	3
2019	106,096	5.3	8.5%	9,123,113	3.4	85.99	2
2020	532,016	26.7	35.3%	50,741,831	19.1	95.38	6
2021	35,486	1.8	37.0%	16,570,250	6.2	466.95	3
2022	144,898	7.3	44.3%	14,412,478	5.4	99.47	2
2023	2,747	0.1	44.5%	1,870,937	0.7	681.08	1
2024	38,100	1.9	46.4%	3,429,000	1.3	90.00	1
2025	66,347	3.3	49.7%	6,783,128	2.5	102.24	2
2026	48,201	2.4	52.1%	9,096,994	3.4	188.73	2
2027	99,324	5.0	57.1%	12,273,236	4.6	123.57	5
2028 & Thereafter	753,305	37.9	95.0%	125,565,627	47.1	166.69	10
Vacant	99,864	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,989,983	100.0%		$266,317,065	100.0%	$140.90	38

(1)	Calculated based on approximate square footage occupied by each owned tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800) which leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

Major Tenants

Weil, Gotshal & Manges (489,867 SF, 24.6% of GLA, 19.3% of underwritten base rent). Weil, an international corporate law firm, has its global headquarters at the General Motors Building Property. Founded in 1931, Weil currently has over 1,100 lawyers in 19 offices worldwide. Weil’s specialty practice areas include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 in a legal industry publication ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in-place weighted average gross rent of $92.37 per SF. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of GLA, 10.3% of underwritten base rent). The General Motors Building Property serves as headquarters for Aramis, a brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be engaged in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two five-year extension options remaining, each with 18 months’ notice at 95% of fair market rents.

Under Armour (49,582 SF, 2.5% of GLA, 11.3% of underwritten base rent). Under Armour is a developer, manufacturer and retailer of performance apparel, footwear and accessories for men, women and youth. Under Armour’s space at the General Motors Building Property is expected to be used as its flagship “Under Armour Brand House” retail store. Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent due to Under Armour. Under Armour will have 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

BAMCO (105,579 SF, 5.3% of GLA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

Apple (105,748 SF, 5.3% of GLA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property (the “Apple Cube Space”). Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property, while its store undergoes a renovation to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded Apple Cube Space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)	Underwritten $ per SF(2)
Base Rent(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065	$133.83
Straight Line Rent(3)	0	0	0	0	11,269,632	5.66
Rent Abatements(4)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	16,547,756	8.32
Reimbursements	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	13.88
Mark to Market(5)	0	0	0	0	17,100,676	8.59
Apple Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916	2.47
Direct Utilities	2,040,806	2,298,058	2,229,659	1,242,134	2,345,676	1.18
Service Income	2,596,805	2,976,371	3,277,203	3,357,322	4,425,456	2.22
Other Income(6)	16,176,651	7,995,847	2,733,268	569,626	754,455	0.38
Gross Revenue	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$351,312,174	$176.54
Vacancy & Credit Loss	0	0	0	0	(16,547,756)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	$168.22

Real Estate Taxes	$48,843,713	$56,588,425	$64,304,184	$69,746,440	$76,093,094	$38.24
Insurance	5,185,870	4,151,381	3,138,234	2,868,853	2,820,108	1.42
Management Fee(7)	5,242,237	5,338,307	5,478,829	5,405,290	1,000,000	0.50
Other Operating Expenses	24,989,132	25,925,053	26,335,252	26,903,525	27,544,807	13.84
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	$54.00

Net Operating Income(8)	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	$114.23
TI/LC	0	0	0	0	5,363,618	2.70
Capital Expenditures	0	0	0	0	397,997	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	$111.33

Occupancy	96.9%	98.5%	96.7%	96.3%	95.0%(9)
NOI Debt Yield(10)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DSCR(10)	3.29x	3.23x	2.94x	2.96x	4.33x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Underwritten $ per SF reflects contractual rents as of June 1, 2017, and includes rent steps through June 2018. Various adjustments have been made to the in place rents which are detailed below:

(i)	Apple is currently undergoing a major renovation to their Apple Cube Space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple Cube Space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil has executed a renewal for 389,843 SF of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(v)	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per SF in base rent. Continental Grain’s direct rent in 2020 of $110.00 per SF has been underwritten. BPLP provided a guaranty for the gap rent until 2020.

(3)	Underwritten Straight Line Rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Apple has an abatement period for its percentage rent component that commences in October 2017 until it has moved into its expanded and redeveloped space. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. Underwritten Apple Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.

(5)	Rents have been marked up or down, as applicable, based on the appraiser’s conclusion of market rents.

(6)	Underwritten Other Income primarily consists of net antenna income.

(7)	Contractual management fee is equal to 2.0% of Effective Gross Income. Underwritten management fee is capped at $1,000,000.

(8)	The Net Operating Income for the period beginning on January 1, 2017 and ending on March 31, 2017 was $49,643,832.

(9)	Underwritten Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(10)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

■	Appraisal. According to the appraisal, the General Motors Building Property has an “as-is” appraised value of $4,800,000,000 as of May 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$4,600,000,000	N/A	3.50%
Discounted Cash Flow Approach	$4,800,000,000	6.00%	4.50	%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the General Motors Building Property.

■	Market Overview and Competition. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per SF, above the direct primary Midtown Manhattan average of $88.93 per SF.

According to the appraisal, as of the first quarter of 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per SF. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per SF over the same time period.

The following table presents certain information relating to the Class A Office Market for the Plaza District as of first quarter 2017:

Plaza District - Class A Office Market Summary(1)
	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Rental Rate	YTD Leasing Activity
Madison/Fifth	19,782,877	11.8%	11.0%	$110.15	296,980
Park Avenue	21,842,808	12.4%	9.2%	$101.41	249,730
Sixth Avenue/Rockefeller Center	39,485,121	10.9%	8.8%	$92.13	890,591
Total / Wtd. Avg.	81,110,806	11.5%	9.4%	$99.69	1,437,301

(1)	Source: Appraisal.

The appraiser identified 10 comparable recent office leases ranging in tenant size from 4,002 SF to 110,025 SF. The comparable leases are all located in buildings similar in class to the General Motors Building Property, and in the General Motors Building Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from six to fifteen years and exhibit a range of rents from $108.50 per SF to $180.00 per SF, with an average of $148.95 per SF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $108.37 per SF to $189.50 per SF, with an average of $156.50 per SF. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per SF to $100.00 per SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

The following table presents certain information relating to recent office leasing activity for the General Motors Building Property’s office market:

Recent Office Leasing Activity(1)
Address	590 Madison Avenue	520 Madison Avenue	375 Park Avenue	9 West 57th Street	650 Madison Avenue	450 Park Avenue	399 Park Avenue	9 West 57th Street	375 Park Avenue	375 Park Avenue
Year Built	1982	1982	1958	1971	1987	1972/2003	1961	1971	1958	1958
Office GLA (SF)	1,016,413	849,600	830,009	1,500,000	521,544	247,242	1,250,000	1,500,000	830,009	830,009
No. Stories	43	43	38	50	27	33	39	50	38	38
Lease Information
Tenant Name	Cemex	CIC Union	Servcorp NYC	Qatar Investment Authority	Carson Family Trust	Banco Bradesco	Morgan Stanley	Zimmer Partners	Fried Frank	Strategic Asset Services
Floor(s) Leased	Pt. 27th	Ent. 36th-37th	Pt. 26th	Pt. 38th	Pt. 26th	Ent. 32nd-33rd	Ent. 12th, Ent. 23rd, Ent. 24th	Pt. 33rd	Pt. 36th-37th	Pt. 20th
Lease Date	Feb-2017	Jan-2017	Jan-2017	Jan-2017	Jan-2017	Dec-2016	Jul-2016	Jul-2016	Jun-2016	May-2016
Term (Years)	15	10	10	10	10	13	15	10	6	7
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size	5,903	46,822	9,572	14,000	4,002	21,822	110,025	20,100	11,703	16,000
Rent per SF	$145.00	$127.00	$173.00	$180.00	$120.00	$149.00	$108.50	$155.00	$167.00	$165.00
Rent Steps	$155.00 (Yr. 5)	$136.00 (Yr. 6)	$183.00 (Yr. 6)	$185.00 (Yr. 6)	$130.00 (Yr. 6)	$159.00 (Yr. 6)	$118.50 (Yr. 6)	$165.00 (Yr. 6)	$174.00 (Yr. 5)	$170.00 (Yr. 5)
	$165.00 (Yr. 10)	$145.00 (Yr. 11)					$128.50 (Yr. 11)
Free Rent (Months)	8	13	4	6	6	11	10	0	6	3
Workletter (per SF)	$75.00	$77.50	$40.00	$65.00	$65.00	$70.00	$90.00	$110.00	$100.00	$35.00
Adjustments
Rent Concessions	$2.89	($1.81)	$14.53	$9.50	$6.50	$0.96	($0.13)	$11.50	$8.92	$22.68
Effective Adjusted Rent per SF	$147.89	$125.19	$187.53	$189.50	$126.50	$149.96	$108.37	$166.50	$175.92	$187.68

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

The following table presents certain information relating to the appraiser’s concluded office rental rate for the General Motors Building Property:

Office Market Rent Conclusion(1)
Market Rent	Floors	Rent per SF
	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Free Rent (months)	10	12
Tenant Improvements (per SF)	$65.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million SF that exhibited a gross rental range of $75.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $200.00 per SF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total / Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

(1)	Source: Appraisal.

The General Motors Building Property is located in both the Upper Fifth Avenue retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street, as well as the Madison Avenue retail submarket, which is defined as Madison Avenue between the north side of 57th Street and the south side of 72nd Street. The appraiser noted that the leasing markets along Fifth Avenue and Madison Avenue are among those with the highest rental rates in Manhattan and the United States as a whole. As of the first quarter 2017, direct asking rents in the Upper Fifth Avenue retail submarket and Madison Avenue retail submarket were $3,123 per SF and $1,407 per SF, respectively. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 17.4% for the Upper Fifth Avenue retail submarket and 22.9% for the Madison Avenue retail submarket, for the first quarter 2017. The appraisal identified eight recent comparable retail leases which are detailed in the following chart.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

45

LOAN #1: general motors building

The following table presents certain information relating to recent retail leasing activity in the General Motors Building Property’s retail market:

Comparable Retail Leases(1)
Address	723 Madison Avenue	650 Fifth Avenue	680 Madison Avenue	683 Fifth Avenue	685 Fifth Avenue	683 Madison Avenue	730 Fifth Avenue	650 Madison Avenue
Tenant Name	Paule Ka	Nike	Tom Ford	Stuart Weitzman	Coach	Bally’s	Zegna	Moncler
Frontage	Madison Avenue	Fifth Avenue & 52nd Street	61st Street & Madison Avenue	Fifth Avenue	Fifth Avenue & 54th Street	Madison Avenue & 61st Street	West 57th Street	Madison Avenue & East 60th Street
Lease Date	Dec-16	Dec-16	Aug-16	Jun-16	Feb-16	Jan-16	Feb-16	Sep-15
Original Term	10	15.5	10	10	10	10	15	10
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size (SF)	867 Grade	7,008 Grade	3,470 Grade	1,281 Grade	4,627 Grade	3,013 Grade	1,600 Grade	3,000 Grade
	415 LL	4,706 LL	5,000 2nd		5,247 LL		850 LL
	379 2nd	9,500 2nd			1,601 Mezz		1,600 Mezz
		12,000 3rd			6,337 2nd		7,530 2nd
		12,000 4th			6,337 3rd
12,000 5th
12,000 6th
Base Rent	$1,452,225	$33,190,000	$6,300,000	$5,000,000	$21,000,000	$5,001,580	$7,200,000	$4,500,000
Base Rent (per SF)	$1,600 Grade	$3,500 Grade	$1,650 Grade	$3,903 Grade	$3,550 Grade	$1,660 Grade	$3,515 Grade	$1,500 Grade
	$50 LL	$50 LL	$115 2nd		$150 LL		$150 LL
	$125 2nd	$350 2nd			$200 Mezz		$200 Mezz
		$200 3rd			$400 2nd		$150 2nd
		$75 4th			$150 3rd
$75 5th
$75 6th
Escalations	N/A	% Incr. / Yr.	N/A	% Incr. / Yr.	9% Incr. / 3 Yrs.	% Incr. / Yr.	% Incr. / Yr.	% Incr. / Yr.
Free Rent (Months)	5	6	6	6	9	6	6	6
Workletter (per SF)	$0.00	$508.00	$1,534.83	$0.00	$869.60	$0.00	$1,727.12	$0.00

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the General Motors Building Property:

Retail Market Rent Conclusion(1)
Tenant Category	Rent per SF
Retail (Lobby)	$140.00
Retail (Basement)	$250.00
Retail (Concourse)	$75.00
Retail (Madison Corner)	$1,250.00
Retail (Madison Midblock)	$1,200.00
Retail (Fifth Avenue)	$1,500.00
Retail (2nd Floor)	$250.00
Lease Term (years)	10
Free Rent (mos)	6
Tenant Improvements (Per SF)	$0.00
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal.

■	The Borrower. The borrower is 767 Fifth Partners LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Loan Combination. The sponsors for the General Motors Building Loan are BPLP, a Delaware limited partnership, 767 LLC, a Delaware limited liability company, and Sungate Fifth Avenue LLC, a Delaware limited liability company. Other than the borrower, no person or entity guarantees the non-recourse carveouts or provides environmental indemnities with respect to the General Motors Building Loan Combination. Boston Properties, Inc. (“Boston Properties”) is a self-administered and self-managed publicly traded real estate investment trust that conducts its business through BPLP, which in turn holds all of Boston Properties’ interests. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter of 2017. For the same time period, BPLP reported that its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 per SF with over 3.4 million SF of office space under development nationwide. BPLP’s office buildings under development are 65% pre-leased and include Salesforce Tower in San Francisco, California, which is expected to be the tallest building in San Francisco when complete.

■	Escrows. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each due date an amount equal to one-twelfth of (i) the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, and (ii) the insurance premiums that the lender reasonably estimates will be payable for renewal of the coverage afforded by the policies upon their expiration, provided that the borrower’s obligation to deposit such amount is provisionally suspended upon delivery to the lender of evidence satisfactory to the lender that some or all of the policies of insurance required to be maintained by the borrower pursuant to the General Motors Building Loan documents are maintained pursuant to blanket insurance policies which blanket insurance policies otherwise comply with the requirements of the General Motors Building Loan documents. Notwithstanding the foregoing, in connection with the origination of the General Motors Building Loan, the borrower has the right to deliver the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts, so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrower to the lender in lieu of making the deposits to any reserve accounts and/or any letter of credit delivered by

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

the borrower to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrower is required to have on deposit for such purpose. The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Loan Combination.

In the event of any downgrade, withdrawal or qualification of the rating of BPLP Guarantor by any rating agency such that the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

At closing, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing tenant improvement and leasing commission costs and $161,161,013 in existing gap rent and free rent obligations.

■	Lockbox and Cash Management. The General Motors Building Loan documents require a hard lockbox with springing cash management. The General Motors Building Loan documents required the borrower to deliver tenant direction letters at closing, directing tenants to pay rent directly to a lender-controlled lockbox account and require rents received by the borrower or the property manager with respect to the General Motors Building Property to be deposited into such lockbox account within five business days after receipt thereof during the term of the General Motors Building Loan. During the continuance of a Cash Management Sweep Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the General Motors Building Loan documents is continuing, applied to payment of debt service and funding of required reserves, with the remainder (i) to the extent a Cash Management Sweep Period is continuing, first applied to pay monthly operating expenses and then deposited into an excess cash flow reserve and held by the lender as additional collateral for the General Motors Building Loan; provided, however, if no event of default is continuing, such funds are required to be disbursed to the borrower within ten days after the lender’s receipt of a written request from the borrower (at its election) (a) to pay shortfalls on debt service on the General Motors Building Loan Combination, (b) to disburse monthly operating expenses (including payments to any affiliate of the borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget and extraordinary expenses reasonably approved by the lender, (c) to pay capital expenditures (other than payments to any affiliate of the borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions, and (ii) to the extent no Cash Management Sweep Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the General Motors Building Loan documents, the lender may apply any funds in the cash management account to amounts payable under the General Motors Building Loan (and/or toward the payment of expenses of the General Motors Building Property), in such order of priority as the lender may determine.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the General Motors Building Loan Combination being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x to be held as an additional reserve fund, (y) a letter of credit satisfying the requirements in the General Motors Building Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: general motors building

■	Property Management. The General Motors Building Property is managed by BPLP, a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the General Motors Building Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the General Motors Building Loan documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on an arms-length basis and commercially reasonable market terms and a subordination of management agreement reasonably acceptable to the lender, and, if such Qualified Manager is an affiliate of the borrower, upon delivery of a new non-consolidation opinion.

A “Qualified Manager” means (a) any affiliate of BPLP, (b) a property manager which has at least 10 years’ experience in the management of Class A office buildings in Manhattan, New York which at the time of its engagement as property manager of the General Motors Building Property has under management at least five million leasable SF comprising at least ten Class A office buildings, provided that such property manager is not the subject of a bankruptcy or similar insolvency proceeding; or (c) any other management organization approved by the lender in its reasonable discretion, for which the lender shall have received a rating agency confirmation in connection therewith.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the General Motors Building Property with no deductible in excess of $100,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, in no event is the borrower required to pay insurance premiums for terrorism insurance exceeding two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of such terrorism insurance exceeds the Terrorism Premium Cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. Provided that TRIPRA remains in effect, the borrower is permitted to maintain terrorism coverage from a captive insurance company pursuant to the conditions of the General Motors Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

49

LOAN #2: lakeside shopping center

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

VETERANS MEMORIAL BOULEVARD
NORTH CAUSEWAY BOULEVARD
SEVERN AVENUE
17TH STREET
PARKING DECK
SECOND FLOOR
BRAVO
SUCRÉ
macy's
FOREVER 21
J.CREW
EXPRESS
PACSUN
HOLLISTER
AÉROPOSTALE
Disney store
SEPHORA
ZARA
COACH
GAP
ARMANI EXCHANGE
chico's
RESTORATION HARDWARE
LANE BRYANT
FOOD COURT
Madewell
ATHLETA
PANDORA
zumiez
jcpenney
Free People
VICTORIA'S SECRET
The Cheesecake Factory
pottery barn kids
Lids
AVEDA
Microsoft
ALDO
GameStop
LEE MICHAELS
MIMI KIDS
lululemon athletica
Abercrombie & Fitch
Brookstone
ANN TAYLOR
CHAMPS
AMERICAN EAGLE
Justice
RED LOBSTER
Dillard's
WHITNEY BANK
Fleming's
DICK'S SPORTING GOODS
EVERY SEASON STARTS AT
LOFT
Anchor
Major
In-Line
Food Court
Vacant
N

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Lake Pontchartrain
Lakeside Shopping Center
3301 Veterans Memorial Boulevard
Metairie, LA 70002
Lakeway Office Complex
East Jefferson General Hospital
Clearview Mall
Lafreniere Park
Metairie
West End
Lakewood
Lake Shore-Lake Vista
University of New Orleans
Fillmore
City Park
Dillard University
Tad Gormley Stadium
Delgado Community College-City Park
Fair Grounds Race Course
Seventh Ward
Metairie Cemetery
Metairie Country Club
New Orleans Country Club
Zephyr Field
Garden of Memories
New Orleans Saints Training Facility
New Orleans
Holly Grove
Marigny
Ochsner Medical Center -New Orleans
Xavier University of Louisiana
Louis Armstrong Park
Elmwood Village Center
Notre Dame Seminary
Louisiana St University School of Medicine
French Quarter
The Shoppes at Canal Place
Gert Town
Leonidas
Mercedes-Benz Superdome
Broadmoor
Riverwalk Marketplace
Tulane University
Central City
Audubon Golf Club
Audubon Park
Uptown
Saint Thomas
West Riverside
Mississippi River
Gretna
Westwego
Louisiana
Mississippi
Jackson
Alexandria
Baton Rouge
Lafayette

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Metairie, Louisiana	Cut-off Date Balance(3)		$59,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$144.47
Size (SF)	1,211,349	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 6/1/2017(1)	97.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017(1)	97.5%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	1960 / 2002	Mortgage Rate		3.77000%
Appraised Value	$365,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/7/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Jeffrey J. Feil	Original Interest Only Period (Months)		120
Property Management	Broadwall Management Corp.	First Payment Date		9/1/2017
		Maturity Date		8/1/2027

Underwritten Revenues(1)	$32,713,717
Underwritten Expenses	$12,933,343	Escrows(4)
Underwritten Net Operating Income (NOI)	$19,780,375		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,307,305	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	47.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	47.9%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.96x / 2.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.3% / 10.5%	Other(5)	$8,820,522	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$175,000,000	100.0%	Loan Payoff	$95,495,796	54.6%
			Principal Equity Distribution	69,947,856	40.0
			Reserves	8,820,522	5.0
			Closing Costs	735,826	0.4
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

(1)	Occupancy and Underwritten Revenues includes five tenants including Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, representing 4.8% of GLA and 8.0% of underwritten base rent, which have executed leases but are not yet in occupancy or paying rent. Such tenants are anticipated to take occupancy between November 2017 and June 2018. Only the gap rent relating to Zara, Charles Schwab and Flemings Prime Steakhouse, collectively representing 6.8% of underwritten base rent, has been reserved.

(2)	Calculated based on the aggregate outstanding principal balance of the Lakeside Shopping Center Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $59,000,000 represents the controlling note A-1, which is part of a loan combination evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $175,000,000. The related companion loans are evidenced by (i) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, and is expected to be contributed to the WFCM 2017-C39 securitization transaction and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, is currently held by Barclays Bank PLC or an affiliate, and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Other upfront reserves are comprised of $7,606,095 for specified tenant improvement and leasing commissions and $1,214,427 for gap rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Lakeside Shopping Center Loan”) is part of a loan combination (the “Lakeside Shopping Center Loan Combination”) evidenced by three pari passu notes that are collectively secured by a first mortgage encumbering the borrower’s fee and leasehold interest in a super regional mall located in Metairie, Louisiana (the “Lakeside Shopping Center Property”). The Lakeside Shopping Center Loan, which is evidenced by the controlling note A-1, had an original principal balance of $59,000,000, has an outstanding principal balance as of the Cut-off Date of $59,000,000 and represents approximately 6.3% of the Initial Pool Balance. The related companion loans had an aggregate original principal balance of $116,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $116,000,000 and are evidenced by (i) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, is currently being held by Wells Fargo Bank, National Association and is expected to be contributed to the WFCM 2017-C39 securitization transaction and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Lakeside Shopping Center Loan Combination was co-originated by Morgan Stanley Bank, N. A., Wells Fargo Bank, National Association and Barclays Bank PLC on July 28, 2017, had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.77000% per annum. The proceeds of the Lakeside Shopping Center Loan Combination were primarily used to retire the existing debt on the Lakeside Shopping Center Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Lakeside Shopping Center Loan Combination has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Lakeside Shopping Center Loan Combination requires interest only payments on each due date. The scheduled maturity date of the Lakeside Shopping Center Loan Combination is the due date in August 2027. Provided that no event of default has occurred and is continuing under the Lakeside Shopping Center Loan Combination documents, at any time after the earlier of July 28, 2020 and the second anniversary of the securitization of the last portion of the Lakeside Shopping Center Loan Combination, the Lakeside Shopping Center Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Lakeside Shopping Center Loan

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

Combination documents. Voluntary prepayment of the Lakeside Shopping Center Loan Combination is permitted (in whole, but not in part) without penalty on or after the due date in April 2027.

■	The Mortgaged Property. The Lakeside Shopping Center Property comprises a one-story 1,211,349 SF super regional mall located in Metairie, Louisiana, approximately 7.8 miles northwest of New Orleans. The Lakeside Shopping Center Property is anchored by Dillard’s, Macy’s and JC Penney, all of which serve as collateral for the Lakeside Shopping Center Loan Combination. There are seven free-standing, outparcel buildings, which include three traditional multi-tenant strip retail structures, a free-standing bank branch, and three free-standing restaurants which are also included in the collateral. Other notable tenants at the Lakeside Shopping Center Property include Zara (not yet in occupancy), Apple, Forever 21, Victoria’s Secret, Restoration Hardware, Pottery Barn, J. Crew, Willams Sonoma, Microsoft, Athleta and other major national and regional retailers. The Lakeside Shopping Center Property contains a total of 5,232 parking spaces comprised of three parking garage structures totaling 3,203 parking spaces and 2,029 surface parking spaces (approximately 4.3 spaces per 1,000 SF).

The Lakeside Shopping Center Property was originally constructed in 1960 and subsequently expanded several times. The borrower acquired the Lakeside Shopping Center Property in 1970 and, according to the borrower, has invested over $86.7 million ($72 per SF) in capital improvements since 2005, including approximately $46.9 million in 2007-2008 to construct two new parking garages, approximately $5.0 million in 2012-2013 to construct a Cheesecake Factory, approximately $3.0 million on a new mall entrance, approximately $7.4 million in 2014 to remodel the food court and its entrances, bathrooms and common area upgrades and recently constructed a new strip center and two pad sites. A $10.0 million capital improvement plan for 2017-2018 includes a complete remodel of all common areas, the installation of skylights, new lighting and columns, and updated soft seating and amenities. The capital improvement plan will also include the construction and build-out of the Zara space. Zara’s lease is expected to commence in June 2018. Such capital improvements are permitted but not required under the Lakeside Shopping Center Loan Combination documents and have not been escrowed for.

As of June 1, 2017, the Lakeside Shopping Center Property was approximately 97.5% leased to over 120 tenants. From 2007 to 2016, occupancy at the Lakeside Shopping Center Property averaged 97.7%, never dropping below 95.2%. Apart from the anchor tenants, no tenant represents more than 3.0% of the GLA. JC Penney and Zara account for 5.6% and 4.3% of underwritten base rent, respectively, with no other tenant accounting for more than 3.2% of underwritten base rent. Total sales for all tenants, including anchors, that reported sales as of the trailing 12 month period ending April 30, 2017 were approximately $359.6 million. Total sales for all in-line and food court tenants that reported sales as of the trailing 12 month period ending April 30, 2017 were approximately $186.9 million. Sales per SF for comparable inline and food court tenants occupying less than 10,000 SF in 2014, 2015, 2016 and the trailing 12 month period ending April 30, 2017 were approximately $740, $784, $799 and $795, respectively, including Apple, and $608, $648, $657 and $651, respectively, excluding Apple. Occupancy costs for comparable inline and food court tenants occupying less than 10,000 SF for the same years were approximately 10.6%, 10.0%, 9.8% and 9.9%, respectively, including Apple and 12.8%, 12.0%, 11.9% and 12.0%, respectively, excluding Apple.

Anchor Sales Summary(1)

Tenant Name	2014	2015	2016	4/31/2017 TTM	Sales per SF
JC Penney	$20,123,607	$24,937,466	$23,676,934	NAV	$116(2)
Macy’s(3)	$46,918,633	$43,337,465	$39,222,133	$38,523,848	$168
Dillard’s	$64,544,357	$62,962,609	$57,212,818	$57,919,534	$199

(1)	Information as provided by the borrower sponsor.

(2)	JC Penney’s Sales per SF represents 2016 data.

(3)	Macy’s lease is a ground lease and it owns its own improvements.

The Lakeside Shopping Center Property is subject to two separate long-term ground leases encompassing a total of 24,560 SF with a current aggregate annual ground rent payment of $67,710. Both ground leases expire in 2056. The 5,760 SF ground lease is subject to re-appraisal after August 31, 2017 and every ten years thereafter, which may result in rent escalation. The rent on the other ground lease is subject to reappraisal every ten years, with the next reset after February 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Lakeside Shopping Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration(4)	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
JC Penney	B+/B1/B+	203,410	16.8%	$1,320,131	5.6%	$6.49	11/30/2022	$116	8.5%	4, 5-year options
Zara	NR/NR/NR	34,722	2.9	1,009,716	4.3	29.08	4/30/2028(5)	NA	NA	1, 5-year option
Victoria’s Secret	NR/NR/NR	13,459	1.1	740,245	3.2	55.00	11/30/2025	$742	10.3%	NA
Forever 21	NR/NR/NR	15,094	1.2	724,512	3.1	48.00	1/31/2018	$417	16.6%	NA
Macy’s(6)	BBB/Baa3/BBB-	229,520	18.9	649,542	2.8	2.83	1/31/2029	$168	2.1%	4, 5-year options, 1, 10-yr option
Dick’s Sporting Goods	NR/NR/NR	36,667	3.0	531,672	2.3	14.50	1/31/2021	$252	8.6%	4, 5-year options
Dillards	BBB-/Baa3/BBB-	291,700	24.1	499,974	2.1	1.71	12/31/2019	$199	0.9%	1, 10-year option
Champs	NR/NR/NR	4,500	0.4	495,000	2.1	110.00	1/31/2024	$1,191	11.2%	NA
Apple	NR/Aa1/AA+	5,260	0.4	466,667	2.0	88.72	1/31/2019	$7,096	1.3%	NA
Express	NR/NR/NR	8,464	0.7	465,520	2.0	55.00	7/31/2027	$596	9.2%	NA
Ten Largest Owned Tenants		842,796	69.6%	$6,902,978	29.5%	$8.19
Other		338,554	27.9%	$16,521,985	70.5%	48.80
Vacant		29,999	2.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,211,349	100.0%	$23,424,962	100.0%	$19.83

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent and U/W Base Rent $ per SF include contractual rent steps through July 30, 2018 totaling $420,066.

(4)	Most tenants have existing co-tenancy options to terminate their lease or cease operations at the Lakeside Shopping Center Property generally related to one or more anchor tenants or tenants in excess of 100,000 SF not being open for business and/or certain occupancy thresholds for inline gross leasable area not being maintained for a period of six to twelve months.

(5)	Zara has an early termination option if net sales for the third full lease year are less than $8.0 million. Zara’s lease is expected to commence June 2018.

(6)	Macy’s lease is a ground lease and it owns its own improvements.

The following table presents certain information relating to the lease rollover schedule at the Lakeside Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	3,020	0.2%	0.2%	$24,002	0.1%	$ 7.95	4
2017	2,322	0.2	0.4	549,668	2.3%	236.72	2
2018	52,024	4.3	4.7	2,442,261	10.4%	46.94	26
2019	358,007	29.6	34.3	3,195,857	13.6%	8.93	15
2020	30,050	2.5	36.8	1,729,215	7.4%	57.54	14
2021	63,990	5.3	42.1	2,088,586	8.9%	32.64	11
2022	235,698	19.5	61.5	3,021,892	12.9%	12.82	12
2023	24,888	2.1	63.6	1,747,188	7.5%	70.20	11
2024	30,568	2.5	66.1	1,613,418	6.9%	52.78	7
2025	53,657	4.4	70.5	2,613,729	11.2%	48.71	13
2026	7,183	0.6	71.1	603,132	2.6%	83.97	4
2027	19,274	1.6	72.7	877,383	3.7%	45.52	4
2028 & Thereafter	300,669	24.8	97.5	2,918,633	12.5%	9.71	9
Vacant	29,999	2.5	100.0	0	0.0%	0.00	0
Total / Wtd. Avg.	1,211,349	100.0%		$23,424,962	100.0%	$19.83	132(4)

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted average annual UW Base Rent $ per SF excludes vacant space.

(4)	MiMi’s Kids Boutique, Starbucks and Maggie G each operate under two leases.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

The following table presents certain information relating to historical leasing at the Lakeside Shopping Center Property:

Historical Leased %(1)

2012	2013	2014	2015	2016	As of 6/1/2017(2)
99.7%	98.3%	97.1%	98.2%	98.9%	97.5%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated June 1, 2017. Occupancy as of June 1, 2017 includes five tenants, Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, representing 4.8% of GLA, which have executed leases but are not expected to take occupancy until November 2017 to June 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lakeside Shopping Center Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$22,511,952	$22,224,455	$22,643,543	$22,644,279	$23,424,962	$19.34
Overage Rent	1,904,324	1,892,475	1,601,600	1,558,077	1,462,657(3)	1.21
Total Reimbursement Revenue	7,819,042	7,732,795	7,909,595	7,853,546	7,415,542	6.12
Other Income	413,733	556,196	460,051	447,054	410,556	0.34
Gross Revenue	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	$27.01

Effective Gross Income	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	$27.01

Total Operating Expenses	$12,900,841	$13,228,233	$13,589,313	$13,680,575	$12,933,343	$10.68

Net Operating Income	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$19,780,375	$16.32
TI/LC	0	0	0	0	1,230,800	1.02
Capital Expenditures	0	0	0	0	242,270	0.20
Net Cash Flow	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$18,307,305	$15.11

Occupancy	97.1%	98.2%	98.9%	97.3%(4)	97.5%(5)
NOI Debt Yield(6)	11.3%	11.0%	10.9%	10.8%	11.3%
NCF DSCR(6)	2.95x	2.87x	2.84x	2.81x	2.74x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on the rent roll as of June 1, 2017 and includes contractual rent increases through July 30, 2018 totaling $420,066 and income from Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, representing 8.0% of underwritten base rent, which have executed leases but are not yet in occupancy or paying rent. Gap rent was reserved only for Zara, Charles Schwab and Flemings Prime Steakhouse, which collectively represents 6.8% of underwritten base rent.

(3)	Overage Rent is based on April 30, 2017 TTM actual sales.

(4)	Occupancy for the TTM 3/31/2017 is based on the May 1, 2017 rent roll.

(5)	Underwritten Occupancy includes five tenants, Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill, and Free People, which have executed leases but are not expected to take occupancy until November 2017 to June 2018. Under the terms of their leases, such tenants may have the right to take occupancy and commence paying rent at a date later than the anticipated date. See “Description of the Mortgage Pool—Tenant Issues-- Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the Preliminary Prospectus.

(6)	NOI Debt Yield and NCF DSCR are based on the outstanding principal balance of the Lakeside Shopping Center Loan Combination.

■	Appraisal. According to the appraisal, the Lakeside Shopping Center Property had an “as-is” appraised value of $365,000,000 as of June 7, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$372,000,000	N/A	5.25%
Discounted Cash Flow Approach	$365,000,000	6.50%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report, dated June 13, 2017, there is a controlled recognized environmental condition, as well as certain other environmental matters, related to prior automotive service uses at the Lakeside Shopping Center Property. The borrower has an existing Premises Pollution Liability-type environmental insurance policy covering multiple locations with an aggregate $20,000,000 limits of liability and $5,000,000 per claim (with a $2,000,000 sublimit being set-aside for the Lakeside Shopping Center Property) with a term expiring June 18, 2022 and a $25,000 deductible. In addition, the loan documents include the borrower’s covenant to renew the environmental insurance policy for an additional 5-year term in 2022, and for an additional 3 year term in 2027. The lender and its successors will be an additional named insured to the environmental insurance policy. See “Description of the Mortgage Pool–Environmental Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

■	Market Overview and Competition. The Lakeside Shopping Center Property is located in Metairie, Louisiana, approximately 8.0 miles northwest of downtown New Orleans, Louisiana. Metairie is located in Jefferson Parish, and is bordered by Lake Pontchartrain to the north, the Mississippi River to the south, the Louis Armstrong International Airport to the west and New Orleans to the east. The Lakeside Shopping Center Property is located at the northwest corner of the North Causeway Boulevard and Veterans Memorial Boulevard intersection, approximately one half mile north of Interstate 10. North Causeway Boulevard serves as the primary north-south arterial for the submarket while Interstate 10 serves as the primary east-west arterial through southern Louisiana. The local area surrounding the Lakeside Shopping Center Property is primarily commercial along primary roadways with residential along secondary roadways. According to the appraisal, the Lakeside Shopping Center Property has a primary trade area encompassing a five-mile radius and a secondary trade area spanning up to ten miles.

The port of New Orleans serves as one of the primary employment and economic drivers for the region, contributing to an employment base dominated by the energy, manufacturing, port and pipeline, and tourism industries, with healthcare systems and multiple universities also serving as some of the largest employers in the metropolitan statistical area. According to the appraisal, the top three employers in the New Orleans metropolitan statistical area are the Ochsner Health System, Naval Air Station Joint Reserve Base New Orleans and Louisiana State University Health, employing approximately 14,500, 7,200 and 7,000 people, respectively.

According to the appraisal, the estimated 2016 population within a three-, five- and 10-mile radius of the Lakeside Shopping Center Property was 122,663, 277,319 and 656,089, respectively. The estimated 2016 average household income within a three-, five- and 10-mile radius of the Lakeside Shopping Center Property was $80,218, $77,112 and $67,288, respectively. The estimated 2016 population and average household income for the New Orleans core based statistical area (CBSA) are 1,262,777 and $70,321, respectively.

According to a third party report the Lakeside Shopping Center Property is located in the Causeway Corridor submarket of the New Orleans/Metairie/Kenner retail market. As of the second quarter of 2017, the Causeway Corridor retail submarket contained 146 buildings comprising approximately 2.4 million SF with a vacancy rate of 2.4%. As of the same period, the Mall subsector of the New Orleans/Metairie/Kenner retail market contained 10 centers comprising approximately 5.8 million SF with a vacancy rate of 4.7%. Between 2009 and 2016, the Mall subsector of the New Orleans/Metairie/Kenner retail market has maintained an average year-end occupancy of 94.5%, never falling below 91.7%.

According to the appraisal, primary competitors within the Lakeside Shopping Center Property’s primary trade area include the Clearview Mall and The Esplanade. According to the appraisal, the Clearview Mall is a Target and Sears-anchored mall with estimated sales of approximately $285 per SF and The Esplanade is a Macy’s, Dillard’s and Target anchored mall with sales of approximately $235 per SF.

The following table presents certain information relating to the primary competition for the Lakeside Shopping Center Property:

Competitive Set(1)

	Lakeside Shopping Center (Subject)	Clearview Mall	The Esplanade	The Shops at Canal Place	Oakwood Center
Distance from Subject	-	1.6 miles	5.5 miles	6.7 miles	9.2 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Fashion/Specialty Center	Super Regional Mall
Year Built	1960	1966	1984	1982	1966
Total GLA	1,211,349(2)	700,000	965,858	269,376	907,145
Total Occupancy	97.5%(2)	90.0%	89.0%	98.0%	98.0%
Sales per SF	$795(3)	$285	$235	$625	$400
Anchors	Dillard’s, Macy’s, JCPenney, Dick’s Sporting Goods	Target, Sears, AMC Theatres, Bed Bath & Beyond	Macy’s (closing), Dillard’s, Target, The Grand Theatre	Saks Fifth Avenue	Sears (closing), Dillard’s, JCPenney, Dick’s Shoe Dept/Encore

(1)	Source: Appraisal.

(2)	Per underwritten rent roll.
(3)	Sales per SF for the Lakeside Shopping Center Property includes food court tenants.

■	The Borrower. The borrower is Causeway LLC, a Delaware limited liability company, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lakeside Shopping Center Loan Combination. The borrower sponsor and non-recourse carveout guarantor for the Lakeside Shopping Center Loan Combination is Jeffrey J. Feil.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

Jeffrey J. Feil is the CEO of the Feil Organization. The Feil Organization, founded over 60 years ago, is a real estate company that developed and manages over 26.0 million SF of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. The Feil Organization’s New Orleans market real estate holdings include approximately 1.7 million SF of retail space, 2.9 million SF of office space, 700,000 SF of industrial space and 942 multifamily units.

■	Escrows. The Lakeside Shopping Center Loan Combination documents provide for upfront escrows at closing in the amount of $7,606,095 for tenant improvement and leasing commission (“TI/LC”) costs relating to Zara ($3,000,000), Charles Schwab ($2,000,000), Whitney Bank ($1,035,325), Free People ($475,000), Express ($423,200), Flemings Prime Steakhouse ($390,320), J. Jill ($247,250) and Regis Corporation ($35,000); and $1,214,427 for gap rent relating to Zara ($841,430), Charles Schwab ($325,000), and Flemings Prime Steakhouse ($47,997).

During a Lakeside Shopping Center Trigger Period (as defined below), the borrower is required to deposit monthly escrows equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of the coverage (unless the Lakeside Shopping Center Property is insured under an acceptable blanket insurance policy), the monthly amount due under the ground lease for the month in which such due date occurs, into a ground rent reserve, $20,193 into a replacement reserve (provided that the borrower is not required to make the monthly deposit to the replacement reserve if it would cause the amount then on deposit to exceed $1,000,000), and an amount equal to $0.10 per SF for leases at the Lakeside Shopping Center Property covering less than 20,000 SF into a tenant improvements and leasing commissions reserve.

■	Lockbox and Cash Management. The Lakeside Shopping Center Loan Combination is structured with a hard lockbox with springing cash management. The Lakeside Shopping Center Loan Combination documents require the borrower to direct all tenants to pay their rents directly into a lender-controlled lockbox account. The Lakeside Shopping Center Loan Combination documents also require that all rents received by the borrower or the property manager be deposited into such lockbox account within one business day of receipt. If no Lakeside Shopping Center Trigger Period exists, all funds in the lockbox account are required to be swept on a daily basis to the borrower’s operating account. Upon the first occurrence of a Lakeside Shopping Center Trigger Period, the lender has the right to establish a lender controlled cash management account. During the continuance of a Lakeside Shopping Center Trigger Period, all cash flow is required to be swept daily from the lockbox account into such lender-controlled cash management account and applied in accordance with the Lakeside Shopping Center Loan Combination documents to make deposits into reserve funds, as described under “-Escrows” above, to pay debt service on the Lakeside Shopping Center Loan Combination; provided that the Lakeside Shopping Center Loan Combination has not been accelerated, to pay approved operating expenses in accordance with the approved annual budget, and to deposit the remainder into a cash sweep account to be held as additional collateral for the Lakeside Shopping Center Loan Combination during the continuance of such Lakeside Shopping Center Trigger Period.

A “Lakeside Shopping Center Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Lakeside Shopping Center Loan Combination documents or (ii) the debt yield being less than 8.0% for two consecutive calendar quarters. A Lakeside Shopping Center Trigger Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt yield being at least 8.0% for two consecutive calendar quarters. However, with respect to clause (ii), the failure to maintain a debt yield of at least 8.0% for two consecutive calendar quarters will not result in the occurrence of a Lakeside Shopping Center Trigger Period if within 10 business days after borrower’s receipt of written notice of the failure to satisfy the debt yield requirement, the borrower delivers a letter of credit in an amount which, if applied as a partial prepayment of the Lakeside Shopping Center Loan Combination, would cause the debt yield to be greater than or equal to 8.0%.

■	Property Management. The Lakeside Shopping Center Property is managed by Broadwall Management Corp., an affiliate of the borrower, pursuant to the terms of the management agreement. If (a) an event of default under the Lakeside Shopping Center Loan Combination has occurred and is continuing, (b) the manager shall no longer be affiliated with the borrower, (c) the manager is insolvent or is a debtor in a bankruptcy proceeding, or (d) the manager is in monetary or material non-monetary default under the management agreement beyond any applicable notice, grace and cure periods or has engaged in gross negligence, fraud or willful misconduct, then the lender, at its option, may require the borrower to engage a replacement management agent that is a Qualified Manager (as defined below) chosen by the borrower.

A “Qualified Manager” means a manager that is a reputable and experienced professional management organization (a) having at least 15 years’ experience managing, and at such time manages, at least 2,000,000 SF of like or better

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: lakeside shopping center

quality retail space (excluding the Lakeside Shopping Center Property) or (b) any other reputable and experienced professional management organization approved by the lender.

The borrower may not replace the property manager without the consent of the lender, which may not be unreasonably withheld.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Lakeside Shopping Center Loan Combination documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lakeside Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity; provided that so long as TRIPRA is in effect, and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA in satisfaction of the foregoing requirements. If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism insurance coverage is commercially available, the borrower is required to carry terrorism insurance coverage as described above, provided that the borrower is not required to spend on terrorism insurance more than one and a half (1.5) times the insurance premium then payable for the property and business interruption coverage required under the Lakeside Shopping Center Loan Combination (without giving effect to the cost of terrorism components of such coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

Floor	Tenants
30	Quarles & Brady LLP 23,309 SF | 9/2028
29	Quarles & Brady LLP 23,309 SF | 9/2028
28	Quarles & Brady LLP 23,309 SF | 9/2028
27	Quarles & Brady LLP 23,309 SF | 9/2028
26	Quarles & Brady LLP 23,309 SF | 9/2028
25	Quarles & Brady LLP 23,309 SF | 9/2028
24	Quarles & Brady LLP 23,309 SF | 9/2028
23	Quarles & Brady LLP 23,309 SF | 9/2028
22	Morgan Stanley Smith Barney 20,944 SF | 4/2023; CoStar Group 2,471 SF | 11/2020
21	Nicholas Company, Inc. 11,676 SF | 4/2027; Vacant 1,797 SF; Vacant 4,103 SF; Vacant 8,576 SF; Robert Half International, Inc 8,010 SF | 2/2021
20	Landaas & Company 12,184 SF | 4/2019; Landaas & Company 974 SF | 4/2019; Vacant 9,715 SF
19	American Appraisal Associates 22,785 SF | 4/2022
18	Lindner & Marsack, S.C. 13,664 SF | 11/2023; Lindner & Marsack, S.C. 352 SF | 11/2023; Clearly Gull, Inc. 7,779 SF | 9/2027; Vacant 2,013 SF; Vacant 173 SF
17	UBS Financial Services, Inc. 3,662 SF | 9/2024; Generation Growth Capital, Inc. 2,552 SF | 12/2021; Generation Growth Capital, Inc. 651 SF | 12/2021; Vacant 4,614 SF
16	RSM US LLP 14,010 SF | 6/2023; US Legal Support Inc. 2,435 SF | 9/2022; Vacant 7,397 SF; Vacant 174 SF
15	Decision Resources, Inc. 24,016 SF | 5/2027
14	PNC, National Association 10,000 SF | 4/2019; PNC, National Association 3,992 SF | 4/2019; PNC, National Association 112 SF | 4/2019; Vacant 9,301 SF
13	Mercer (US) Inc. 22,638 SF | 11/2023
12	Mercer (US) Inc. 4,925 SF | 11/2023; Vacant 1,806 SF; Vacant 3,146 SF; Von Briesen & Roper, SC 1,573 SF | 12/2017; Mason Wells, Inc. 8,113 SF | 11/2023; Mason Wells, Inc. 3,339 SF | 11/2023; Vacant 181 SF
11	Von Briesen & Roper, SC 22,638 SF | 5/2023
10	Von Briesen & Roper, SC 22,638 SF | 5/2023
9	Von Briesen & Roper, SC 22,638 SF | 5/2023
8	Northwestern Mutual Life Insurance 23,992 SF | 3/2019
7	Northwestern Mutual Life Insurance 23,992 SF | 3/2019
6	Wisconsin Athletic Club 23,138 SF | 8/2025
5	Management Office 2,707 SF; ABM Janitorial 3,734 SF | 6/2020; Wisconsin Athletic Club 7,847 SF | 8/2025; Level 3 Communications 7,730 SF | 9/2017; Rau Family Dentistry 1,126 SF | 5/2019; Vacant 185 SF
4	Central Parking Systems, Inc. 1,450 SF | MTM; Vacant 1,202 SF; Jeff Rhine dba Virtual Empire 237 SF | 4/2020; Central Parking Systems, Inc. 300 SF | MTM; Von Briesen & Roper, SC 912 SF | 5/2023; Vacant 5,076 SF; Vacant 3,008 SF
3	Vacant 12,424 SF; Vacant 5,297 SF; Vacant 780 SF; Wynn Capital Management 1,203 SF | 11/2017; Vacant 201 SF
2	
1	PNC, National Association 12,500 SF | 4/2019; Davian's 8,501 SF | 5/2018; Conference Center 1,180 SF; Wooll Enterprises LLC 950 SF | MTM; The Rauser Agency, Inc. 1,532 SF | 12/2020; Vacant 641 SF; Charles Schwab & Co., Inc. 4,472 SF | 4/2021; Vacant 1,310 SF
CC	Northwestern Mutual Life Insurance 8,336 SF | 3/2019

VACANT | MTM | BUILDING | 2017 – 2018 | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

Germantown
Mequon
Menomonee Falls
Brookfield
Wauwatosa
Waukesha
Milwaukee
New Berlin
Franklin
Muskego
South Milwaukee
Oak Creek
Lake Michigan
YANKEE HILL
EAST TOWN
WEST TOWN
MILWAUKEE
HISTORIC THIRD WARD
411 East Wisconsin
411 East Wisconsin Avenue
Milwaukee, WI 53202
Cathedral Square
Pere Marquette Park
Zeidler Park
U.S. Post Office
Wisconsin Center
794
MAP © 2017 CARTIFACT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Milwaukee, Wisconsin	Cut-off Date Balance(3)		$56,250,000
Property Type	Office	Cut-off Date Balance per SF(2)		$138.10
Size (SF)	678,839	Percentage of Initial Pool Balance		6.0%
Total Occupancy as of 6/6/2017(1)	87.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/6/2017(1)	87.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984 / 2014-2016	Mortgage Rate		4.14000%
Appraised Value	$133,200,000	Original Term to Maturity (Months)		120
Appraisal Date	5/23/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Middleton Partners LLC	Original Interest Only Term (Months)		36
Property Management	Inland Companies, Inc. D/B/A Colliers International	First Payment Date		8/1/2017
		Maturity Date		7/1/2027

Underwritten Revenues(1)	$17,818,325
Underwritten Expenses	$7,761,032	Escrows(4)
Underwritten Net Operating Income (NOI)(1)	$10,057,294		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$7,991,778	Taxes	$467,778	$233,889
Cut-off Date LTV Ratio(2)	70.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	61.1%	Replacement Reserve	$0	$11,135
DSCR Based on Underwritten NOI / NCF(1)(2)	1.84x / 1.46x	TI/LC(5)	$0	$75,089
Debt Yield Based on Underwritten NOI / NCF(1)(2)	10.7% / 8.5%	Other(6)	$627,920	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$93,750,000	73.6%	Purchase Price(7)	$122,329,235	96.1%
Principal’s New Cash Contribution	33,550,286	26.4%	Closing Costs	3,875,353	3.0
			Reserves	1,095,698	0.9
Total Sources	$127,300,286	100.0%	Total Uses	$127,300,286	100.0%

(1)	Occupancy includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019. Rent from such tenant was not underwritten.

(2)	Calculated based on the aggregate outstanding principal balance of the 411 East Wisconsin Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $56,250,000 represents the controlling note A-1 of the $93,750,000 411 East Wisconsin Loan Combination, which is evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $93,750,000. The related companion loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-Off Date of $37,500,000, is currently held by Morgan Stanley Bank, N.A., and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	The borrower is not required to make the monthly deposit to the TI/LC reserve if it would cause the amount then on deposit to exceed the TI/LC reserve cap of $2,703,191.

(6)	The Upfront Other reserve includes $388,645 in outstanding tenant improvements and leasing commissions, a $175,000 deferred maintenance reserve and $64,275 in outstanding free rent.

(7)	The borrower acquired the 411 East Wisconsin Property for a contract purchase price of $124,600,000. $124,600,000 less a seller credit of $2,270,765, which represents tenant improvement obligations for Quarles & Brady LLP (which were paid at closing) and the balance of outstanding tenant improvement obligations results in a net purchase price of $122,329,235.

■	The Mortgage Loan. The mortgage loan (the “411 East Wisconsin Loan”) is part of a loan combination (the “411 East Wisconsin Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 678,839 SF office building located in Milwaukee, Wisconsin (the “411 East Wisconsin Property”). The 411 East Wisconsin Loan, which is evidenced by the controlling note A-1, had an original principal balance of $56,250,000, has an outstanding principal balance as of the Cut-off Date of $56,250,000 and represents approximately 6.0% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2, which had an original principal balance of $37,500,000, has an outstanding principal balance as of the Cut-off Date of $37,500,000, is currently held by Morgan Stanley Bank, N.A., and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 411 East Wisconsin Loan Combination, which accrues interest at an interest rate of 4.14000% per annum, was originated by Morgan Stanley Bank, N.A. on June 29, 2017, had an original principal balance of $93,750,000 and has an outstanding principal balance as of the Cut-off Date of $93,750,000. The proceeds of the 411 East Wisconsin Loan Combination were primarily used to acquire the 411 East Wisconsin Property, fund reserves and pay origination costs.

The 411 East Wisconsin Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 411 East Wisconsin Loan Combination requires monthly payments of interest only through the due date in July 2020, after which it requires monthly payments of interest and principal sufficient to amortize the 411 East Wisconsin Loan Combination over a 30-year amortization schedule. The scheduled maturity date of the 411 East Wisconsin Loan Combination is the due date in July 2027. At any time after the earlier of 42 months following the first due date under the 411 East Wisconsin Loan Combination and the 25th due date following the securitization of the last portion of the 411 East Wisconsin Loan Combination, the 411 East Wisconsin Loan Combination may be, provided no event of default has occurred and is continuing under the 411 East Wisconsin Loan Combination documents, defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 411 East Wisconsin Loan Combination documents. Voluntary prepayment of the 411 East Wisconsin Loan Combination in full without payment of any yield

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

maintenance or any other prepayment premium is permitted on or after the due date in April 2027. In addition, in connection with release of a release parcel (as described below under “—Release of Collateral”), the 411 East Wisconsin Loan Combination can be prepaid in the amount of $24,712,500 at any time on or prior to the first anniversary of the loan origination date, without payment of any yield maintenance premium or any other prepayment premium.

■	The Mortgaged Property. The 411 East Wisconsin Property consists of a 30-story, Class A, multi-tenant office building totaling 678,839 SF (the “Office Tower”), an eight-story parking garage that is next door to, and attached to, the Office Tower (the “Attached Garage”) and another six-story parking garage located across the street from the Office Tower (the “Annex Garage”).The Attached Garage and Annex Garage are connected via an overhead walkway and combine for 1,394 parking spaces. The Office Tower and the Attached Garage are situated on an entire city block, in downtown Milwaukee, bound by Wisconsin Avenue to the north, Jefferson Street to the east, Michigan Street to the south and Milwaukee Street to the west. The 411 East Wisconsin Property was built in 1984 and has undergone a variety of renovations at a cost of $14,707,479 between 2014 and 2016, according to the borrower sponsor. The scope of the renovations included parking garage repairs/upgrades ($3,328,378), interior improvements to the Office Tower ($4,358,679), exterior improvements to the Office Tower ($150,887), upgrades to the office tower mechanical systems ($6,338,353) and upgrades to the furniture, fixtures and equipment ($531,182). Building amenities include a glass-tiered lobby atrium, tenant conference facilities, a lower level courtyard with a reflecting pond, on-site parking and a sundry shop.

The largest tenant, Quarles & Brady LLP (27.5% of GLA), and second largest tenant, Von Briesen & Roper, SC (“Von Briesen”) (10.4% of GLA), have both increased their space at the 411 East Wisconsin Property by over 50.0% since they originally took occupancy in 1986 and 2002, respectively. Quarles & Brady LLP is a multidisciplinary legal services provider which is included in a listing of the largest 200 United States law firms, which has approximately 500 attorneys practicing in Chicago, Indianapolis, Madison, Milwaukee, Naples, Phoenix, Scottsdale, Tampa, Tucson, and Washington, D.C. The second largest tenant, Von Briesen, is a law firm. The third largest tenant, Northwestern Mutual Life Insurance (8.3% of GLA), is expected to vacate its space upon expiration of its lease on March 31, 2019. The fourth largest tenant, Wisconsin Athletic Club (4.6% of GLA), the largest privately-owned athletic club in Wisconsin, has been a tenant at the 411 East Wisconsin Property since 1999 and expanded its space by 7,847 SF in 2015.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

The following table presents certain information relating to the major tenants at the 411 East Wisconsin Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration		Renewal / Extension Options
Quarles & Brady LLP(3)	NR / NR / NR	186,472	27.5%	$3,263,260	35.7%	$17.50	9/30/2028		2, 5-year options
Von Briesen & Roper, SC	NR / NR / NR	70,759	10.4	1,206,153	13.2	$17.05	5/31/2023	(4)	3, 5-year options
Wisconsin Athletic Club	NR / NR / NR	30,985	4.6	558,969	6.1	$18.04	8/31/2025		1, 5-year option
PNC, National Association	A+ / A3 / A-	26,604	3.9	546,083	6.0	$20.53	4/30/2019		2, 5-year options
Mercer (US) Inc.(5)	NR / NR / NR	27,563	4.1	518,736	5.7	$18.82	11/30/2023		2, 5-year options
American Appraisal Associates	NR / NR / NR	23,685	3.5	379,598	4.2	$16.03	4/30/2022		1, 5-year option
Morgan Stanley Smith Barney(6)	A / A3 / BBB+	20,944	3.1	378,039	4.1	$18.05	4/30/2023		1, 5-year option
Decision Resources, Inc.	NR / NR / NR	24,016	3.5	353,275	3.9	$14.71	5/31/2027		1, 5-year option
RSM US LLP	NR / NR / NR	14,010	2.1	235,508	2.6	$16.81	6/30/2023		1, 5-year option
Landaas & Company	NR / NR / NR	13,158	1.9	219,312	2.4	$16.67	4/30/2019		1, 5-year option
Ten Largest Owned Tenants		438,196	64.6%	$7,658,933	83.8%	$17.48
Remaining Tenants(7)		100,303	14.8	1,479,090	16.2	$15.34
Vacant(8)		140,340	20.7	0	0.0	$0.00
Total / Wtd. Avg. All Tenants(6)		678,839	100.0%	$9,138,024	100.0%	$17.09

(1)	Based on the underwritten rent roll dated June 6, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Quarles & Brady LLP has the two-time option to reduce its space by up to one full floor effective at any time from June 1, 2021 through May 31, 2026 by giving at least 12 months’ notice and payment of a termination fee (that is proportionate to the relinquished space) equal to the sum of tenant improvement costs, rent credits and other costs associated with Quarles & Brady LLP’s space at the 411 East Wisconsin Property that were paid by the landlord (as calculated under the lease). Each relinquished space must be a contiguous space of at least 11,500 SF on the lowest floor of the 411 East Wisconsin Property that Quarles & Brady LLP leases. Quarles & Brady LLP may not exercise its contraction rights within two years of the most recent exercise of expansion.
(4)	Von Briesen has 1,573 SF of storage space that expires 12/31/2017.
(5)	Mercer (US) Inc. has the option to terminate its lease effective May 31, 2019 provided Mercer (US) Inc. provides 14 months’ notice and pays a termination fee equal to the sum of (i) tenant improvement costs, rent credits and other costs associated with Mercer (US) Inc.’s space at the 411 East Wisconsin Property that were paid by the landlord (as calculated under the lease), (ii) $267,085.50 and (iii) six months of operating cost share rent and tax share rent at the estimated rate, as reasonably determined by the landlord, in effect for the month of June, 2019.
(6)	The tenant is an affiliate of the loan originator and loan seller.
(7)	The Remaining Tenants Tenant GLA includes, among other tenants, 1,180 SF of conference center space and 2,707 SF of management office space. Remaining Tenants and Total / Wtd. Avg. All Tenants UW Base Rent $ per SF exclude such 1,180 SF of conference center space and 2,707 SF of management office space, as no rent is attributed to such space.
(8)	Vacant includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

The following table presents certain information relating to the lease rollover schedule at the 411 East Wisconsin Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	2,700	0.4%	0.4%	$21,210	0.2%	$7.86	2
2017	10,506	1.5%	1.9%	$180,026	2.0%	$17.14	2
2018	8,501	1.3%	3.2%	$28,183	0.3%	$3.32	1
2019	40,888	6.0%	9.2%	$792,226	8.7%	$19.38	4
2020	7,974	1.2%	10.4%	$133,478	1.5%	$16.74	4
2021	15,685	2.3%	12.7%	$276,868	3.0%	$17.65	3
2022	26,120	3.8%	16.6%	$423,915	4.6%	$16.23	2
2023	157,648	23.2%	39.8%	$2,724,413	29.8%	$17.28	6
2024	3,662	0.5%	40.3%	$61,144	0.7%	$16.70	1
2025	30,985	4.6%	44.9%	$558,969	6.1%	$18.04	1
2026	0	0.0%	44.9%	$0	0.0%	$0.00	0
2027	43,471	6.4%	51.3%	$674,331	7.4%	$15.51	3
2028 & Thereafter(4)	190,359	28.0%	79.3%	$3,263,260	35.7%	$17.50	1
Vacant(5)	140,340	20.7%	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.(4)	678,839	100.0%		$9,138,024	100.0%	$17.09	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

(4)	2028 & Thereafter Expiring Owned GLA includes, among other tenants, 1,180 SF of conference center space and 2,707 SF of management office space. 2028 & Thereafter and Total / Wtd. Avg. All Tenants UW Base Rent $ per SF exclude such 1,180 SF of conference center space and 2,707 SF of management office space, as no rent is attributed to such space.

(5)	Vacant includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

The following table presents certain information relating to historical leasing at the 411 East Wisconsin Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 6/6/2017(2)
Owned Space	88.1%	76.0%	93.0%	90.0%	87.6%

(1)	As provided by the borrower which reflects average occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated June 6, 2017. Includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 411 East Wisconsin Property:

Cash Flow Analysis(1)

	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per SF
Gross Potential Rent(2)	$8,537,792	$9,160,877	$9,261,127	$11,041,494	$16.27
Reimbursements	5,392,035	6,512,999	6,517,729	7,003,910	10.32
Other Income(3)	2,377,159	2,489,721	2,558,611	2,565,541	3.78
Vacancy, Credit Loss & Concessions(4)	(587,903)	(407,393)	(514,344)	(2,792,619)	(4.11)
Effective Gross Income	$15,719,083	$17,756,205	$17,823,123	$17,818,325	$26.25

Real Estate Taxes	$2,362,989	$2,651,726	$2,677,035	$2,723,194	$4.01
Insurance	128,009	128,057	128,638	118,569	0.17
Management Fee	485,036	552,148	552,611	534,550	0.79
Other Expenses	4,139,090	4,357,225	4,288,577	4,384,719	6.46
Total Operating Expenses	$7,115,124	$7,689,156	$7,646,861	$7,761,032	$11.43

Net Operating Income	$8,603,959	$10,067,049	$10,176,262	$10,057,294	$14.82
TI/LC	0	0	0	1,926,890	2.84
Replacement Reserves	0	0	0	138,625	0.20
Net Cash Flow	$8,603,959	$10,067,049	$10,176,262	$7,991,778	$11.77

Occupancy	93.0%	90.0%	87.5%	79.3%(5)
NOI Debt Yield(6)	9.2%	10.7%	10.9%	10.7%
NCF DSCR(6)	1.58x	1.84x	1.86x	1.46x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Gross Potential Rent is based on the rent roll as of June 6, 2017 and includes rent steps of $332,981 through July 1, 2018.

(3)	Other Income includes storage rent, antenna rent, parking income, tenant service income and other miscellaneous income. The parking income accounts for $2,318,829 of the Underwritten Other Income.

(4)	Underwritten Vacancy, Credit Loss & Concessions includes base rent for Northwestern Mutual Life Insurance, which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

(5)	Underwritten Occupancy reflects in-place occupancy excluding Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

(6)	NOI Debt Yield and NCF DSCR are based on the outstanding principal balance of the 411 East Wisconsin Loan Combination.

■	Appraisal. According to the appraisal, the 411 East Wisconsin Property had an “as-is” appraised value of $133,200,000 as of May 23, 2017. The appraiser valued the 411 East Wisconsin Property based on the two approaches below and gave equal weight to both approaches to determine the “as-is” appraised value of the 411 East Wisconsin Property.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$134,200,000	NA	7.50%
Discounted Cash Flow Approach	$133,200,000	9.00%	7.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on the Phase I environmental report dated May 3, 2017, there were no recognized environmental conditions related to the 411 East Wisconsin Property.

■	Market Overview and Competition. The 411 East Wisconsin Property is located in the downtown office submarket of Milwaukee, Wisconsin, according the appraisal. According to the appraisal, for the first quarter of 2017, the Milwaukee metropolitan office market contained 81,069,700 SF of office space, with a vacancy of 7.7% and effective rent of $16.16 per SF. According to a third party market report, for the first quarter of 2017, the downtown submarket Class A office vacancy was 13.7%, with an effective rent of $22.22 per SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

Northwestern Mutual Life Insurance, a tenant at the 411 East Wisconsin Property, is currently constructing a 32-story, 1.1 million SF mixed use tower, which will become the Northwestern Mutual Life Insurance headquarters, a few blocks from the 411 East Wisconsin Property. Northwestern Mutual Life Insurance is expected to vacate the 411 East Wisconsin Property upon its lease expiring on March 31, 2019.

The estimated 2016 population within a one-, three- and five-mile radius of the 411 East Wisconsin Property is 17,192, 200,756 and 425,330, respectively, according to the appraisal.

The following table presents certain information relating to sales comparables for the 411 East Wisconsin Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)	Sale Price per SF
411 East Wisconsin Property	Milwaukee, WI	678,839(2)	May 2017	$122.3(3)	$180.20
ABB Building	Wauwatosa, WI	91,009	Nov. 2016	$19.4	$212.62
Honey Creek Corporate	Milwaukee, WI	118,072	Sep. 2016	$17.3	$146.10
The 100 East Building	Milwaukee, WI	430,865	Aug. 2016	$78.0	$181.03
Milwaukee Center	Milwaukee, WI	370,000	Mar. 2016	$60.5	$163.51

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 6, 2017.

(3)	The borrower acquired the 411 East Wisconsin Property for a contract purchase price of $124,600,000. $124,600,000 less a seller credit of $2,270,765, which represents tenant improvement obligations for Quarles & Brady LLP (which were paid at closing) and the balance of outstanding tenant improvement obligations results in a net purchase price of $122,329,235.

The following table presents certain information relating to office lease comparables for the 411 East Wisconsin Property:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date(s)	GLA	Lease Term (months)	Base Rent per SF	Lease Type
Milwaukee Center	Milwaukee, WI	Merrill Lynch	Jan. 2018	7,002	60	$16.00	Triple Net
Milwaukee Center	Milwaukee, WI	Aspirant Investment Advisors	Nov. 2016	3,594	60	$17.00	Triple Net
100 East Wisconsin Ave.	Milwaukee, WI	Resources Global Professionals	Nov. 2016	2,887	63	$16.50	Triple Net
Milwaukee Center	Milwaukee, WI	Accenture	Sep. 2016	3,712	82	$16.50	Triple Net
Milwaukee Center	Milwaukee, WI	REV Group Inc.	May 2016	4,935	64	$16.50	Triple Net
U.S. Bank Center	Milwaukee, WI	National Investment Services	Jan 2016	10,676	120	$17.25	Triple Net
Schlitz RiverCenter	Milwaukee, WI	Minacs USA	Jan 2016	17,880	120	$13.00	Triple Net

(1)	Source: Appraisal.

■	The Borrower. The borrower is Middleton Milwaukee Investors LLC, a newly formed special purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its borrower structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 411 East Wisconsin Loan Combination. The borrower sponsor is Middleton Partners LLC. The non-recourse carveout guarantors for the 411 East Wisconsin Loan Combination are Mitchel Greenberg, Keith Jaffee, Mark Cypert and Peter Holstein, jointly and severally (together, the “411 East Wisconsin Non-Recourse Carveout Guarantors”).

The borrower has issued class A and class B shares. The cash equity contribution was provided by the class A shares and control of the borrower is held by the class B shares. The 411 East Wisconsin Non-Recourse Carveout Guarantors own 79.25% of the class B shares indirectly through family trusts and affiliated entities and indirectly own 12.5% of the class A shares through family trusts and affiliated entities. Middleton Partners LLC is a private real estate investment company, which serves as the platform for the investment activities of Mitchel Greenberg, Keith Jaffee and Peter Holstein, whose family trusts have invested in the class B shares of the borrower through such entity or its affiliates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. In connection with the origination of the 411 East Wisconsin Loan Combination, the borrower funded reserves of (i) $467,778 for real estate taxes; (ii) $388,645 for outstanding tenant improvements and leasing commissions obligations with respect to four tenants, including the third largest tenant, Northwestern Mutual Life Insurance, and the fifth largest tenant by underwritten rent, PNC, National Association, (iii) $64,275 for outstanding free rent with respect to two tenants and (iv) $175,000 for immediate repairs to the façade of the 411 East Wisconsin Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 411 East Wisconsin Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $233,889), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the 411 East Wisconsin Loan Combination documents, (iii) a $11,135 monthly replacement reserve; and (iv) a $75,089 monthly tenant improvements and leasing commissions reserve; provided that the borrower is not required to make the monthly deposit to the tenant improvements and leasing commissions reserve if it would cause the amount then on deposit to exceed a cap of $2,703,191.

■	Lockbox and Cash Management. The 411 East Wisconsin Loan Combination is structured with a hard lockbox with springing cash management. The 411 East Wisconsin Loan Combination documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower or property manager with respect to the 411 East Wisconsin Property be deposited into such lockbox account within one business day following receipt. If no 411 East Wisconsin Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account are required to be swept into the borrower’s operating account. Upon the first occurrence of a 411 East Wisconsin Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender controlled cash management account. During the continuance of a 411 East Wisconsin Cash Sweep Event Period, all cash flow is required to be swept from the lockbox account into such lender-controlled cash management account and applied in accordance with the 411 East Wisconsin Loan Combination documents to make deposits into reserve funds, as described under “—Escrows” above, to pay debt service on the 411 East Wisconsin Loan Combination; provided no event of default is continuing, to pay approved operating expenses in accordance with the approved annual budget and extraordinary expenses approved by the lender, and to deposit the remainder into a cash sweep account to be held as additional collateral for the 411 East Wisconsin Loan Combination during the continuance of such 411 East Wisconsin Cash Sweep Event Period.

A “411 East Wisconsin Cash Sweep Event Period” means the period:

(i)	commencing upon the occurrence of an event of default under the 411 East Wisconsin Loan Combination and ending upon the acceptance by the lender in its sole discretion of a cure of such event of default; or

(ii)	commencing upon the debt service coverage ratio of the 411 East Wisconsin Loan Combination falling below 1.10x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls and ending upon the debt service coverage ratio being equal to or greater than 1.15x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls; or

(iii)	commencing upon a Major Tenant (as defined below) terminating or cancelling its lease (including, without limitation, any rejection of its lease in a bankruptcy or similar proceeding) or a Major Tenant filing for bankruptcy or becoming involved in an insolvency proceeding, and ending upon either (x) such Major Tenant’s lease has been affirmed in bankruptcy and such Major Tenant is in occupancy of the entirety of its space, open for business and paying full contractual rent, or (y) the entirety of such Major Tenant’s space has been re-let to one or more replacement tenant(s) pursuant to a replacement lease(s), which replacement tenant(s) and lease(s) are acceptable to the lender, and the borrower delivers a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of the entirety of such Major Tenant’s space, open for business and either paying full contractual rent or the lender has received sufficient amounts to escrow for the same (a “411 East Wisconsin Replacement Tenant Cure”); or

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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(iv)	commencing upon (A) any Major Tenant’s lease terminates or fails to be in full force and effect for any reason, (B) any Major Tenant goes dark, vacates or otherwise fails to occupy its premises, or fails to be open for business during customary hours, (C) any Major Tenant gives a termination notice or notice to vacate under its lease for all or any portion of its premises or (D) one year prior to the stated expiration date of any Major Tenant’s lease unless it has been renewed or extended in accordance with its terms or on other terms acceptable to the lender and in all events in compliance with the requirements of the 411 East Wisconsin Loan agreement and ending upon either (x) such Major Tenant is open for business either pursuant to its lease or pursuant to a replacement lease acceptable to the lender, as evidenced by a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent or (y) a 411 East Wisconsin Replacement Tenant Cure.

A “Major Tenant” means Quarles & Brady LLP, Von Briesen or any replacement tenant for the foregoing.

■	Property Management. The 411 East Wisconsin Property is managed by Inland Companies, Inc. d/b/a Colliers International, pursuant to the terms of the management agreement. If (a) an event of default under the 411 East Wisconsin Loan Combination has occurred and is continuing, (b) the property manager (I) is insolvent or a debtor in a bankruptcy proceeding or (II) has engaged in gross negligence, fraud or willful misconduct, (c) an event of default by the property manager occurs under the related management agreement (subject to any applicable grace periods) or (d) the debt service coverage ratio of the 411 East Wisconsin Loan Combination falls below 1.10x, then the lender, at its option, may require the borrower to engage a replacement management agent that is an unaffiliated Qualified Manager (as defined below) chosen by the borrower and terminate the property manager without fee or obligation to the lender.

A “Qualified Manager” means a manager that is a reputable and experienced professional management organization reasonably approved by the lender (which may be conditioned on a rating agency confirmation). The borrower may not replace the property manager without the consent of the lender, which may not be unreasonably withheld (and may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. During the period ending on (and including) the first anniversary of the loan origination date, provided no event of default is continuing under the 411 East Wisconsin Loan Combination, the borrower is permitted to obtain the release of a release parcel comprised of the Attached Garage and the Annex Garage, upon prepayment of the 411 East Wisconsin Loan Combination in the amount of $24,712,500 and satisfaction of the following conditions, among others: (i) the loan-to-value ratio of the remaining 411 East Wisconsin Property following such release does not exceed the lesser of (x) 70.5% or (y) the loan-to-value ratio immediately prior to the release, (ii) the debt service coverage ratio of the remaining 411 East Wisconsin Property following such release exceeds the greater of (x) 1.44x and (y) the debt service coverage ratio immediately prior to the release, (iii) the debt yield of the remaining 411 East Wisconsin Property following such release exceeds the greater of (x) 8.41% and (y) the debt yield immediately prior to the release, (iv) delivery of a reciprocal easement agreement or similar instrument reasonably acceptable to the lender, providing mutual ingress, egress, parking and utility easements and otherwise containing certain covenants and restrictions providing for the harmonious development and operation of the 411 East Wisconsin Property and the release parcel to the extent reasonably necessary to the continued operation thereof, (v) compliance of such release with legal and zoning requirements (including subdivision or similar applicable process), leases (including parking requirements therein) and covenants applicable to the 411 East Wisconsin Property, (vi) the release parcel constitutes a separate tax parcel or all documentation required for the creation of such separate tax parcel has been submitted to the applicable governmental authority and the issuance thereof is simply an administrative matter; provided, however, that the lender may continue to reserve taxes for the release parcel until such time as evidence is received that the release parcel is being assessed separately and (vii) receipt of a legal opinion that such release will not endanger the status of the issuing entity as a REMIC, result in the imposition of a tax upon the issuing entity or its assets or transactions or cause the 411 East Wisconsin Loan Combination to fail to satisfy REMIC requirements. No yield maintenance premium or other prepayment premium is required in connection with the release of the release parcel.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: 411 EAST WISCONSIN

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy (with a deductible that is acceptable to the lender and is no greater than $25,000) that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the 411 East Wisconsin Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 12-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. For so long as TRIPRA is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance coverage which covers against “covered acts” as defined by TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

Courtyard by Marriott Old Town

Fairfield Inn & Suites Old Town

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

MAP © 2017 CARTIFACT
MIRAMAR AIR FORCE BASE
La Jolla Bay
LA JOLLA VILLAGE
LA JOLLA
NORTH CLAIREMONT
KEARNY MESA
GILLESPIE FIELD
BAY HO
CLAIREMONT MESA
BAY PARK
PACIFIC BEACH
SERRA MESA
Mission Bay
San Diego
GRANTVILLE
Pacific Ocean
MISSION VALLEY
MISSION BEACH
UNIVERSITY HEIGHTS
NORMAL HEIGHTS
OLD TOWN
LOMA PORTAL
OCEAN BEACH
NORTH PARK
SAN DIEGO INTERNATIONAL AIRPORT (SAN)
MIDTOWN
CITY HEIGHTS
SUNSET CLIFFS
San Diego Bay
DOWNTOWN SAN DIEGO
NORTH ISLAND AIR STATION
Coronado
Carlsbad
Vista
Escondido
Encinitas
Solana Beach
Del Mar
Poway
Pacific Ocean
Santee
San Diego
El Cajon
La Mesa
National City
Chula Vista

Old Town San Diego Hotel Portfolio

#	Property Name	Address	City/State
1	Courtyard by Marriott Old Town	2345 Jefferson Street	San Diego, CA
2	Fairfield Inn & Suites Old Town	3900 Old Town Avenue	San Diego, CA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)	San Diego, California	Cut-off Date Balance		$56,000,000
Property Type	Hospitality	Cut-off Date Balance per Room		$187,290.97
Size (Rooms)	299	Percentage of Initial Pool Balance		5.9%
Total TTM Occupancy as of 6/30/2017	85.4%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 6/30/2017	85.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.63000%
Appraised Value	$82,000,000	Original Term to Maturity (Months)		120
Appraisal Date	7/6/2017	Original Amortization Term (Months)		336
Borrower Sponsor	Kline Hotel Holdings, LLC	Original Interest Only Period (Months)		NAP
Property Management	Dolphin California Management, LLC	First Payment Date		9/6/2017
		Maturity Date		8/6/2027
Underwritten Revenues	$15,685,451
Underwritten Expenses	$9,239,326	Escrows
Underwritten Net Operating Income (NOI)	$6,446,125
Underwritten Net Cash Flow (NCF)	$5,818,707		Upfront	Monthly
Cut-off Date LTV Ratio	68.3%	Taxes	$298,729	$49,788
Maturity Date LTV Ratio	53.7%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.80x / 1.63x	FF&E(1)	$0	$54,586
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,000,000	94.6%	Loan Payoff	$58,486,027	98.8%
Principal’s New Cash Contribution	3,182,934	5.4	Closing Costs	398,178	0.7
			Reserves	298,729	0.5

Total Sources	$59,182,934	100.0%	Total Uses	$59,182,934	100.0%

(1)	The Old Town San Diego Hotel Portfolio Loan (as defined below) documents require monthly deposits into the FF&E reserve equal to the greater of (i) the amount required to be deposited pursuant to the franchise agreement and (ii) one-twelfth of 4% of gross revenue for the prior year (initially $54,586). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Old Town San Diego Hotel Portfolio Loan”) is evidenced by a note in the original principal amount of $56,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in two limited service hotels with an aggregate of 299 rooms located in San Diego, California (the “Old Town San Diego Hotel Portfolio Properties”). The Old Town San Diego Hotel Portfolio Loan was originated by Citi Real Estate Funding Inc. on July 25, 2017 and represents approximately 5.9% of the Initial Pool Balance. The note evidencing the Old Town San Diego Hotel Portfolio Loan had an original principal balance of $56,000,000, has an outstanding principal balance as of the Cut-off Date of $56,000,000 and accrues interest at an interest rate of 4.63000% per annum. The proceeds of the Old Town San Diego Hotel Portfolio Loan were used to refinance existing debt on the Old Town San Diego Hotel Portfolio Properties, fund reserves and pay origination costs.

The Old Town San Diego Hotel Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Old Town San Diego Hotel Portfolio Loan requires monthly payments of $297,694, which payments include interest and principal based on a 28-year amortization schedule. The scheduled maturity date of the Old Town San Diego Hotel Portfolio Loan is the due date in August 2027. Provided that no event of default has occurred and is continuing under the Old Town San Diego Hotel Portfolio Loan documents, at any time after the second anniversary of the securitization Closing Date, the Old Town San Diego Hotel Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Old Town San Diego Hotel Portfolio Loan documents. Provided that no event of default has occurred and is continuing under the Old Town San Diego Hotel Portfolio Loan documents, voluntary prepayment of the Old Town San Diego Hotel Portfolio Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in April 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

■	The Mortgaged Properties. The Old Town San Diego Hotel Portfolio Properties consist of two limited service hospitality properties located in the Old Town district of San Diego, California. The Courtyard by Marriott Old Town (the “Courtyard by Marriott Old Town Property”), and the Fairfield Inn & Suites Old Town (the “Fairfield Inn & Suites Old Town Property”), contain an aggregate of 299 rooms, and as of June 30, 2017, combined Total Occupancy and Owned Occupancy were both 85.4%.

The following table presents certain information relating to the Old Town San Diego Hotel Portfolio Properties:

Property Name	Year Built / Renovated	Total Rooms	Occupancy	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	UW NCF
Courtyard by Marriott Old Town	1987 / 2016	176	84.8%	$34,350,000	61.3%	$51,000,000	$3,524,843
Fairfield Inn & Suites Old Town	1988 / 2012	123	86.3%	21,650,000	38.7	31,000,000	2,293,864
Total / Wtd. Avg.		299	85.4%	$56,000,000	100.0%	$82,000,000	$5,818,707

Courtyard by Marriott Old Town Property

The Courtyard by Marriott Old Town Property is a 176-room limited service hotel located in the Old Town neighborhood of San Diego, California. The Courtyard by Marriott Old Town Property was built in 1987 and has undergone $6.2 million dollars in renovations since 2012, including approximately $3.7 million most recently spent on the Courtyard by Marriott Old Town Property during a 2015-2016 renovation. Renovations at the Courtyard by Marriott Old Town Property covered the hotel’s guestrooms, corridors, meeting space, lobby and restaurant. The Courtyard by Marriott Old Town Property operates under a franchise agreement with MIF, L.L.C., an affiliate of Marriott International Inc., which expires on April 25, 2031, more than three years following the Old Town San Diego Hotel Portfolio Loan maturity date. Because of the recent renovations, no PIP is currently required at the Courtyard by Marriott Old Town Property. The Courtyard by Marriott Old Town Property consists of one four-story building and one two-story annex with both surface parking and three subterranean parking garages located beneath the buildings. Amenities at the Courtyard by Marriott Old Town Property include an outdoor pool, fitness center, airport shuttle, market pantry and guest laundry room, as well as a 57 seat restaurant and lounge located adjacent to the lobby where breakfast and dinner are served daily. The Courtyard by Marriott Old Town Property contains five meeting rooms totaling 3,416 SF. The guestroom mix at the Courtyard by Marriott Old Town Property includes 90 double bed rooms, 70 king bed rooms, 8 studio suites and 8 one-bedroom suites.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Courtyard by Marriott Old Town Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Occupancy				ADR				RevPAR
	12/31/2014	12/31/2015	12/31/2016(2)	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016(2)	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016(2)	TTM 6/30/2017
Courtyard by Marriott Old Town	88.3%	84.4%	79.5%	84.8%	$138.60	$148.63	$146.41	$149.48	$122.36	$125.45	$116.36	$126.77
Competitive Set	86.1%	84.3%	86.2%	86.6%	$142.77	$151.66	$156.40	$157.79	$122.99	$127.88	$134.86	$136.72
Penetration Rate	102.5%	100.1%	92.2%	97.9%	97.1%	98.0%	93.6%	94.7%	99.5%	98.1%	86.3%	92.7%

(1)	Source: Travel Research Report.

(2)	The Courtyard by Marriott Old Town Property underwent a PIP in 2016 that resulted in the loss of 3,305 and 880 room nights in January and February 2016, respectively, and also suffered from a flood caused by a storm which closed the Courtyard by Marriott Old Town Property for six days in 2016.

The following table presents certain information relating to the 2016 demand analysis with respect to the Courtyard by Marriott Old Town Property based on market segmentation, as provided in the appraisal for the Courtyard by Marriott Old Town Property:

2016 Accommodated Room Night Demand(1)

Commercial/Government	Leisure	Group
45%	35%	20%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

Fairfield Inn & Suites Old Town Property

The Fairfield Inn & Suites Old Town Property is a 123-room limited service hotel located in the Old Town neighborhood of San Diego, California. The Fairfield Inn & Suites Old Town Property was constructed in 1988 initially under the Holiday Inn Express flag and, after being acquired by the sponsor, was converted to a Fairfield Inn & Suites flag in 2012 following a $4 million renovation of the Fairfield Inn & Suites Old Town Property’s interior and exterior, including all guestrooms, corridors and public spaces. Additionally, the sponsor invested approximately $500,000 towards property renovations in 2015. Because of the recent renovations, no PIP is currently required at the Fairfield Inn & Suites Old Town Property. The Fairfield Inn & Suites Old Town Property operates under a franchise agreement with MIF, L.L.C., an affiliate of Marriott International, Inc., which expires on January 5, 2032, more than four years following the Old Town San Diego Hotel Portfolio Loan’s maturity date. The Fairfield Inn & Suites Old Town Property consists of three buildings that are interconnected by covered walkways forming a central courtyard. Parking at the Fairfield Inn & Suites Old Town Property is located in a subterranean garage located below the buildings. Amenities at the Fairfield Inn & Suites Old Town Property include an outdoor pool, fitness center, airport shuttle, and guest laundry room, as well as a 36 seat breakfast dining area where complimentary breakfast is provided to hotel guests. The Fairfield Inn & Suites Old Town Property contains two meeting rooms totaling 1,260 SF. The guestroom mix at the Fairfield Inn & Suites Old Town Property includes 60 double bed rooms, 59 king bed rooms and 4 one-bedroom suites.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Old Town Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Occupancy				ADR				RevPAR
	12/31/2014	12/31/2015	12/31/2016	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016	TTM 6/30/2017
Fairfield Inn & Suites Old Town	89.8%	88.2%	86.2%	86.3%	$134.33	$143.43	$144.52	$147.45	$120.61	$126.53	$124.59	$127.20
Competitive Set	83.6%	82.6%	81.4%	82.7%	$128.33	$137.00	$139.34	$141.03	$107.22	$113.22	$113.40	$116.66
Penetration Rate	107.5%	106.7%	105.9%	104.3%	104.7%	104.7%	103.7%	104.6%	112.5%	111.8%	109.9%	109.0%

(1)	Source: Travel Research Report.

The following table presents certain information relating to the 2016 demand analysis with respect to the Fairfield Inn & Suites Old Town Property based on market segmentation, as provided in the appraisal for the Fairfield Inn & Suites Old Town Property:

2016 Accommodated Room Night Demand(1)

Commercial/Government	Leisure	Group
65%	25%	10%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Old Town San Diego Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016(2)	TTM 6/30/2017	Underwritten	Underwritten $ per Room
Room Revenue	$13,274,711	$13,739,701	$13,095,360	$13,836,079	$13,836,079	$46,275
Food & Beverage Revenue	933,715	917,668	864,471	926,304	926,304	3,098
Other Revenue(3)	762,813	848,122	745,672	923,068	923,068	3,087
Total Revenue	$14,971,239	$15,505,491	$14,705,503	$15,685,451	$15,685,451	$52,460

Room Expense	2,910,806	2,927,911	2,941,841	3,129,196	3,132,848	10,478
Food & Beverage Expense	691,601	686,247	658,819	704,886	704,886	2,357
Other Expense	177,691	146,249	120,704	133,049	133,049	445
Total Departmental Expense	$3,780,098	$3,760,407	$3,721,364	$3,967,131	$3,970,783	$13,280
Total Undistributed Expense	4,202,571	4,649,790	4,396,555	4,476,733	4,556,529	15,239
Total Fixed Charges	768,218	747,011	759,887	727,946	712,014	2,381
Total Operating Expenses	$8,750,887	$9,157,208	$8,877,806	$9,171,810	$9,239,326	$30,901

Net Operating Income	$6,220,352	$6,348,283	$5,827,697	$6,513,641	$6,446,125	$21,559
FF&E	598,850	620,220	588,220	627,418	627,418	2,098
Net Cash Flow	$5,621,502	$5,728,063	$5,239,476	$5,886,223	$5,818,707	$19,461

Occupancy	88.9%	86.0%	82.2%	85.4%	85.4%
NOI Debt Yield	11.1%	11.3%	10.4%	11.6%	11.5%
NCF DSCR	1.57x	1.60x	1.47x	1.65x	1.63x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The decrease in 2016 Room Revenue was primarily due to a PIP at the Courtyard by Marriott Old Town Property that resulted in the loss of 3,305 and 880 room nights in January and February 2016, respectively, as well as a flood caused by a storm which closed the Courtyard by Marriott Old Town Property for six days.

(3)	Other Revenue consists of gift shop sales, movie rentals, guest laundry, vending commissions, cancellation fees and other miscellaneous sources of revenue.

■	Appraisal. According to the appraisals, the Old Town San Diego Hotel Portfolio Properties had an aggregate “as-is” appraised value of $82,000,000 as of July 6, 2017. The individual “as-is” appraised values as of July 6, 2017 are $51,000,000 for the Courtyard by Marriott Old Town Property and $31,000,000 for the Fairfield Inn & Suites Old Town Property.

■	Environmental Matters. According to the Phase I environmental reports, each dated July 3, 2017, there were no recognized environmental conditions or recommendations for further action at the Old Town San Diego Hotel Portfolio Properties except for the continued implementation of the existing asbestos O&M plan at each of the Old Town San Diego Hotel Portfolio Properties.

■	Market Overview and Competition. The Old Town San Diego Hotel Portfolio Properties are both located in the Old Town neighborhood of San Diego, California, approximately 3.5 miles north of the San Diego central business district and less than one mile north of the San Diego International Airport. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Old Town San Diego Hotel Portfolio Properties ranges from 12,817-13,514, 140,507-148,779 and 436,478-442,291, respectively, between the two subject properties. According to the appraisal, 2017 estimated average household income within a one-, three- and five-mile radius of the Old Town San Diego Hotel Portfolio Properties ranges from $114,763-$116,189, $93,458-$94,829 and $90,052-$90,778, respectively, between the two subject properties. According to the appraisal, there are no hotels under construction or in development which are expected to be primarily competitive with the Old Town San Diego Hotel Portfolio Properties.

Old Town is a neighborhood in downtown San Diego which is the site of the first European settlement in present-day California. Old Town contains Presidio Park and Old Town San Diego State Historic Park, both of which are listed on the National Register of Historic Places. Demand drivers located within five miles of the Old Town San Diego Hotel Portfolio Properties include the San Diego Convention Center, SeaWorld San Diego, San Diego Zoo and the University of San Diego. The San Diego Convention Center hosts annual events such as San Diego Comic-Con International, the American College of Cardiology Scientific Session, the National Safety Council Expo, Cisco Live and the Esri User Conference. During 2016, the San Diego Convention Center generated nearly 750,000 estimated hotel room nights through bookings for conventions and trade show events.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

The largest employer in the market is the federal government, which includes the area’s extensive military installations. The U.S. military presence in San Diego County is estimated to be the largest in the world, currently containing 16 major bases, including the well-known Marine Corps Base Camp Pendleton and the Naval Base San Diego. In addition to the armed forces, the defense industry in San Diego includes innovation companies focused on unmanned vehicles, cyber security, shipbuilding, and robotics. San Diego County also contains the campuses of six universities.

The Old Town San Diego Hotel Portfolio Properties share a competitive set. The appraiser identified four properties with varying degrees of competitiveness to the Old Town San Diego Hotel Portfolio Properties. The following table presents certain information related to the competitive properties identified in the appraisals for the Old Town San Diego Hotel Portfolio Properties:

Old Town San Diego Hotel Portfolio Properties Competitive Set(1)

Property	Year Opened	Number of Rooms(2)	Distance (in miles)	Commercial / Government Demand	Leisure Demand	Group Demand	Appraiser’s Estimated 2016 Occupancy(3)	Appraiser’s Estimated 2016 ADR	Appraiser’s Estimated 2016 RevPAR
Courtyard by Marriott Old Town	1987	176	—	45%	35%	20%	79.7%	$146.23	$116.54
Fairfield Inn & Suites Old Town	1988	123	—	65%	25%	10%	86.5%	$144.51	$124.93
Hilton Garden Inn San Diego Old Town Sea World Area	2015	179	0.5	35%	60%	5%	85% –90%	$150 – $160	$130 – $140
Best Western Plus Hacienda Old Town	1987	200	0.2	30%	45%	25%	75% –80%	$140 – $150	$110 – $115
Holiday Inn Express San Diego Airport Old Town	1989	123	0.6	30%	60%	10%	85% –90%	$140 – $150	$125 – $130
La Quinta Inn San Diego Old Town	1988	79	0.1	30%	65%	5%	75% –80%	$120 – $125	$95 – $100
Total / Wtd. Average		581		39%	47%	14%	83.8%	$144.32	$120.99

(1)	Source: Appraisal.

(2)	Total Number of Rooms excludes rooms at the Old Town San Diego Hotel Portfolio Properties.

(3)	During 2016, the Courtyard by Marriott Old Town Property underwent a PIP that resulted in the loss of 3,305 and 880 room nights in January and February, respectively, and a flood caused by a storm closed the Courtyard by Marriott Old Town Property for six days.

■	The Borrowers. The borrowers are RPC Old Town Jefferson Owner, L.L.C., which owns the Courtyard by Marriott Old Town Property, and RPC Old Town Avenue Owner, L.L.C., which owns the Fairfield Inn & Suites Old Town Property. Each of the borrowers is a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Old Town San Diego Hotel Portfolio Loan. The non-recourse carveout guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC, each of which are controlled by Jon Kline, the founder and CEO of Clearview Hotel Capital, LLC. Clearview Hotel Capital, LLC is a privately-held hotel investment and advisory company located in Newport Beach, California focused on acquiring and managing hotels in urban and unique locations. Founded in 2007 by Jon Kline, Clearview Hotel Capital, LLC has acquired over $1 billion of hotels containing over 8,500 rooms. Clearview Hotel Capital, LLC’s current portfolio is comprised of 10 hotel properties located across 8 states across the United States.

■	Escrows. On the origination date, the borrowers funded reserves of $298,729 for real estate taxes with respect to the Old Town San Diego Hotel Portfolio Properties.

On each monthly payment date, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, initially estimated to be $49,788, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay for renewal of the coverage, provided that the monthly insurance reserve deposit is waived if the borrowers are maintaining blanket insurance policies in accordance with the Old Town San Diego Hotel Portfolio Loan documents and (iii) a reserve for FF&E, initially estimated to be $54,586, in an amount equal to the greater of (a) one-twelfth of 4% of the annual gross revenues for the hotel related operations at the Old Town San Diego Hotel Portfolio Properties for the immediately preceding calendar year as reasonably determined by the lender and (b) the amount of the deposit (if any) then required by the franchisor under the franchise agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: old town san diego hotel portfolio

■	Lockbox and Cash Management. The Old Town San Diego Hotel Portfolio Loan is structured with a lender-controlled lockbox that is in place at origination and springing cash management. The borrowers were required, on or prior to the origination date of the Old Town San Diego Hotel Portfolio Loan, to send letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrowers and the property manager are required to deposit all revenue generated by the Old Town San Diego Hotel Portfolio Properties in the lockbox account. If any leases are in place at the Old Town San Diego Hotel Portfolio Properties, with respect to any payments under such leases constituting less than 5% of the annual revenue for either of the Old Town San Diego Hotel Portfolio Properties, the applicable borrower may instruct tenants to deliver sums payable under the leases by check to the borrower, after which the borrower deposits the checks in the lender-controlled lockbox at least twice per week. Prior to the occurrence of an Old Town San Diego Hotel Portfolio Trigger Period (as defined below), funds in the lockbox account are disbursed to the borrowers’ operating account. Upon the occurrence of an Old Town San Diego Hotel Portfolio Trigger Period, all sums on deposit in the lockbox account are required to be swept on each business day into a cash management account for the payment of, among other things, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to be held as additional collateral by the lender until the termination of the applicable Old Town San Diego Hotel Portfolio Trigger Period. Upon the termination of any Old Town San Diego Hotel Portfolio Trigger Period, funds in the excess cash account are returned to the borrowers. Upon an event of default under the Old Town San Diego Hotel Portfolio Loan documents, the lender may apply funds from the Old Town San Diego Hotel Portfolio Properties in such order of priority as it may determine.

An “Old Town San Diego Hotel Portfolio Trigger Period” means a period commencing upon the earliest of (a) the occurrence of an event of default under the Old Town San Diego Hotel Portfolio Loan documents and continuing until the cure, if applicable, of such event of default, (b) the occurrence of the debt service coverage ratio including the Old Town San Diego Hotel Portfolio Loan being less than 1.20x, and continuing until the debt service coverage ratio is equal to or greater than 1.25x for three consecutive calendar months, (c) the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until (x) the Franchise Agreement Cure Conditions (as defined below) are satisfied or (y) the branding, flagging, and operation of the applicable Old Town San Diego Hotel Portfolio Property pursuant to a replacement franchise agreement in accordance with the Old Town San Diego Hotel Portfolio Loan documents that is in full force and effect, and any required PIP reserve is deposited with the lender, (d) the occurrence of a Franchise Renewal Trigger Event (as defined below) and continuing until the occurrence of a Franchise Renewal Event (as defined below) and (e) the occurrence of a bankruptcy or similar insolvency of the property manager and continuing until such property manager is replaced in accordance with the Old Town San Diego Hotel Portfolio Loan documents.

“Franchise Agreement Cure Conditions” means (i) the applicable borrower has cured all defaults (if any) under the franchise agreement to the satisfaction of the applicable franchisor, (ii) the applicable borrower and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction and (iv) the applicable Old Town San Diego Hotel Portfolio Property continues to be operated, “flagged” and branded pursuant to the franchise agreement.

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) a borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) a borrower or franchisor giving notice that it is terminating the franchise agreement; (iii) any termination or cancellation of a franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect; (iv) any bankruptcy or similar insolvency of a franchisor; and (v) either of the Old Town San Diego Hotel Portfolio Properties failing to be operated, “flagged” and/or branded pursuant to the applicable franchise agreement.

A “Franchise Renewal Trigger Event” means an event which shall be deemed to have occurred if a Franchise Renewal Event does not occur on or before the date which is twelve months prior to the expiration of the then-applicable term of the franchise agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate and comfort letter from the applicable franchisor (in each case, in form and substance reasonably acceptable to lender)) that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Old Town San Diego Hotel Portfolio Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Old Town San Diego Hotel Portfolio Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Old Town San Diego Hotel Portfolio Loan documents.

■	Property Management. The Old Town San Diego Hotel Portfolio Properties are currently managed by Dolphin California Management, LLC. The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the Old Town San Diego Hotel Portfolio Loan documents has occurred and is continuing; (iii) such termination is required under the franchise agreement; (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (v) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrowers have the right to replace the property manager provided that (i) no event of default is continuing under the Old Town San Diego Hotel Portfolio Loan documents, (ii) the borrowers provide the lender with 30 days’ notice, (iii) such replacement does not cause a termination right, right of first refusal, or termination fee to arise or default or material adverse effect to occur under the franchise agreement and (iv) the applicable new manager (and management agreement) are each approved by the lender in writing (which approval may be conditioned upon a rating agency confirmation if the new manager and management agreement fail to meet certain criteria set forth in the Old Town San Diego Hotel Portfolio Loan documents).

■	Mezzanine or Subordinate Indebtedness. None.

■	Release of Collateral. Provided that no event of default has occurred and is continuing under the Old Town San Diego Hotel Portfolio Loan documents, the borrowers may obtain the release of one of the Old Town San Diego Hotel Portfolio Properties at any time after the second anniversary of the securitization Closing Date by partially defeasing the Old Town San Diego Hotel Portfolio Loan with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Old Town San Diego Hotel Portfolio Loan documents, subject to the satisfaction of certain conditions, including, without limitation: (i) that the aforesaid defeasance collateral is sufficient to make all payments (including balloon payments) on a defeased portion of the Old Town San Diego Hotel Portfolio Loan, which such portion shall equal 135% of the allocated loan amount for the applicable Old Town San Diego Hotel Portfolio Property, (ii) when giving notice of the partial defeasance and after giving effect to the release, the debt service coverage ratio based on the remaining Old Town San Diego Hotel Portfolio Property being greater than the greater of (a) the debt service coverage ratio immediately prior to the release (or notice date, as applicable) of the respective Old Town San Diego Hotel Portfolio Property, and (b) 1.63x, (iii) when giving notice of the partial defeasance and after giving effect to the release, the loan-to-value ratio based on the remaining Old Town San Diego Hotel Portfolio Property being no greater than the lesser of (a) the loan to value ratio immediately prior to the release (or notice date, as applicable) of the respective Old Town San Diego Hotel Portfolio Property, and (b) 68.3%, and (iv) delivery of a ratings agency confirmation and REMIC opinion with respect to the partial defeasance.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Old Town San Diego Hotel Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income less non-continuing expenses of the Old Town San Diego Hotel Portfolio Properties for eighteen months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000 except with respect to windstorm/named storms, which such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the applicable Old Town San Diego Hotel Portfolio Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: two fordham square

P.C. RICHARD
Marshalls
Marshalls
P.C. RICHARD
PLACE
PLACE
Marshalls
P.C. RICHARD & SON

P.C. RICHARD
LG OLED TV

2501
TV's
SOCIAL SECURITY ADMINISTRATION

respiratory System?

P.C. RICHARD
verizon wireless
PLACE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: two fordham square

Two Fordham Square
2501-2511 Grand Concourse
Bronx, NY 10468
Englewood
Englewood Cliffs
Hudson River
Palisades Interstate Pkwy
Sylvan Ave
Riverdale
Woodlawn-Nordwood
Van Cortlandt Park
Woodlawn Cemetery
Mosholu Golf Course
Wakefield-Williamsbridge
Kings Bridge
Spuyten Duyvil
Bedford Park
Bronx River Pky
Columbia University-Baker Field
Inwood
University Heights
Bronx Community College
Fordham University -Rose Hill
Fordham
Bronx Park
Williams Bridge
Baychester
Allerton Ave
Boston Rd
E Gun Hill Rd
Bronx and Pelham Pky E
Jacobi Medical Center
Albert Einstein College of Medicine
Morris Park
Tremont
St Barnabas Hospital
Bronx Zoo
Southern Blvd
Morris Heights
Washington Heights
Columbia Presbyterian Medical Center
High Bridge
E Tremont Ave
Parkchester
White Plains Rd
Castle Hill Ave
Crotona Park
Claremont Park
3rd Ave
South Bronx
Yankee Stadium
Hamilton Heights
CUNY-City College
Soundview
Union Port
Melrose Ave
St Anns Ave
E 149th St
Mott Haven
Hunts Point
Morningside Heights
Harlem
Harlem Hospital Center
Barnard College-Columbia University
Columbia University
East Harlem
Upper West Side
Central Park
Yorkville
FDR Dr
Steinway
Upper East Side
Broadway
7th Ave
Ramsey
Tarrytown
Harrison
Stamford
White Plains
Scarsdale
NJ
NY
Paramus
Mamaroneck
Yonkers
Hackensack
Bronx
Glen Cove
Port Washington
Manhasset
New York
LaGuardia Airport
Manhattan
Jersey City
Queens
Westbury
Brooklyn
JFK Int'l Airport
Long Island Sound

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: two fordham square

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		BANA
Location (City/State)	Bronx, New York	Cut-off Date Balance		$52,500,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF		$204.23
Property Size (SF)(1)	257,062	Percentage of Initial Pool Balance		5.6%
Total Occupancy as of 6/30/2017	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2017	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1930 / 2001-2003	Mortgage Rate		3.41800%
Appraised Value	$129,500,000	Original Term to Maturity (Months)		120
Appraisal Date	6/15/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Samuel J. Jemal and James J Houlihan	Original Interest Only Term (Months)		120
Property Management	JJ Operating Inc.	First Payment Date		9/1/2017
		Maturity Date		8/1/2027
Underwritten Revenues	$12,319,405
Underwritten Expenses	$4,245,022	Escrows
Underwritten Net Operating Income (NOI)	$8,074,383		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,645,463	Taxes	$131,087	$65,543
Cut-off Date LTV Ratio	40.5%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	40.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	4.44x / 4.20x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.4% / 14.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$52,500,000	100.0%	Loan Payoff	$46,551,557	88.7%
			Principal Equity Distribution	4,564,036	8.7
			Closing Costs	1,253,320	2.4
			Reserves	131,087	0.2
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%

(1)	The Two Fordham Square Property (as defined below) consists of 257,062 SF of total rentable area, of which 140,689 SF is leased to office tenants and 116,373 SF is leased to retail tenants.

(2)	The Two Fordham Square Loan documents require a monthly insurance reserve deposit unless the Two Fordham Square Property is maintained under an acceptable blanket insurance policy.

(3)	After the occurrence of a TI/LC Trigger Event (as defined below), the Two Fordham Square Loan documents require a monthly deposit of $175,000 for twelve consecutive payment dates or until the occurrence of a TI/LC Trigger Cure (as defined below) (see “—Escrows” below).

■	The Mortgage Loan. The mortgage loan (the “Two Fordham Square Loan”) is evidenced by a note secured by a first mortgage encumbering the borrower’s fee simple interest in a 257,062 SF mixed use building located in the Bronx, New York (the “Two Fordham Square Property”). The Two Fordham Square Loan was originated by Bank of America, N.A. on July 21, 2017 and represents approximately 5.6% of the Initial Pool Balance. The note evidencing the Two Fordham Square Loan has an outstanding principal balance as of the Cut-off Date of $52,500,000 and an interest rate of 3.41800% per annum. The proceeds of the Two Fordham Square Loan were primarily used to refinance the Two Fordham Square Property, fund reserves, pay loan origination costs and return equity to the Two Fordham Square sponsors.

The Two Fordham Square Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Two Fordham Square Loan requires payment of interest-only for the entire Two Fordham Square Loan term. The scheduled maturity date of the Two Fordham Square Loan is the due date in August 2027. At any time after the second anniversary of the securitization Closing Date, the Two Fordham Square Loan may be defeased with certain direct, non-callable full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Two Fordham Square Loan documents. Voluntary prepayment of the Two Fordham Square Loan is permitted after the due date occurring in May 2027 without payment of any prepayment premium.

The Two Fordham Square Loan received a credit assessment of BBB-sf by Fitch and A by DBRS.

■	The Mortgaged Property. The Two Fordham Square Property is located at 2501-2511 Grand Concourse in the Bronx, New York, and consists of a four-story, 257,062 SF office and retail building built on a 1.02-acre site. The Two Fordham Square Property is situated at the northwest intersection of East Fordham Road and the Grand Concourse providing unobstructed exposure along two primary arterial and retail corridors in the Bronx. The Two Fordham Square Property is less than 1.0 mile from the Major Deegan Expressway (I-87), just over 1.0 mile from the Bronx River Parkway and approximately 2.0 miles from the Cross Bronx Expressway (I-95). The Two Fordham Square Property has access to Metropolitan Transportation Authority (MTA) public transportation at bus stops along East Fordham Road, the B and D subway lines at the Fordham Road Station within one block of the Two Fordham Square Property, and the Metro North Harlem Line train service within 1.0 mile of the Two Fordham Square Property which

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: two fordham square

provides direct service to mid-town Manhattan (Grand Central Terminal) in 20 minutes. Fordham University is less than half a mile east of the Two Fordham Square Property.

The Two Fordham Square Property was originally built as a department store in 1930 and underwent a complete renovation between 2001 and 2003 when the Two Fordham Square sponsors purchased the property. From the acquisition and renovation, the Two Fordham Square sponsors have a current cost basis in the Two Fordham Square Property of $64,449,974. The Two Fordham Square Property is currently receiving an Industrial and Commercial Incentive Program (“ICIP”) tax exemption granted as a result of the major renovation completed between 2001 and 2003. ICIP exemptions provide an exemption of property taxes for periods up to 25 years in which the assessed value or a portion of the assessed value of the improvements is exempted from taxation for 16 years, followed by a 9-year phase out period. The Two Fordham Square Property’s ICIP exemption benefit period began July 1, 2003. Beginning July 1, 2019, the Two Fordham Square Property is expected to enter the phase out period and the ICIP exemption is expected to end on June 30, 2028.

The Two Fordham Square Property as of June 30, 2017 was 100.0% leased to 11 tenants. Occupancy was 100.0% as of December 2016, 100.0% as of December 2015 and 94.4% as of December 2014. Long-term tenants who have been in-place since the renovation occupy 69.5% of NRA and the weighted average lease term remaining for all tenants is 6.3 years. Credit rated tenants occupy 47.4% of the NRA.

The largest tenant at the Two Fordham Square Property is NYC Administration of Child Services (“NYC ACS”) (Fitch / Moody’s / S&P: AA / Aa2 / AA). NYC ACS occupies 70,000 SF (27.2% of NRA) at the Two Fordham Square Property on a lease that expires in March 2024. NYC ACS has one, five year extension option on its lease. NYC ACS has a right to terminate its lease effective March 31, 2019 or at any time thereafter upon 365 days’ prior notice and payment of a termination fee equal to the unamortized portion of the brokerage commissions. NYC ACS provides child welfare, juvenile justice, and early care and education services. NYC ACS contracts with private nonprofit organizations for preventative services and foster care, and manages and funds detention and placement services, community-based alternatives for youth, support services for families, and subsidized children’s programs. NYC ACS has fifteen offices in the five New York City boroughs, including its location at the Two Fordham Square Property, in addition to an emergency children’s services office and an office of special investigation.

The other office tenants at the Two Fordham Square Property include 1199 Education Centers, City University of NY, and GSA / Social Security. The large retail tenants at the Two Fordham Square Property include PC Richard, 24 Hour Fitness and Marshall’s.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: two fordham square

The following table presents certain information relating to the tenants at the Two Fordham Square Property:

Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Office Tenants
NYC Administration of Child Services	AA / Aa2 / AA	70,000	27.2%	$2,571,468	24.6%	$36.74	3/31/2024(4)	1, 5- year option
1199 Education Centers	NR / NR / NR	30,380	11.8	856,108	8.2	28.18	12/31/2022
City University of NY	NR / NR / NR	26,000	10.1	826,800	7.9	31.80	4/30/2025
GSA / Social Security	AAA / Aaa / AA+	14,309	5.6	493,651	4.7	34.50	10/8/2025
Total / Wtd. Avg. Office Tenants		140,689	54.7%	$4,748,027	45.5%	$33.75

Retail Tenants
PC Richard	NR / NR / NR	35,111	13.7%	1,646,004	15.8%	$46.88	10/31/2022	2, 5- year options
24 Hour Fitness(5)	NR / Caa1 / B	35,212	13.7	1,091,572	10.4	31.00	3/31/2019	2, 5- year options
Marshall’s	NR / A2 / A+	32,600	12.7	1,004,169	9.6	30.80	1/31/2028	1, 5- year option
The Children’s Place	NR / NR / NR	5,477	2.1	870,295	8.3	158.90	1/31/2022
Capital One	A- / Baa1 / BBB	3,398	1.3	671,819	6.4	197.71	7/31/2021
Verizon Wireless	A- / Baa1 / BBB+	1,575	0.6	210,000	2.0	133.33	7/31/2018
Concrete	NR / NR / NR	3,000	1.2	204,000	2.0	68.00	1/31/2029
Total / Wtd. Avg. Retail Tenants		116,373	45.3%	$5,697,858	54.5%	$48.96

Vacant Spaces		0	0.0%	$0	0.0%	$0.00
Total / Wtd. Avg. All Tenants		257,062	100.0%	$10,445,885	100.0%	$40.64

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, of the U.S. federal government or New York City, whether or not the parent or the U.S. federal government or New York City, as applicable, guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through June 2018 and straight-line rent for NYC Administration of Child Services, GSA / Social Security and Marshall’s.

(4)	NYC Administration of Child Services has a right to terminate its lease effective March 31, 2019 or at any time thereafter upon 365 days’ prior notice and payment of a termination fee equal to the unamortized portion of the brokerage commissions.

(5)	24 Hour Fitness has completed repairs to its leased space following minor flooding. Its equipment has been installed however the tenant has not yet re-opened for business. 24 Hour Fitness is current on its rental payments and is not in default under its lease.

The following table presents certain information relating to the lease rollover schedule at the Two Fordham Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	1,575	0.6	0.6%	210,000	2.0	133.33	1
2019	35,212	13.7	14.3%	1,091,572	10.4	31.00	1
2020	0	0.0	14.3%	0	0.0	0.00	0
2021	3,398	1.3	15.6%	671,819	6.4	197.71	1
2022	70,968	27.6	43.2%	3,372,407	32.3	47.52	3
2023	0	0.0	43.2%	0	0.0	0.00	0
2024	70,000	27.2	70.5%	2,571,468	24.6	36.74	1
2025	40,309	15.7	86.2%	1,320,451	12.6	32.76	2
2026	0	0.0	86.2%	0	0.0	0.00	0
2027	0	0.0	86.2%	0	0.0	0.00	0
2028 & Thereafter	35,600	13.8	100.0%	1,208,169	11.6	33.94	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	257,062	100.0%		$10,445,885	100.0%	$40.64	11

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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      The following table presents certain information relating to historical leasing at the Two Fordham Square Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 6/30/2017
Two Fordham Square	94.4%	94.4%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which reflects occupancy for the specified year as of December 31, unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Two Fordham Square Property:

Cash Flow Analysis

	2013	2014	2015	2016	5/31/2017 TTM	Underwritten	Underwritten $ per SF
Base Rent(1)	$8,820,302	$9,010,635	$9,270,418	$9,588,074	$9,882,697	$9,907,783	$38.54
Contractual Rent Steps(2)	0	0	0	0	0	538,102	2.09
Vacancy(3)	0	0	0	0	0	(503,121)	(4.0%)
Reimbursements	1,092,037	1,169,328	1,319,626	1,116,883	1,326,917	2,109,272	8.21
Other Income(4)	83,188	91,794	169,739	170,750	170,748	267,369	1.04
Effective Gross Income	$9,995,526	$10,271,757	$10,759,783	$10,875,707	$11,380,362	$12,319,405	$47.92

Real Estate Taxes(5)	$437,622	$453,664	$677,236	$726,667	$726,666	$1,831,274	$7.12
Insurance	112,898	118,956	123,642	125,820	131,867	101,893	0.40
Management Fee	297,087	330,012	323,846	324,495	330,495	369,582	1.44
Other Operating Expenses	2,115,684	2,137,933	2,106,620	1,972,489	2,117,235	1,942,273	7.56
Total Operating Expenses	$2,963,291	$3,040,565	$3,231,344	$3,149,471	$3,306,263	$4,245,022	$16.51

Net Operating Income	$7,032,235	$7,231,192	$7,528,439	$7,726,236	$8,074,099	$8,074,383	$31.41
TI/LC	0	0	0	0	0	377,508	1.47
Capital Expenditures	0	0	0	0	0	51,412	0.20
Net Cash Flow	$7,032,235	$7,231,192	$7,528,439	$7,726,236	$8,074,099	$7,645,463	$29.74

Occupancy	94.4%	94.4%	100.0%	100.0%	100.0%(6)	96.0%
NOI Debt Yield	13.4%	13.8%	14.3%	14.7%	15.4%	15.4%
NCF DSCR	3.87x	3.97x	4.14x	4.25x	4.44x	4.20x

(1)	Underwritten Base Rent assumes straight-lined rent for three credit tenants: NYC Administration of Child Services, GSA / Social Security and Marshall’s.

(2)	Contractual Rent Steps include scheduled rent increases through June 1, 2018 for PC Richard and Concrete.

(3)	Underwritten Vacancy is 4.0%. The Two Fordham Square Property was 100.0% occupied as of June 30, 2017.

(4)	Other Income includes straight-lined roof sign income for Marshall’s and contractual roof sign income for PC Richard. Other Income also includes amortized tenant improvements for GSA / Social Security normalized for remaining lease term (97 months).

(5)	Underwritten Real Estate Taxes are based on the average real estate taxes due during the loan term under the ICIP exemption.

(6)	Occupancy as of June 30, 2017.

■	Appraisal. According to the appraisal, the Two Fordham Square Property had an “As-Is” value of $129,500,000 as of June 15, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$132,100,000	N/A	5.00%
Discounted Cash Flow Approach	$126,900,000	6.50%	5.50%(1)

(1)       Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated June 30, 2017, there are no recognized environmental conditions or recommendations for further action at the Two Fordham Square Property other than a recommendation for an asbestos operations and maintenance plan and a lead-based paint operations and maintenance plan, which are already in place.

■	Market Overview and Competition. The Two Fordham Square Property is located in the Fordham Manor section of the Bronx, New York. The Bronx is the northernmost of the five boroughs of New York City with a population of approximately 1.4 million and is home to New York City attractions including the New York Yankees (attracting over 3.5 million visitors annually), the Bronx Zoo and the New York Botanical Garden (attracting a combined 2.8 million visitors annually). According to the New York City Economic Development Corporation, between 2004 and 2014, the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Bronx population grew 9.2%, private sector jobs grew 20% and the unemployment rate declined 1.9% during that period. According to the appraisal, the estimated 2016 population within a 0.75 mile-radius of the Two Fordham Square Property was 160,488 representing a 5.37% increase since 2010.

The Two Fordham Square Property is located in the Bronx Retail Market. The immediate area contains 148 retail properties (2,023,699 SF) with an average year built of 1934, average occupancy of 93.8% and average rents of $54.56 per SF. The competitive set includes 69 retail properties totaling 1,004,515 SF with a current average rent of $89.48 per SF and vacancy of 8.1%. The five year average for the competitive set had average rent of $69.28 and vacancy of 2.2%.

According to the appraisal, from 2012 to 2016, the Bronx Retail Market inventory increased by 7.5% to a total of approximately 30.8 million SF, with 1.3% positive absorption, vacancy decreased by 1.2%, and average asking rent increased by 17.3%. As of the first quarter 2017, vacancy has continued to decline to 4.5% and average asking rents have continued to increase to $42.33 per SF. According to the appraisal, there are eight retail projects under construction in the Bronx Retail Market totaling 89,530 SF that represent 0.3% of supply that will be added in the near term.

The Two Fordham Square Property is located in the Bronx Office Market. The competitive set includes 15 office properties totaling 981,094 SF with a current average rent of $26.88 per SF and vacancy of 7.2%. Over the five years from 2012 through 2016, the competitive set had an average rent of $31.19 per SF and vacancy of 6.7%. From 2012 to 2016, the Bronx Office Market inventory increased by 13.3% to a total of approximately 11.7 million SF, with 2.6% positive absorption, and vacancy decreased by 3.8%. Average asking rent has decreased over that period 1.1% to a 2016 average rent of $28.85 per SF. As of the first quarter 2017, vacancy has continued to decline to 10.5% and average asking rents have increased to $29.51 per SF. According to the appraisal, there is one office project under construction in the Bronx Office Market totaling 51,000 SF that represent 0.4% of supply that is expected to be delivered in 2018.

There are limited opportunities for added supply due to limited vacant land sites and the high cost of construction in the Fordham Manor neighborhood.

The following table presents certain information relating to certain retail and mixed use lease comparables provided in the appraisal for the Two Fordham Square Property:

Retail and Mixed Use Competitive Set(1)

Property Name	Distance from Subject (miles)	Year Built	Property Type	Total SF	Occupancy %	Asking Rent Range $/SF
Two Fordham Square	-	1930	Retail/Office	257,062(2)	100.0%(2)	$31 - $198(2)
2426 Grand Ave	0.3	1912	Retail/Mixed	40,655	97.6%	$100 - $140
114-118 Fordham Rd	0.1	1931	Retail/Mixed	2,988	100.0%	$140 - $180
2460-2468 Grand Concourse	0.1	1939	Retail	5,638	74.7%	$100 - $125
305-315 E Fordham Rd	0.2	1928	Retail	8,283	100.0%	$100 - $125
2-8 East Fordham Rd	0.2	1912	Retail	3,635	69.7%	$125 - $175
3250 Westchester Avenue	3.7	1954	Retail	18,700	100.0%	$50 - $70
5530 Broadway	1.1	2014	Retail	130,000	81.5%	$40 - $60 NNN
10216 Liberty Ave	12.9	2016	Retail	17,642	94.3%	$40 - $50 NNN
184 W. 237th St	1.4	2015	Retail	159,037	98.0%	$40 - $60 NNN
3119 Webster Avenue	2.6	1963	Retail/Mixed	50,000	88.0%	$25 - $35
2480-2488 Grand Concourse	0.1	1937	Retail/Mixed	97,832	91.7%	$25 - $35
1526 Grand Concourse	2.3	1925	Retail	16,902	100.0%	$30 - $40
188 West 230th St	2.0	1927	Retail/Mixed	59,000	100.0%	$30 - $40
2435 Grand Concourse	0.1	1930	Retail	10,000	100.0%	$20 - $30
5500 Broadway	1.1	1921	Retail/Mixed	26,500	62.6%	$45 - $55 NNN

(1)	Source: Appraisal unless otherwise noted.

(2)	Based on underwritten rent roll with in-place rents represented.

■	The Borrower. The borrower is Fordham Associates DE LLC, a single-purpose, single-asset, bankruptcy-remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Fordham Square Loan. The non-recourse carve-out guarantors are Samuel J. Jemal and James J Houlihan, jointly and severally.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Samuel J. Jemal and family have been active real estate owners, investors and managers for over 50 years with a current portfolio of approximately 9.0 million SF of commercial real estate in the New York metropolitan area, New Jersey and Pennsylvania including shopping centers, office buildings, data centers and strip malls.

James J Houlihan is the managing partner of Houlihan-Parnes Realtors, LLC, a five-generation commercial real estate firm founded in 1891. Houlihan-Parnes has expanded to affiliated real estate service companies; James J Houlihan is an active partner in Houlihan Parnes Properties, a commercial property management company, HP Capital, a mortgage service company, GHP Office Realty, LLC, an entity involved in the principal acquisition, management and leasing of office buildings, and Q10 Capital, LLC, a commercial real estate finance company. James J Houlihan is a graduate of Fordham University School of Business and served as Chairman on the Executive Committee of the President’s Council of Fordham University from 2013 through 2015. He now serves as a member of the Fordham Board of Trustees.

■	Escrows. On the origination date of the Two Fordham Square Loan, the borrower funded escrow reserves of $131,087 for real estate taxes.

On each due date, the borrower is required to fund the following reserves with respect to the Two Fordham Square Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then ensuing 12- month period, initially estimated to be $65,543; and (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12- month period (unless the Two Fordham Square Property is maintained under an acceptable blanket insurance policy).

After the occurrence of a TI/LC Trigger Event (as defined below) the borrower is required to deposit monthly $175,000 for 12 consecutive payment dates or until the occurrence of a TI/LC Trigger Cure (as defined below).

A “TI/LC Trigger Event” means (a) 24 Hour Fitness has not given notice to extend and/or renew its lease at least 12 months prior to its lease expiration and (b) NYC ACS has either terminated its lease or given notice of intent to terminate its lease or vacate the Two Fordham Square Property.

A “TI/LC Trigger Cure” means the 24 Hour Fitness and NYC ACS leased spaces have been substantially re-leased for a minimum term of three years.

■	Lockbox and Cash Management. The Two Fordham Square Loan is structured with a hard lockbox which is already in place and requires all tenants to pay their rents directly into such lockbox account. During a Cash Sweep Period (as defined below), the funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender and on each due date applied to fund reserves, pay debt service and pay operating expenses and extraordinary expenses, with all amounts remaining held by the lender as additional collateral for the Two Fordham Square Loan.

A “Cash Sweep Period” will commence on either (i) an event of default or (ii) the debt service coverage ratio being less than 1.20x on a trailing six month basis, and end on either (i) the cure of the event of default or (ii) the debt service coverage ratio being equal to or greater than 1.25x on a trailing six month basis.

■	Property Management. The Two Fordham Square Property is currently managed by JJ Operating Inc., an affiliate of the borrower, pursuant to a management agreement. The Two Fordham Square Loan documents provide that the lender may require the borrower to replace the property manager with a qualified manager upon (i) the property manager becoming insolvent or a debtor in a bankruptcy proceeding, (ii) an event of default occurring and continuing, (iii) default under the management agreement (beyond any grace, notice or cure period) occurring and continuing or (iv) the property manager engaging in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Two Fordham Square Property, plus 18 months of business interruption coverage for a period continuing until the restoration of the Two Fordham Square Property is completed and containing an extended period endorsement which provides for up to six months of additional coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #6: chateau marmont

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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SAN FERNANDO VALLEY
BUR
Burbank
La Canada Flintridge
Pasadena
Glendale
Calabasas
Arcadia
Beverly Hills
West Hollywood
Los Angeles
Alhambra
Santa Monica
Monterey Park
DTLA
Culver City
Vernon
Montebello
Marina Del Rey
South Gate
Santa Fe Springs
LAX
Downey
El Segundo
Norwalk
Manhattan Beach
Lynwood
Santa Monica Bay
Carson
Lakewood
Cerritos
LGB
Torrance
Lomita
Long Beach
Rancho Palos Verdes
Seal Beach
BEVERLY GLEN
HOLLYWOOD HILLS
LAUREL CANYON
WALK OF FAME
HOLLYWOOD
SUNSET STRIP
West Hollywood
SANTA MONICA BLVD
Chateau Marmont
8221 West Sunset Boulevard
West Hollywood, CA 90046
MELROSE AVENUE
HOLMBY HILLS
Beverly Hills
Cedars-Sinai Medical Center
Beverly Connection
Beverly Center
BURTON WAY
The Grove
Wilshire Country Club
N LA BREA AVE
Los Angeles Country Club
GOLDEN TRIANGLE
UCLA
WILSHIRE BLVD
PURPLE LINE EXTENSION
MID WILSHIRE
WESTWOOD VILLAGE
Westfield Century City
CENTURY CITY
W OLYMPIC BLVD
W PICO BLVD
Will Rogers State Historic Park
WESTWOOD
BRENTWOOD
VA Medical Center
21st Century Fox Studios
Los Angeles
MID CITY
Riviera Country Club
Brentwood Country Club
Hillcrest Country Club
Rancho Park Golf Course
WESTSIDE
PICO-ROBERTSON
Westside Pavilion
ARTS DISTRICT
JEFFERSON PARK
Santa Monica
PALMS
EXPO LINE
W JEFFERSON BLVD
DOWNTOWN CULVER CITY
Culver City Studios
RODEO RD
3RD STREET PROMENADE
Santa Monica Place
Santa Monica College
MAR VISTA
Sony Pictures Studios
BALDWIN VILLAGE
SANTA MONICA AIRPORT
Baldwin Hills Scenic Overlook
Culver City
Baldwin Hills Crenshaw Plaza
Penmar Golf Course
West Los Angeles College
Kenneth Hahn State Recreation Area
VIEW PARK-WINDSOR HILLS
MAIN STREET
SILICON BEACH
CRENSHAW/LAX TRANSIT CORRIDOR (UNDER CONSTRUCTION)
Holy Cross Cemetery
LADERA HEIGHTS
STUDIO VILLAGE
Santa Monica Bay
VENICE
Marina Del Rey
DEL REY
Kindred Hospital Los Angeles
W SLAUSON AVE
Marina Marketplace
Westfield Culver City
PLAYA VISTA
FOX HILLS
Waterside Shopping Center
Runway Shopping Center
Promenade at Howard Hughes
CENTINELA AVE
Pacific Ocean
MARINER'S VILLAGE
Loyola Marymount University
Inglewood Park Cemetery
PLAYA DEL RAY
WESTCHESTER
W MANCHESTER AVE
The Forum
Inglewood
Otis College of Arts & Design
Westchester Golf Course
Westchester Village
W ARBOR VITAE ST
Centinela Hospital
Future Los Angeles Rams Stadium
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
W CENTURY BLVD
LENNOX
Crenshaw Imperial Shopping Center
El Segundo
HAWTHORNE AIRPORT
MAIN STREET
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	West Hollywood, California	Cut-off Date Balance	$42,000,000
Property Type	Hospitality	Cut-off Date Balance per Room	$666,666.67
Size (Rooms)	63	Percentage of Initial Pool Balance	4.5%
Total TTM Occupancy as of 5/31/2017	81.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 5/31/2017	81.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1929 / 1990	Mortgage Rate	4.98000%
Appraised Value	$85,300,000	Original Term to Maturity (Months)	60
Appraisal Date	6/16/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	André Balazs	Original Interest Only Period (Months)	60
Property Management	Chateau 99 Management Ltd.	First Payment Date	9/6/2017
Maturity Date	8/6/2022
Underwritten Revenues	$27,419,598
Underwritten Expenses	$20,882,923	Escrows
Underwritten Net Operating Income (NOI)	$6,536,675
Underwritten Net Cash Flow (NCF)	$5,439,891	Upfront	Monthly
Cut-off Date LTV Ratio	49.2%	Taxes	$151,208	$21,601
Maturity Date LTV Ratio	49.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	3.08x / 2.57x	FF&E(1)	$0	$86,667
Debt Yield Based on Underwritten NOI / NCF	15.6% / 13.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,000,000	73.7%	Loan Payoff	$55,263,040	97.0%
Mezzanine Debt	15,000,000	26.3	Closing Costs	1,216,135	2.1
Principal Equity Distribution	369,617	0.6
Reserves	151,208	0.3
Total Sources	$57,000,000	100.0%	Total Uses	$57,000,000	100.0%

(1)	The Chateau Marmont Loan (as defined below) documents require monthly deposits into the FF&E reserve equal to 4% of the gross revenues for the hotel-related operations at the Chateau Marmont Property (as defined below) for the most recent preceding calendar month, initially estimated to be $86,667. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Chateau Marmont Loan”) is evidenced by a note in the original principal amount of $42,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 63-room, full service hotel located in West Hollywood, California (the “Chateau Marmont Property”). The Chateau Marmont Loan was originated by Citi Real Estate Funding Inc. on July 7, 2017 and represents approximately 4.5% of the Initial Pool Balance. The note evidencing the Chateau Marmont Loan has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 4.98000% per annum. The proceeds of the Chateau Marmont Loan were used to refinance a previous loan encumbered by the Chateau Marmont Property, fund reserves, return equity to the borrower sponsor and pay origination costs.

The Chateau Marmont Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Chateau Marmont Loan requires interest only payments on each due date through its loan term. The scheduled maturity date of the Chateau Marmont Loan is the due date in August 2022. Provided that no event of default has occurred and is continuing under the Chateau Marmont Loan documents, at any time on or after the first anniversary of the origination date of the Chateau Marmont Loan and prior to the due date in February 2022, the Chateau Marmont Loan may be prepaid in full with payment of a yield maintenance premium. Provided that no event of default has occurred and is continuing under the Chateau Marmont Loan documents, voluntary prepayment of the Chateau Marmont Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in February 2022.

■	The Mortgaged Property. The Chateau Marmont Property is a 63-room, full service hotel located on approximately 1.62 acres in West Hollywood, Los Angeles County, California. Built in 1929, the Chateau Marmont Property is a landmarked hotel set in a 1920s French, castle-like building on the Sunset Strip. The hotel was designed by architect William Douglas Lee. It was modeled loosely after the Château d’Ambrose, a royal retreat in France’s Loire Valley. The Chateau Marmont Property serves as a Hollywood landmark and has been listed as one of Los Angeles’ Historical-Cultural Landmarks since 1976.

The Chateau Marmont Property was built in four separate phases ranging from 1929 to the 1950’s and was extensively renovated and restored following its acquisition by the borrower sponsor in 1990. The amenities at the Chateau Marmont Property include an expansive lobby with vaulted ceilings, a full-service restaurant with a formal dining room and garden terrace, an outdoor heated pool with a pool deck, a private courtyard, and a small fitness room. The room mix at the Chateau Marmont Property includes 50 guestrooms in the main tower, nine cottages, and four bungalows. The nine cottages were built in the 1930s as part of a separate property and were later acquired by the previous owner of the hotel in 1940s. The cottages are located east of the outdoor swimming pool and surround a

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #6: chateau marmont

private courtyard with a separate, private entrance to Sunset Boulevard. The four bungalow units serve as the most private accommodations on the premises. Each bungalow unit features its own parking space.

The guestrooms at the Chateau Marmont Property are uniquely furnished with depression-era antiques based upon individual layouts and room type. In general, guestroom furnishings include one or two beds, nightstands, a desk with chair, a dresser, at least one flat-screen television with premium channels, a lounge chair, lamps, telephone, and in-room safes. Larger units also feature leather or suede couches. The majority of units feature full kitchens (with the exception of the 11 standard guestrooms), and some have formal dining rooms, balconies, and private terraces, as the Chateau Marmont Property was originally constructed as a luxury apartment complex in the 1920s.

The Chateau Marmont Property includes a food & beverage component which operates at approximately a 75% expense margin historically. The “Restaurant at Chateau Marmont” features an indoor dining area, hotel lobby, as well as a colonnade and an idyllic garden terrace. The full restaurant menu is offered for room service.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Chateau Marmont Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Chateau Marmont Property			Competitive Set			Penetration
	2015	2016	TTM 5/31/2017	2015	2016	TTM 5/31/2017	2015	2016	TTM 5/31/2017
Occupancy	87.3%	86.3%	84.2%	81.9%	78.2%	82.5%	106.5%	110.4%	102.1%
ADR	$658.26	$682.35	$709.62	$353.60	$370.41	$392.03	186.2%	184.2%	181.0%
RevPAR	$574.50	$589.13	$597.23	$289.74	$289.63	$323.30	198.3%	203.4%	184.7%

(1)	Source: May 2017 third party travel research report.

The following table presents certain information relating to the 2016 demand analysis with respect to the Chateau Marmont Property based on market segmentation, as provided in the appraisal for the Chateau Marmont Property:

2016 Accommodated Room Night Demand(1)

	Transient	Meeting and Group
Chateau Marmont Property	99.0%	1.0%
Market-wide	79.2%	20.8%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Chateau Marmont Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per Room
Room Revenue	$12,344,075	$12,951,297	$13,291,481	$13,727,266	$13,729,181	$13,729,181	$217,924
Food & Beverage Revenue	10,613,396	11,643,474	12,569,193	12,657,077	12,328,988	12,328,988	195,698
Other Revenue(2)	1,294,989	1,290,363	1,222,801	1,328,398	1,361,429	1,361,429	21,610
Total Revenue	$24,252,460	$25,885,134	$27,083,475	$27,712,741	$27,419,598	$27,419,598	$435,232

Room Expense	$2,811,204	$3,135,705	$3,264,445	$3,297,767	$3,163,448	$3,163,448	$50,213
Food & Beverage Expense	7,927,334	8,895,349	9,736,448	9,282,414	8,966,159	8,966,159	142,320
Other Expense	446,534	482,050	501,506	660,946	647,023	647,023	10,270
Total Departmental Expense	$11,185,072	$12,513,104	13,502,399	$13,241,127	$12,776,630	$12,776,630	$202,804
Total Undistributed Expense	6,300,568	6,743,481	7,230,632	7,179,732	7,330,775	7,330,775	116,362
Total Fixed Charges	719,702	684,191	690,092	714,545	781,024	775,518	12,310
Total Operating Expenses	$18,205,342	$19,940,776	$21,423,123	$21,135,404	$20,888,429	$20,882,923	$331,475

Net Operating Income	$6,047,118	$5,944,358	$5,660,352	$6,577,337	$6,531,169	$6,536,675	$103,757
FF&E	970,098	1,035,405	1,083,339	1,108,510	1,096,784	1,096,784	17,409
Net Cash Flow	5,077,020	$4,908,953	$4,577,013	$5,468,827	$5,434,385	$5,439,891	$86,347

Occupancy	84.7%	85.0%	84.3%	82.1%	81.4%	81.4%
NOI Debt Yield	14.4%	14.2%	13.5%	15.7%	15.6%	15.6%
NCF DSCR	2.39x	2.31x	2.16x	2.58x	2.56x	2.57x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	Other Revenue consists of parking, gift shop, laundry, vending machines, in-house movies, and other miscellaneous sources of revenue.

■	Appraisal. According to the appraisal, the Chateau Marmont Property had an “as-is” appraised value of $85,300,000 as of June 16, 2017.

Appraisal Approach(1)	Value	Discount Rate	Terminal Capitalization Rate
Income Capitalization Approach	$85,300,000	9.00%	6.69%

(1)	Source: Appraisal.

■	Environmental Matters. According to the Phase I environmental report, dated June 14, 2017, there were no recognized environmental conditions or recommendations for further action at the Chateau Marmont Property other than the continued implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The Chateau Marmont Property is located in West Hollywood, Los Angeles County, California. The Chateau Marmont Property is located along Sunset Boulevard at the east end of the Sunset Strip which serves as a prime commercial district within the city of West Hollywood. The “Strip”, which is an approximately 1.5 mile stretch of Sunset Boulevard, is characterized by an array of premium boutiques, restaurants, music venues, comedy clubs, and nightclubs that attract rocks stars, movie stars and other entertainers. Regional access to the area is provided by Interstate 10 (Santa Monica Freeway) which travels between the city of Santa Monica and Los Angeles County, as well as north/south US Route 101 that extends through California, Oregon, and Washington. Local east/west primary arterials include Sunset Boulevard, Santa Monica Boulevard and Melrose Avenue.

West Hollywood is bounded by Beverly Hills to the west and by Hollywood (a district within Los Angeles) to the north, east, and south. West Hollywood benefits from close proximity to many major entertainment and production companies, as well as from a variety of tourist attractions in the area. Entertainment and production companies located within the neighborhood include the Daily & Associates Inc., Fox Interactive Media, CBS Television City, CNN, MGM Studios, Hollywood Center Studios, Capitol Records and E! Entertainment. Tourist attractions located within the neighborhood include The Comedy Store, Pacific Design Center, Beverly Center, House of Blues, West Hollywood Gateway, TCL Chinese Theater, Hollywood Walk of Fame, Hollywood & Highland Center, The Grove, Melrose Avenue, Pantages Theater and Universal Studios. The peak season for tourism in the area is June through August; however, hotels benefit from holiday-related demand as well. The spring is also a prime period for weddings and other social events.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The third party travel report identified five properties with varying degrees of competitiveness to the Chateau Marmont Property. The following table presents certain information related to the competitive properties identified in a third party travel report for the Chateau Marmont Property:

Chateau Marmont Property Competitive Set(1)

Property	Year Opened	Number of Rooms
Chateau Marmont Property	1929	63
L`Ermitage	1976	116
Mondrian Hotel	1959	236
Sunset Marquis Hotel	1964	152
Luxury Collection SLS Hotel @ Beverly Hills	1991	297
Sunset Tower	1989	81
Total		945

(1)	Source: May 2017 third party travel research report.

■	The Borrower. The borrower is Chateau Property Holdings, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chateau Marmont Loan. The non-recourse carveout guarantor is André Balazs of André Balazs Properties. André Balazs Properties’ portfolio currently consists of several hotels across the United States. The hotel portfolio includes The Mercer Hotel in New York City, Chateau Marmont in Hollywood, Chiltern Firehouse in London and Sunset Beach on Shelter Island. André Balazs also maintains a minority stake in Standard International, which owns The Standard Hollywood, The Standard Downtown Los Angeles, The Standard Spa Miami Beach, The Standard High Line and The Standard East Village.

■	Escrows. On the origination date, the borrower funded reserves of $151,208 for real estate tax expenses with respect to the Chateau Marmont Property.

On each monthly payment date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, initially estimated to be $21,601, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance for the renewal of the coverage for over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket or umbrella insurance policies in accordance with the Chateau Marmont Loan documents and (iii) a reserve for FF&E, in an amount equal to 4% of the gross revenues for the hotel-related operations at the Chateau Marmont Property for the most recent preceding calendar month for which the borrower has delivered an operating statement in accordance with the Chateau Marmont Loan documents, initially estimated to be $86,667.

■	Lockbox and Cash Management. The Chateau Marmont Loan is structured with a lender-controlled lockbox in place at origination and springing cash management. The borrower is required to deliver notices to all credit card companies (and tenants, if any) directing them to deposit all sums payable to the borrower into the lender-controlled lockbox account. The property manager is required to deposit all funds payable to the borrower into the lender-controlled lockbox account. All sums on deposit in the lockbox account are required to be swept on each business day to the borrower or at the borrower’s direction, unless a Chateau Marmont Trigger Period (defined below) is continuing, in which case all funds in the lender-controlled lockbox will be swept on each business day into the cash management account for the payment of, among other things, debt service and property operating expenses, for the funding of monthly escrows, and for the payment of regularly scheduled monthly debt service payments to the Mezzanine Lender (as defined below), with any excess (i) to the extent a Chateau Marmont Cash Trap Period (defined below) has not occurred and the Mezzanine Lender is not entitled to additional sums beyond regularly scheduled debt service pursuant to the Chateau Marmont Mezzanine Loan (as defined below), to be returned to the borrower, (ii) to the extent a Chateau Marmont Cash Trap Period has occurred, to be held as additional collateral by the lender until the expiration of the applicable Chateau Marmont Cash Trap Period after which it is returned to the borrower and (iii) to the extent a Chateau Marmont Cash Trap Period has not occurred and the Mezzanine Lender is entitled to additional sums beyond regularly scheduled debt service pursuant to the Chateau Marmont Mezzanine Loan, to be disbursed at the direction of the Mezzanine Lender.

A “Chateau Marmont Trigger Period” means a period (a) commencing upon the occurrence of an event of default under the Chateau Marmont Loan documents and continuing until the cure (if applicable) or the lender’s waiver of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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such event of default, (b) commencing upon the debt yield (including the Chateau Marmont Mezzanine Loan) being less than 8.0% for one full calendar quarter, and continuing until the debt yield is equal to or greater than 8.0% for one full calendar quarter, (c) commencing upon the occurrence of a bankruptcy or similar proceeding of the property manager and continuing until the replacement of the applicable property manager in accordance with the terms of the Chateau Marmont Loan documents with a Qualified Manager (defined below), or (d) the Mezzanine Lender’s delivery of a written notice to lender that an event of default under the Chateau Marmont Mezzanine Loan has occurred and is continuing and continuing until Mezzanine Lender’s delivery of written notice to the lender that no event of default under the Chateau Marmont Mezzanine Loan is outstanding.

A “Chateau Marmont Cash Trap Period” means a period (i) commencing upon the occurrence and continuance of an event of default and continuing until the cure (if applicable) of such event of default, (ii) commencing upon the debt yield falling below 7.0% for one full calendar quarter and continuing until the debt yield has been equal to or greater than 7.25% for one full calendar quarter, and (iii) commencing upon a bankruptcy filing or similar proceeding by the property manager and continuing until the replacement of the applicable property manager in accordance with the Chateau Marmont Loan documents with a Qualified Manager.

The borrower may cure a Chateau Marmont Trigger Period and/or a Chateau Marmont Cash Trap Period related to a failure to satisfy the applicable debt yield threshold by depositing cash or a letter of credit with lender, in each case to serve as additional collateral for the Chateau Marmont Loan, in an amount reasonably determined by the lender to be sufficient, if deducted from the principal amount of the Chateau Marmont Loan solely for purposes of determining the debt yield, to cause the debt yield to be equal to or greater than (x) with respect to a Chateau Marmont Trigger Period, 8.0%, and (y) with respect to a Chateau Marmont Cash Trap Period, 7.0%. Any such additional collateral shall be returned to the borrower if no Chateau Marmont Trigger Period and/or Chateau Marmont Cash Trap Period, as applicable, is continuing and the applicable debt yield test would be satisfied without deducting the amount of such collateral from the principal amount of the Chateau Marmont Loan for purposes of determining the debt yield.

■	Property Management. The Chateau Marmont Property is currently managed by Chateau 99 Management, Ltd., a California limited partnership. The borrower has the right to replace the property manager provided that (i) no event of default is continuing under the Chateau Marmont Loan documents, (ii) the borrower provides the lender with 30 days’ notice, (iii) such replacement is permitted under the Chateau Marmont Mezzanine Loan documents, and (iv) such replacement manager is a Qualified Manager.

A “Qualified Manager” means a person or entity approved by the lender in writing (which such approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such person or entity); provided that HotelsAB, LLC, a Delaware limited liability company (“HotelsAB”) shall be deemed to be a Qualified Manager so long as (i) no event of default shall have occurred and be continuing, (ii) the lender has not, in accordance with the Chateau Marmont Loan documents, caused the borrower to terminate a management agreement with any property manager that is an affiliate of HotelsAB; (iii) no affiliated property manager being replaced by HotelsAB shall then be subject to any action or proceeding under any creditors’ rights law, and (iv) no event shall have occurred and be continuing, and no condition shall exist, which, in each case, would give the lender the right in accordance with the Chateau Marmont Loan documents to cause the borrower to terminate a management agreement with HotelsAB immediately upon HotelsAB assuming management of the Chateau Marmont Property.

■	Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Chateau Marmont Loan, Citigroup Global Markets Realty Corp. (with its successors and/or assigns, the “Mezzanine Lender”) funded a mezzanine loan in the amount of $15,000,000 (the “Chateau Marmont Mezzanine Loan”) to Chateau Mezz Holdings, LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in the borrower. The Chateau Marmont Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Chateau Marmont Mezzanine Loan carries an interest rate of 9.00000% per annum and is coterminous with the Chateau Marmont Loan. The Chateau Marmont Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Chateau Marmont Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Chateau Marmont Property for 18 months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and to be no greater than $25,000, except with respect to earthquake and windstorm/named storm, which may provide for no deductible in excess of 5% of the total insurable value of the Chateau Marmont Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #7: 327-331 EAST HOUSTON STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

100

LOAN #7: 327-331 EAST HOUSTON STREET

327-331 East Houston Street
327-331 East Houston Street
New York, NY 10002
EAST VILLAGE
LOWER EAST SIDE
Tompkins Square Park
Hamilton Park
New York
MANHATTAN
Upper West Side
Upper East Side
West New York
Metropolitan Museum of Art
Natural History Museum
Central Park
Astoria
Carnegie Hall
Long Island City
Times Square
United Nations
Madison Square Garden
Empire State Building
Hoboken
JFK Stadium
NYU
SoHo
Jersey City
Financial District
BROOKLYN
Hudson River
East River
E 10TH STREET
E 9TH STREET
E 8TH STREET
E 7TH STREET
E 6TH STREET
E 5TH STREET
E 4TH STREET
E 3RD STREET
E 2ND STREET
E HOUSTON STREET
STANTON STREET
RIVINGTON STREET
DELANCEY STREET
BROOME STREET
GRAND STREET
FIRST AVENUE
AVENUE A
AVENUE B
AVENUE C
ALLEN STREET
ORCHARD STREET
LUDLOW STREET
ESSEX STREET
NORFOLK STREET
SUFFOLK STREET
CLINTON STREET
ATTORNEY STREET
RIDGE STREET
PITT STREET
COLUMBIA STREET
LEWIS STREET
JACKSON STREET
Boys Club of NY
St Nicholas Carpatho Church
Performance Space 122
PS 64
9th Street Garden Park
La Plaza Cultural
PSA 4
Village East Towers
St Brigida
Coalition Housing
Gethsemane Garden Baptist Church
Green Oasis
East Village Bed & Coffee
Saint Stanislaus
Village View Houses
Lillian Wald Houses
San Isidro Y San Leandro
PS 15
PS 63
Most Holy Redeemer Church
Connelly Theater
Upright Citizens Brigade Theatre East
Disciples of Christ
First Houses
Monastery of Saint Mary of Egypt
PS 188
Former Rectory of St. Nicholas
Bard High School Early College
Baruch Houses
NEST+m
Angel Orensanz Foundation
The Ludlow Hotel
SIXTY LES Hotel
The Anna Silver School
Our Lady of Sorrows Church
Masaryk Towers
Intermediate School 25
PS 140 Nathan Straus
Dewitt Reformed Church
Comfort Inn
Samuel Gompers Houses
LATEA Theater
Manhattan Charter School
New York Foundation
University Settlement Society
Essex Market
Sea of Galilee Temple
NY Chinese Alliance Church
FDNY Engine 15
NYPD
275 Delancey
PS 110
Cooperative Village
Tenement Museum
Blue Moon Hotel
Bialystoker Synagogue
Hillman Housing
Amalgamated Dwellings
Abrons Arts Center
Congregation Beth Hamedrash
St Mary's Church
408 Grand
Seward Park High School
Ahern Park
PS 134
PS 12
Seward Park Cooperative House III
Seward Park Cooperative House IV
377 Grand
175 Clinton
Seward Park Cooperative House I
Henry Street Settlement
St Augustine's Chapel
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance	$41,700,000
Property Type	Multifamily	Cut-off Date Balance per Unit	$534,615.38
Size (Units)	78	Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 5/15/2017	88.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/15/2017	88.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate	4.32000%
Appraised Value	$61,900,000	Original Term to Maturity (Months)	120
Appraisal Date	5/23/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	Gili Haberberg	Original Interest Only Period (Months)	120
Property Management	Arkar, Inc.	First Payment Date	9/6/2017
Maturity Date	8/6/2027

Underwritten Revenues	$3,227,820
Underwritten Expenses	$589,112	Escrows
Underwritten Net Operating Income (NOI)	$2,638,708	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,619,208	Taxes	$19,255	$6,418
Cut-off Date LTV Ratio(1)	67.4%	Insurance	$9,560	$3,187
Maturity Date LTV Ratio	67.4%	Replacement Reserve	$0	$1,300
DSCR Based on Underwritten NOI / NCF	1.44x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	6.6% / 6.5%	Other(1)	$1,700,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$41,700,000	64.7%	Purchase Price	$61,500,000	95.4%
Principal’s New Cash Contribution	22,386,714	34.7	Reserves	1,728,815	2.7
Other Sources	369,739	0.6	Closing Cost	1,227,638	1.9

Total Sources	$64,456,453	100.0%	Total Uses	$64,456,453	100.0%

(1)	At the origination of the 327-331 East Houston Street Loan (as defined below), the borrower deposited an amount equal to $1,700,000, in a lender-controlled account, to be held as additional collateral for the 327-331 East Houston Street Loan. The Cut-off Date LTV Ratio if calculated net of the $1,700,000 economic holdback reserve is 64.6%. The economic holdback reserve of $1,700,000 will be disbursed within 10 business days of satisfaction of the economic holdback release conditions set forth in the next sentence, and in the following manner: (i) to the borrower if no 327-331 East Houston Street Trigger Period (as defined below) has occurred and remains outstanding or (ii) to the lender-controlled excess cash flow account if a 327-331 East Houston Street Trigger Period has occurred and remains outstanding. The economic holdback release conditions mean, (a) the borrower must submit a request for disbursement of the economic holdback reserve funds prior to July 14, 2019, (b) the borrower has delivered to the lender a current rent roll , (c) no event of default under the 327-331 East Houston Street Loan documents is continuing and (d) the annual effective gross income is no less than $3,549,665.

(2)	The Debt Yield Based on Underwritten NOI / NCF is calculated net of a $1,700,000 economic holdback reserve. The Debt Yield Based on Underwritten NOI / NCF calculated based upon the fully funded aggregate 327-331 East Houston Street Loan amount of $41,700,000 is 6.3% and 6.3%, respectively.

■	The Mortgage Loan. The mortgage loan (the “327-331 East Houston Street Loan”) is evidenced by a note in the original principal amount of $41,700,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 13-story, 78-unit, newly developed, high rise, Class A, multifamily property located in New York, New York (the “327-331 East Houston Street Property”). The 327-331 East Houston Street Loan was originated by Citi Real Estate Funding Inc. on July 14, 2017 and represents approximately 4.4% of the Initial Pool Balance. The note evidencing the 327-331 East Houston Street Loan has an outstanding principal balance as of the Cut-off Date of $41,700,000 and an interest rate of 4.32000% per annum. The proceeds of the 327-331 East Houston Street Loan were primarily used to acquire the 327-331 East Houston Street Property, fund reserves and pay origination costs.

The 327-331 East Houston Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 327-331 East Houston Street Loan requires monthly payments of interest only for the entire term of the 327-331 East Houston Street Loan. The scheduled maturity date of the 327-331 East Houston Street Loan is the due date in August 2027. At any time after the second anniversary of the securitization Closing Date, the 327-331 East Houston Street Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 327-331 East Houston Street Loan documents. Voluntary prepayment of the 327-331 East Houston Street Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The 327-331 East Houston Street Property is a 13-story, 78-unit, newly developed, high rise, Class A, multifamily property located on the south side of Houston Street between Attorney and Ridge Streets in New York City’s Lower East Side neighborhood. The 327-331 East Houston Street Property was built in 2016 and is an 80/20 affordable multifamily building with 80% market units and 20% affordable units. The 327-331 East Houston Street Property is currently 88.5% occupied and consists of 62 market-rate apartments and 16 affordable apartments. The 327-331 East Houston Street Property contains 25 studio apartments, 40 one-bedroom apartments, 12 two-bedroom apartments and one three-bedroom apartment. The 327-331 East Houston Street Property amenities include a boutique-style lobby, a lobby lounge, library, fitness center, 46 bike storage slots and a private garden with exclusive street access. The 327-331 East Houston Street Property also features a landscaped rooftop with 360-degree views, an outdoor screening area, a sun terrace with misting shower and private dining and grilling areas for

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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entertainment and relaxation. In addition to the aforementioned amenities, the 327-331 East Houston Street Property is equipped with a comprehensive security system which includes camera monitoring throughout the development, a video-intercom entrance system and a 24-hour attended lobby. Twelve-month leases are typical for the 327-331 East Houston Street Property and tenants pay electricity via direct metering.

■	Tax Abatement. Pursuant to Section 421(a) of the New York Real Property Tax Law and a certain Regulatory Agreement dated September 9, 2013 between the borrower and the City of New York acting by and through the Department of Housing Preservation and Development, the 327-331 East Houston Street Property is entitled to a 20-year abatement of real estate taxes. Pursuant to information obtained from the applicable tax assessor, the 327-331 East Houston Street Property is currently in year one of 20 of the applicable abatement. The 327-331 East Houston Street Loan is recourse for any of lender’s losses in the event of any loss of the tax abatement, reinstatement of past-abated taxes or actions against the borrower for damages for failure to comply with the terms of Section 421(a) of the New York State Real Property Tax Law. The borrower and recourse carveout guarantors have also provided a payment guaranty to the lender of any such amounts that become due.

The following table presents certain information relating to historical leasing at the 327-331 East Houston Street Property:

Historical Leased %(1)

	2016	As of 5/15/2017
Owned Space	70.9%	88.5%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 327-331 East Houston Street Property:

Cash Flow Analysis(1)

	2016	TTM 5/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$1,970,266	$2,983,477	$3,215,820	$41,228
Gross Up Vacancy	0	0	443,628	5,688
Gross Potential Rent	$1,970,266	$2,983,477	$3,659,448	$46,916
Vacancy & Credit Loss & Concessions(2)	0	0	(443,628)	(5,688)
Total Rent	$1,970,266	2,983,477	$3,215,820	41,228
Other Income(3)	9,969	22,389	12,000	154
Effective Gross Income	$1,980,235	$3,005,866	$3,227,820	$41,382

Real Estate Taxes(4)	$74,131	$0	$73,351	$940
Insurance	44,020	41,471	36,420	467
Management Fee	59,407	90,176	96,835	1,241
Other Operating Expenses	747,140	828,837	382,506	4,904
Total Operating Expenses	$924,698	$960,484	$589,112	$7,553

Net Operating Income	$1,055,537	$2,045,382	$2,638,708	$33,830
Replacement Reserves	0	0	19,500	250
Net Cash Flow	$1,055,537	$2,045,382	$2,619,208	$33,580

Occupancy(5)	70.9%	88.5%(6)	87.9%
NOI Debt Yield	2.5%	4.9%	6.6%
NCF DSCR	0.58x	1.12x	1.43x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Concessions of one to two months were provided during 2016 while the 327-331 East Houston Street Property was in lease-up. There are currently no concessions offered to new tenants.

(3)	Other income includes late fees, bike storage, miscellaneous income and amenity fees.

(4)	The 327-331 East Houston Street Property is subject to a 20-year tax abatement pursuant to Section 421(a) of the New York Real Property Tax Law that provides a 100% exemption through 2025 with a 20% reduction in 2026 and every two years thereafter until 2034 when the 327-331 East Houston Street Property is fully taxable.

(5)	The 327-331 East Houston Street Property was completed in 2015 with occupancy commencing in January 2016. The 327-331 East Houston Street Property had reached stabilized occupancy by August 2016. Underwritten occupancy represents the actual, economic occupancy at the 327-331 East Houston Street Property.

(6)	Occupancy is as of May 15, 2017.

■	Appraisal. According to the appraisal, the 327-331 East Houston Street Property had an “as-is” appraised value of $61,900,000 as of May 23, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Environmental Matters. According to a Phase I environmental report, dated May 26, 2017, there are no recognized environmental conditions or recommendations for further action at the 327-331 East Houston Street Property.

■	Market Overview and Competition. The 327-331 East Houston Street Property is located in the Lower East Side on the south side of Houston Street between Attorney and Ridge Streets. The 327-331 East Houston Street Property is in close proximity to both the Second Avenue subway and the F train. Additionally, there are several hotels, restaurants and nightlife venues within a short walking distance of the 327-331 East Houston Street Property. According to a third party report, the 327-331 East Houston Street Property is in the West Village/Downtown multifamily submarket of New York City. As of the fourth quarter of 2016, the West Village/Downtown NYC submarket consists of 123 properties totaling 25,343 units with a vacancy rate of 3.8% and average asking rents of $4,348 per unit. The West Village/Downtown NYC multifamily submarket is the second largest in the New York metro area behind Kings County. According to a third party report, vacancy rates have remained below 5% year-over-year over the last 10 years with an average vacancy rate of 2.9% since 2007. In addition, asking rents have increased approximately 1.5% year-over-year, on average, since 2007.

The following table presents certain information relating to the primary competition for the 327-331 East Houston Street Property:

Directly Competitive Buildings(1)

	327-331 East Houston Street Property	The Ludlow	Tompkins Square Plaza	Avalon ChrystiePlace PH I	Soho Court	Soho Abbey
Number of Stories	13	23	7	14	18	10
Year Built	2016	2008	1999	2005	1996	1992
Number of units	78	243	130	361	195	170
Unit size:
- Studio	444(2)	511	429	469	526	550
- 1-BR	622(2)	650	643	725	650	750
- 2-BR	888(2)	900	835	1,005	-	900
- 3-BR	1,258(2)	-	-	-	-	-
Rent per month:
- Studio	$3,454(2)	$3,652	$2,450	$3,450	$3,000	$3,611
- 1-BR	$4,699(2)	$4,325	$3,200	$4,650	$3,850	$4,200
- 2-BR	$6,753(2)	$6,650	$3,900	$6,500	-	$5,200
- 3-BR	$9,000(2)	-	-	-	-	-

	Cooper Square	Mulberry South	Mulberry North	50 Prince
Number of Stories	15	7	7	7
Year Built	2010	1989	1950	1988
Number of units	143	96	84	73
Unit size:
- Studio	529	391	444	500
- 1-BR	644	605	701	605
- 2-BR	1,367	880	830	925
- 3-BR	-	1,075	-	-
Rent per month:
- Studio	$4,144	$2,800	$3,491	$3,500
- 1-BR	$5,686	$4,300	$4,500	$3,583
- 2-BR	$9,604	$5,057	$6,500	$5,040
- 3-BR	-	$6,560	-	-

(1)	Source: Appraisal.

(2)	The data does not include information for the affordable units at the 327-331 East Houston Street Property which consist of five studios, eight 1-BR units and three 2-BR units. The studios, 1-BR units and 2-BR units average 468 SF, 608 SF and 867 SF, respectively, with average rent per month of $847, $909 and $1,108, respectively.

■	The Borrower. The borrower is 331 Houston, LLC, a Delaware limited liability company, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 327-331 East Houston Street Loan. Gili Haberberg is the non-member manager of the borrowing entity. Gili Haberberg and Baruch Bezner are the carveout guarantors for the 327-331 East Houston Street Loan.

Gili Haberberg has been involved in commercial real estate for more than 20 years as an owner and operator, with a real estate portfolio primarily concentrated in Manhattan. Gili Haberberg’s real estate portfolio consists of eight multifamily and mixed-use investment properties totaling approximately 200 units with an estimated value of $74,000,000.

■	Escrows. On the origination date of the 327-331 East Houston Street Loan, the borrower funded a reserve of (i) $19,255 for real estate taxes, (ii) $9,560 for insurance and (iii) $1,700,000 for economic holdback reserve funds.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, initially estimated to be $6,418 per month, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy, initially estimated to be $3,187 per month and (iii) $1,300 for replacement reserves.

■	Lockbox and Cash Management. The 327-331 East Houston Street Loan documents require a springing lockbox with springing cash management. During the continuance of a 327-331 East Houston Street Trigger Period (as defined below), all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the 327-331 East Houston Street Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the 327-331 East Houston Street Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a 327-331 East Houston Street Trigger Period is continuing, to be held by the lender as additional collateral for the 327-331 East Houston Street Loan and (ii) to the extent no 327-331 East Houston Street Trigger Period is continuing, to be swept to the borrower. Upon the occurrence and during the continuance of an event of default under the 327-331 East Houston Street Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 327-331 East Houston Street Loan (and/or toward the payment of expenses of the 327-331 East Houston Street Property), in such order of priority as the lender may determine. Pursuant to the Regulatory Agreement with the New York City Department of Planning and Development (the “Department”), the Department has the right under the Regulatory Agreement to freeze the borrower’s account associated with maintenance and operation of affordable housing units upon the occurrence of certain events under the Regulatory Agreement. The 327-331 East Houston Street Loan documents require the borrower to maintain separate operating accounts for the affordable housing units and non-affordable housing units.

A “327-331 East Houston Street Trigger Period” means a period commencing upon the earlier to occur of (i) the occurrence of an event of default under the 327-331 East Houston Street Loan documents and (ii) any time on or after the date that is six months following the origination of the 327-331 East Houston Street Loan, the debt yield being less than 6.0% and continuing until, (y) with respect to a 327-331 East Houston Street Trigger Period which commenced in connection with clause (i), the cure, if applicable, of such event of default and (z) with respect to a 327-331 East Houston Street Trigger Period which commenced in connection with clause (ii), the debt yield being equal to or greater than 6.25% for two consecutive calendar quarters.

■	Property Management. The 327-331 East Houston Street Property is currently managed by Arkar, Inc., a borrower affiliate. Under the 327-331 East Houston Street Loan documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) a 327-331 East Houston Street Trigger Period under the 327-331 East Houston Street Loan documents is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the 327-331 East Houston Street Loan documents and upon 60 days’ prior notice to the lender, with a new or replacement property manager approved by the lender in writing (which such approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such property manager), provided that such replacement would not cause a termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due or would cause a material adverse effect to occur under the Regulatory Agreement dated September 9, 2013 between East Houston Development, LLC and the City of New York acting by and through the Department of Housing Preservation and Development.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 327-331 East Houston Street Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the 327-331 East Houston Street Property for 18 months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000, except with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the 327-331 East Houston Street Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Balis Self Storage

CubeSmart
self storage
800-800-1717

Interline Self Storage

Pearl Self Storage

Belle Chasse Self Storage

Oak Villa Self Storage

Highway 18 Self Storage

Florida Boulevard Self Storage

Harding Self Storage

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Jackson
MISSISSIPPI
Bienville National Forest
Kisatchie National Forest
Natchez
Homochitto National Forest
Alexandria
LOUISIANA
Hattiesburg
Baton Rouge
Lafayette
Slidell
New Orleans

Brookwood Self Storage LA-MS Portfolio

1	Balis Self Storage	3293 Balis Drive	Baton Rouge, LA	70808
2	Feu Follet Self Storage	200 Feu Follet Road	Lafayette, LA	70508
3	Belle Chasse Self Storage	2012 Belle Chasse Highway	Gretna, LA	70056
4	Oak Villa Self Storage	2240 Oak Villa Boulevard	Baton Rouge, LA	70815
5	Harding Self Storage	4455 Harding Boulevard	Baton Rouge, LA	70807
6	Florida Boulevard Self Storage	6536 Florida Boulevard	Baton Rouge, LA	70806
7	Industriplex Self Storage	12340 Industriplex Boulevard	Baton Rouge, LA	70817
8	Ambassador Self Storage	2952 Ambassador Caffery Parkway	Lafayette, LA	70506
9	Interline Self Storage	9059 Interline Avenue	Baton Rouge, LA	70809
10	Flowood Self Storage	131 Howard Wilson Lane	Flowood, MS	39232
11	Pearl Self Storage	4235 Highway 80 East	Pearl, MS	39208
12	Airway Self Storage	8836 Airway Drive	Baton Rouge, LA	70806
13	Highway 18 Self Storage	5651 Highway 18	Jackson, MS	39209

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	13	Loan Seller		CREFI
Location (City/State)	Various, Various	Cut-off Date Balance(3)		$40,000,000
Property Type	Self Storage	Cut-off Date Balance per SF(2)		$63.39
Size (SF)	1,262,106	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 4/30/2017	85.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2017	85.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.94000%
Appraised Value(1)	$161,150,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	Robert Craig Smith	Original Interest Only Term (Months)	120
Property Management	CubeSmart Asset Management, LLC	First Payment Date Maturity Date	8/6/2017 7/6/2027

Underwritten Revenues	$12,361,669
Underwritten Expenses	$3,348,463
Underwritten Net Operating Income (NOI)	$9,013,206	Escrows(4)
Underwritten Net Cash Flow (NCF)	$8,879,611		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	49.6%	Taxes	$264,376	$44,063
Maturity Date LTV Ratio(1)(2)	49.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)(2)	2.82x / 2.78x	Replacement Reserves	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)(2)	11.3% / 11.1%	Other(5)	$5,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$80,000,000	100.0%	Loan Payoff	$52,721,617	65.9%
			Principal Equity Distribution	25,912,792	32.4
			Closing Costs	1,095,591	1.4
			Reserves	270,001	0.3
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)	The Appraised Value represents the “As Portfolio” bulk appraised value based on individual valuations dated between May 9, 2017 to May 15, 2017, which is inclusive of a $13,100,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Brookwood Self Storage LA-MS Portfolio Properties’ Appraised Value of $161,150,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $148,050,000 are each 54.0%.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

(3)	The Cut-off Date Balance of $40,000,000 represents the non-controlling note A-2 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to the CD 2017-CD5 securitization transaction. See “— The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Other escrow represents $5,625 for immediate repairs.

■	The Mortgage Loan. The mortgage loan (the “Brookwood Self Storage LA-MS Portfolio Loan”) is part of a loan combination (the “Brookwood Self Storage LA-MS Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 13 building self storage portfolio located in Louisiana and Mississippi (the “Brookwood Self Storage LA-MS Portfolio Properties”). The Brookwood Self Storage LA-MS Portfolio Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Brookwood Self Storage LA-MS Portfolio Loan Combination, had an original principal balance of $40,000,000, and has a Cut-off Date Balance of $40,000,000. The Brookwood Self Storage LA-MS Portfolio Loan represents approximately 4.2% of the Initial Pool Balance. The related companion loan (the “Brookwood Self Storage LA-MS Portfolio Companion Loan”), which is evidenced by the controlling note A-1, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to the CD 2017-CD5 securitization transaction. The Brookwood Self Storage LA-MS Portfolio Loan Combination was originated by CREFI on June 29, 2017, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. The Brookwood Self Storage LA-MS Portfolio Loan Combination accrues interest at an interest rate of 3.94000% per annum. The proceeds of the Brookwood Self Storage LA-MS Portfolio Loan Combination were primarily used to refinance a prior debt secured by the Brookwood Self Storage LA-MS Portfolio Properties, return equity to the borrower sponsor, pay origination costs and fund reserves.

The Brookwood Self Storage LA-MS Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Brookwood Self Storage LA-MS Portfolio Loan requires payments of interest only during its term. The scheduled maturity date of the Brookwood Self Storage LA-MS Portfolio Loan Combination is the due date in July 2027. Voluntary prepayment of the Brookwood Self Storage LA-MS Portfolio Loan Combination without payment of any prepayment premium is permitted on or after the due date in May 2027. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and satisfy the other conditions of the Brookwood Self Storage LA-MS Portfolio Loan documents) and obtain a release of such individual property. See “—Release of Collateral” below. At any time after the earlier to occur of (i) the second anniversary of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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the last securitization of any portion of the Brookwood Self Storage LA-MS Portfolio Loan Combination and (ii) June 29, 2021, the Brookwood Self Storage LA-MS Portfolio Loan Combination may be defeased in full with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Brookwood Self Storage LA-MS Portfolio Loan documents.

■	The Mortgaged Properties. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage properties located in various suburban communities, which were built between 1997 and 2009. The Brookwood Self Storage LA-MS Portfolio Properties total 9,847 units, of which 3,607 units are traditional, non-climate controlled and 6,175 units are climate controlled. Typical amenities across the Brookwood Self Storage LA-MS Portfolio Properties include an electronic gate, keypad entry, video cameras, on-site managers and exterior lighting.

The weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties peaked at 92% in August 2016 predominantly due to a flood in Baton Rouge, Louisiana and to a lesser extent, Lafayette, Louisiana. The August 2016 flood affected 18,750 homes and over 50,000 people throughout the state of Louisiana. During the week of the flood, the Brookwood Self Storage LA-MS Portfolio Properties experienced 1,417 move-ins, which represent 27% of the units located in Baton Rouge. However, since that time, over 57% of those units have moved out. The remaining flood tenants comprise of 11.5% of the overall Baton Rouge units and 6.1% of the total units. As of April 30, 2017, the weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties was 85.5%.

The following table presents certain information relating to the Brookwood Self Storage LA-MS Portfolio Properties:

Portfolio Summary

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built / Renovated	Occupancy As of 4/30/2017	Appraised Value	UW NCF
Balis Self Storage	Baton Rouge	LA	$6,041,000	93,075	2001	90.9%	$22,300,000	$1,321,296
Feu Follet Self Storage	Lafayette	LA	4,455,000	157,765	1997, 2000, 2008	82.6%	16,500,000	995,112
Belle Chasse Self Storage	Gretna	LA	3,910,000	130,203	2004	84.9%	14,500,000	867,957
Oak Villa Self Storage	Baton Rouge	LA	3,510,000	121,935	2006	82.4%	13,000,000	791,470
Harding Self Storage	Baton Rouge	LA	3,349,500	87,135	2009	93.6%	12,400,000	720,080
Florida Boulevard Self Storage	Baton Rouge	LA	3,105,000	80,900	2004	94.4%	11,500,000	704,821
Industriplex Self Storage	Baton Rouge	LA	2,917,500	89,300	2007	82.6%	10,800,000	665,338
Ambassador Self Storage	Lafayette	LA	2,794,500	93,110	1998	74.9%	10,350,000	592,011
Interline Self Storage	Baton Rouge	LA	2,620,000	90,963	2006	85.9%	9,700,000	592,799
Flowood Self Storage	Flowood	MS	2,242,500	76,850	2008	92.5%	8,300,000	503,806
Pearl Self Storage	Pearl	MS	1,865,000	74,970	2008	93.2%	6,900,000	420,292
Airway Self Storage	Baton Rouge	LA	1,785,000	82,925	2007	82.9%	6,600,000	405,608
Highway 18 Self Storage	Jackson	MS	1,405,000	82,975	2008	76.8%	5,200,000	299,021
Total / Wtd. Avg.			$40,000,000(1)	1,262,106		85.5%	$148,050,000(2)	$8,879,611

(1)	The Brookwood Self Storage LA-MS Portfolio Loan has a Cut-off Date Balance of $40,000,000 and is evidenced by the non-controlling note A-2 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to the CD 2017-CD5 securitization transaction.

(2)	The Appraised Value of $148,050,000 represents the sum of the individual "as-is" appraisal values of the Brookwood Self Storage LA-MS Portfolio Properties. The bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the climate controlled versus non-climate controlled units at the Brookwood Self Storage LA-MS Portfolio Properties:

Unit Summary(1)

Property Name	Total GLA	Number of Floors	Total Number of Units	Number of Climate Controlled Units	% of Climate Controlled Units
Balis Self Storage	93,075	3	922	922	100%
Feu Follet Self Storage	157,765	3	989	577	58%
Belle Chasse Self Storage	130,203	2	1,031	569	55%
Oak Villa Self Storage	121,935	2	870	370	43%
Harding Self Storage	87,135	3	665	310	47%
Florida Boulevard Self Storage	80,900	2	649	231	36%
Industriplex Self Storage	89,300	3	772	772	100%
Ambassador Self Storage	93,110	1	753	344	46%
Interline Self Storage	90,963	2	682	414	61%
Flowood Self Storage	76,850	2	617	617	100%
Pearl Self Storage	74,970	2	584	317	54%
Airway Self Storage	82,925	1	676	364	54%
Highway 18 Self Storage	82,975	1	637	368	58%
Total / Wtd. Avg.	1,262,106		9,847	6,175	63%

(1)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Brookwood Self Storage LA-MS Portfolio Properties:

Historical Leased %(1)

Property Name	2014	2015	2016	As of 4/30/2017
Balis Self Storage	75.0%	78.0%	88.0%	90.9%
Feu Follet Self Storage	62.0%	63.6%	71.6%	82.6%
Belle Chasse Self Storage	52.7%	68.3%	81.1%	84.9%
Oak Villa Self Storage	49.9%	54.0%	72.6%	82.4%
Harding Self Storage	68.2%	75.9%	87.7%	93.6%
Florida Boulevard Self Storage	73.2%	76.9%	86.9%	94.4%
Industriplex Self Storage	42.6%	50.1%	73.7%	82.6%
Ambassador Self Storage	72.4%	79.3%	82.3%	74.9%
Interline Self Storage	50.9%	58.4%	77.5%	85.9%
Flowood Self Storage	64.9%	78.9%	91.5%	92.5%
Pearl Self Storage	62.2%	78.8%	91.5%	93.2%
Airway Self Storage	36.5%	41.0%	66.8%	82.9%
Highway 18 Self Storage	32.8%	46.9%	64.8%	76.8%
Total / Wtd. Avg.	57.2%	65.0%	79.0%	85.5%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Brookwood Self Storage LA-MS Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$11,740,854	$9.30
Gross Up Vacancy	0	0	0	0	0	1,922,161	1.52
Total Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$13,663,015	$10.83
Other Income	650,833	706,176	857,250	1,229,665	1,402,605	1,402,605	1.11
Vacancy & Credit Loss	0	0	0	0	0	(2,703,951)	(2.14)
Effective Gross Income	$8,162,364	$8,506,891	$9,523,030	$11,458,526	$12,361,669	$12,361,669	$9.79

Real Estate Taxes	$493,155	$502,218	$509,533	$525,437	$526,383	$523,516	$0.41
Insurance	103,944	136,955	138,413	144,214	148,162	154,834	0.12
Management Fee	0	41,322	124,749	167,771	222,695	618,083	0.49
Other Operating Expenses	1,274,494	1,399,331	1,589,554	1,709,485	1,868,687	2,052,030	1.63
Total Operating Expenses	$1,871,593	$2,079,826	$2,362,249	$2,546,907	$2,765,927	$3,348,463	$2.65

Net Operating Income	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$9,013,206	$7.14
Replacement Reserves	0	0	0	0	0	133,596	0.11
Net Cash Flow	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$8,879,611	$7.04

Occupancy	NAP	57.2%	65.0%	79.0%	83.3%	85.5%(3)
NOI Debt Yield(2)	7.9%	8.0%	9.0%	11.1%	12.0%	11.3%
NCF DSCR(2)	1.97x	2.01x	2.24x	2.79x	3.00x	2.78x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten net cash flow.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

(3)	Based on the underwritten rent roll dated April 30, 2017.

■	Appraisal. As of the appraisal valuation dates ranging from May 9, 2017 to May 15, 2017, the Brookwood Self Storage LA-MS Portfolio Properties had an aggregate “as-is” appraised value of $148,050,000. The “As Portfolio” bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000 which includes a portfolio premium of $13,100,000.

■	Environmental Matters. According to the Phase I environmental reports dated May 19, 2017, there were no recommendations for further action at the Brookwood Self Storage LA-MS Portfolio Properties.

■	Market Overview and Competition. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage facilities which are all part of the Southwest Sector as defined by the 2016 Self Storage Almanac. The Southwest Sector has a total of 6,384 facilities which comprise a total of 331,968,000 SF. The second quarter 2016 vacancy for the Southwest Sector was 9.1%.

The following table presents the local demographics data at the Brookwood Self Storage LA-MS Portfolio Properties:

Local Demographics Summary

Property Name	City	State	2016 Population (within 1-mi. / 3-mi. / 5-mi. Radius) (1)	2016 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius) (2)
Balis Self Storage	Baton Rouge	LA	7,843 / 84,966 / 178,677	$104,623 / $68,991 / $67,148
Feu Follet Self Storage	Lafayette	LA	7,011 / 58,452 / 145,277	$86,478 / $90,038 / $79,349
Belle Chasse Self Storage	Gretna	LA	15,341 / 106,688 / 247,882	$69,272 / $63,735 / $66,470
Oak Villa Self Storage	Baton Rouge	LA	4,887 / 67,756 / 192,843	$56,655 / $59,694 / $62,431
Harding Self Storage	Baton Rouge	LA	4,094 / 58,341 / 119,388	$39,693 / $43,411 / $44,359
Florida Boulevard Self Storage	Baton Rouge	LA	10,770 / 84,008 / 209,962	$52,449 / $62,760 / $62,187
Industriplex Self Storage	Baton Rouge	LA	3,271 / 63,073 / 148,978	$94,192 / $93,021 / $91,785
Ambassador Self Storage	Lafayette	LA	10,814 / 65,162 / 135,111	$65,588 / $80,607 / $78,980
Interline Self Storage	Baton Rouge	LA	7,465 / 72,187 / 206,054	$80,520 / $79,022 / $78,559
Flowood Self Storage	Flowood	MS	311 / 15,001 / 84,162	$82,777 / $93,801 / $80,281
Pearl Self Storage	Pearl	MS	1,410 / 23,324 / 57,453	$66,463 / $68,096 / $70,650
Airway Self Storage	Baton Rouge	LA	4,990 / 75,813 / 210,818	$67,577 / $64,701 / $65,501
Highway 18 Self Storage	Jackson	MS	2,107 / 39,220 / 102,883	$35,054 / $43,249 / $46,907

(1)	Figures represent the 2016 population within the 1-, 3-, 5-mile radius from the referenced property.

(2)	Figures represent the 2016 average household income within the 1-, 3-, 5-mile radius from the referenced property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to certain self storage lease comparables provided in the appraisal for the Brookwood Self Storage LA-MS Portfolio Properties:

Competitive Set Summary(1)

Property Name	Occupancy Rates As of 4/30/2017	Competitive Set Average Occupancy Rates	Competitive Set Gross Average Asking Rent
Balis Self Storage	90.9%	91.1%	$0.76 per SF - $2.40 per SF
Feu Follet Self Storage	82.6%	84.5%	$0.49 per SF - $2.00 per SF
Belle Chasse Self Storage	84.9%	85.5%	$0.30 per SF - $1.96 per SF
Oak Villa Self Storage	82.4%	83.0%	$0.30 per SF - $3.12 per SF
Harding Self Storage	93.6%	88.6%	$0.50 per SF - $3.12 per SF
Florida Boulevard Self Storage	94.4%	87.0%	$0.41 per SF - $3.12 per SF
Industriplex Self Storage	82.6%	88.9%	$0.38 per SF - $3.08 per SF
Ambassador Self Storage	74.9%	80.5%	$0.42 per SF - $2.40 per SF
Interline Self Storage	85.9%	85.2%	$0.41 per SF - $2.84 per SF
Flowood Self Storage	92.5%	88.1%	$0.62 per SF - $2.44 per SF
Pearl Self Storage	93.2%	85.0%	$0.36 per SF - $2.36 per SF
Airway Self Storage	82.9%	86.5%	$0.47 per SF - $2.60 per SF
Highway 18 Self Storage	76.8%	80.4%	$0.42 per SF - $1.86 per SF
Total / Wtd. Avg.	85.5%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Brookwood Holdings LA, L.L.C. and Brookwood Holdings MS, L.L.C., each a single-purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brookwood Self Storage LA-MS Portfolio Loan. The non-recourse carveout guarantor for the Brookwood Self Storage LA-MS Portfolio Loan is Brookwood Properties, L.L.C., a Louisiana limited liability company (“Brookwood”). If at any time Brookwood does not have a net worth of $80,000,000 and a liquidity of $4,000,000, Robert Craig Smith is required to be added as a guarantor under the guaranty.

Brookwood is a closely held real estate company that was founded by Robert Craig Smith in 1986 and is currently headquartered in Baton Rouge, Louisiana. Brookwood develops, acquires, and manages self-storage properties in Louisiana, Mississippi, and Texas. Brookwood has developed the majority of its portfolio and maintains a long-term ownership strategy. Brookwood’s current portfolio consists of over 35 properties and 3.2 million SF of self-storage.

■	Escrows. On the origination date of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the borrowers funded a reserve of (i) $264,376 for real estate taxes, and (ii) $5,625 for immediate repairs.

On each due date, the borrowers are required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $44,063, (ii) at any time the required insurance is not on an approved blanket policy (which it is as of the origination date of the Brookwood Self Storage LA-MS Loan Combination), one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums due for the renewal of the above referenced coverage, (iii) $11,133 for replacement reserves, provided, however that such replacement reserve deposits are conditionally waived so long as the debt service coverage ratio is at least 1.40x, and at any time monthly deposits are not waived pursuant to the foregoing, the replacement reserve is capped at an amount equal to 36 months’ worth of deposits (which based on the current monthly payment amount is $400,788), and (iv) upon the occurrence and continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period (as defined below), an operating expenses reserve and the excess cash flow generated by the Brookwood Self Storage LA-MS Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The Brookwood Self Storage LA-MS Portfolio Loan documents require a springing lockbox with springing cash management, provided that, upon a Brookwood Self Storage LA-MS Portfolio Trigger Period occurring after the termination of the first Brookwood Self Storage LA-MS Portfolio Trigger Period following origination, the lockbox remains in place. During the continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day and, provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Brookwood Self Storage LA-MS Portfolio Loan and (ii) to the extent no Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be swept into the borrowers’ operating account. Upon the occurrence and during the continuance of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Brookwood Self Storage LA-MS Portfolio Loan (and/or toward the payment of expenses of the Brookwood Self Storage LA-MS Portfolio Properties), in such order of priority as the lender may determine.

A “Brookwood Self Storage LA-MS Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents and continuing until such event of default is cured and (ii) commencing if the debt service coverage ratio calculated based on a 30-year amortization schedule (“DSCR”) is less than 1.15x for one calendar quarter and continuing until the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no Brookwood Self Storage LA-MS Portfolio Trigger Period will be deemed to expire in the event any other triggering event is then ongoing.

■	Property Management. The Brookwood Self Storage LA-MS Portfolio Properties are currently managed by CubeSmart Asset Management, LLC, an unaffiliated third party. Under the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may terminate the property management agreement and replace the property manager without the lender’s consent if, among other conditions no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the property management agreement and replace the property manager (i) upon an event of default under the property management agreement, (ii) upon any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof or any voluntary bankruptcy or insolvency proceeding with respect to the property manager, (iii) if there exists a Brookwood Self Storage LA-MS Portfolio Trigger Period or (iv) if the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents at any time prior to the maturity date of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the borrowers may prepay the debt for such individual property (and obtain a release of such individual property upon the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Brookwood Self Storage LA-MS Portfolio Loan documents, (ii) the borrowers have delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) payment of a release price equal to 115% of the allocated loan amount, (iv) the individual property is conveyed to an entity other than the borrowers, and (v) delivery of a rating agency confirmation if required by the lender.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Brookwood Self Storage LA-MS Portfolio Properties (plus 15 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the six months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). No deductible will be in excess of $25,000, provided, however, that with respect to windstorm or named storm, such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Brookwood Self Storage LA-MS Portfolio Properties. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: MCNEILL HOTEL PORTFOLIO

Hilton Garden Inn Twin Falls

Hampton Inn and Suites West Jordan

Homewood Suites Boise

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Butte
Bozeman
MONTANA
La Grande
Baker City
Sawtooth National Forest
Yellowstone National Park
OREGON
Boise
Nampa
IDAHO
Carey
Idaho Falls
Mountain Home
Twin Falls
Pocatello
WYOMING
Burley
Humboldt National Forest
Wasatch-Cache National Forest
Ogden
Evanston
Great Salt Lake
Elko
Salt Lake City
Ashley National Forest
Dinosaur National Monument
Park City
UTAH
Provo
NEVADA
Manti la Sal National Forest
1
2
3
90
15
84
86
80
70

McNeill Hotel Portfolio

#	PROPERTY NAME	ADDRESS	CITY/STATE	ZIP CODE
1	Homewood Suites Boise	7957 West Spectrum Street	Boise, ID	83709
2	Hilton Garden Inn Twin Falls	1741 Harrison Street North	Twin Falls, ID	83301
3	Hampton Inn and Suites West Jordan	3923 West Center Park Drive	West Jordan, UT	84084

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		BANA
Location (City/State)(1)	Various	Cut-off Date Balance		$33,875,000
Property Type	Hospitality	Cut-off Date Balance per Room		$104,876.16
Size (Rooms)(1)	323	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 5/31//2017(1)	81.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2017(1)	81.2%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		4.72400%
Appraised Value(1)(2)	$46,100,000	Original Term to Maturity (Months)		120
Appraisal Date	6/1/2017 & 6/2/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Phillip H. McNeill, Jr.	Original Interest Only Period (Months)		12
Property Management	McNeill Hotel Company, LLC	First Payment Date		9/1/2017
		Maturity Date		8/1/2027

Underwritten Revenues	$12,084,661
Underwritten Expenses	$6,951,601	Escrows(3)
Underwritten Net Operating Income (NOI)	$5,133,060		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,649,673	Taxes	$339,767	$37,752
Cut-off Date LTV Ratio(2)	73.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	61.5%	FF&E Reserve	$0	$39,927
DSCR Based on Underwritten NOI / NCF	2.43x / 2.20x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.2% / 13.7%	Other	$5,600,000	$66,667

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,875,000	65.2%	Purchase Price	$44,500,000	85.6%
Principal’s New Cash Contribution	14,085,110	27.1	Reserves	$5,939,767	11.4
Mezzanine Loan	4,000,000	7.7	Closing Costs	$1,520,343	2.9

Total Sources	$51,960,110	100.0%	Total Uses	$51,960,110	100.0%

(1)	See chart below under “—The Mortgaged Properties”.

(2)	The “As Stabilized” aggregated appraised value for the McNeill Hotel Portfolio as of June 2, 2019 is $52,400,000, which assumes the completion of the property improvement plan for each McNeill Hotel Portfolio Property (the estimated cost of which the lender has fully reserved). The “As Stabilized” appraised value results in a Cut-off Date LTV Ratio of 64.6% and a Maturity Date LTV Ratio of 54.1%.

(3)	See “–Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “McNeill Hotel Portfolio Loan”) is evidenced by a note secured by a first mortgage encumbering the borrowers’ fee simple interest in three hotels, totaling 323 rooms located in Boise, Idaho, Twin Falls, Idaho and West Jordan, Utah (the “McNeill Hotel Portfolio Property” or the “McNeill Hotel Portfolio Properties”). The McNeill Hotel Portfolio Loan was originated by Bank of America, N.A. on July 18, 2017 and represents approximately 3.6% of the Initial Pool Balance. The note evidencing the McNeill Hotel Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $33,875,000 and an interest rate of 4.72400% per annum. The proceeds of the McNeill Hotel Portfolio Loan were primarily used, along with the proceeds of the McNeill Hotel Portfolio Mezzanine Loan (as defined under “—Mezzanine or Secured Subordinate Indebtedness” below) and new sponsor equity, to acquire the McNeill Hotel Portfolio Properties and pay loan origination costs and fund upfront reserves.

The McNeill Hotel Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The McNeill Hotel Portfolio Loan requires payment of interest-only for the initial 12 months, followed by monthly payments of interest and principal sufficient to amortize the McNeill Hotel Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the McNeill Hotel Portfolio Loan is the due date in August 2027. At any time after the second anniversary of the securitization Closing Date, the McNeill Hotel Portfolio Loan may be defeased in whole or in part (see “—Release of Collateral” below) with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the McNeill Hotel Portfolio Loan documents. Voluntary prepayment of the McNeill Hotel Portfolio Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Properties. The McNeill Hotel Portfolio Properties are comprised of a total of 323 rooms between the Homewood Suites Boise, Idaho (the “Boise Property”), the Hilton Garden Inn Twin Falls, Idaho (the “Twin Falls Property”) and the Hampton Inn and Suites, West Jordan, Utah (the “West Jordan Property”). The McNeill Hotel Portfolio Properties are each subject to franchise agreements with Hilton Franchise Holding LLC that expire on July 31, 2032. As of May 31, 2017, the McNeill Hotel Portfolio Properties had a weighted-average occupancy rate of 81.2% and a weighted average underwritten RevPAR of $96.69.

The Boise Property. The Boise Property is a four-story, select-service, upscale extended-stay hotel constructed as a Homewood Suites in 2007. The Boise Property consists of 110 guestrooms (48 queen studios, 47 king one-bedrooms and 15 two-bedroom suites). Room amenities include a sitting area with sofa bed, dining table/desk, flat panel

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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television, kitchen alcove with two-burner stove, full-size refrigerator, microwave, dishwasher and granite-countertop baths. Hotel amenities include a social area where daily hot breakfast and weekday evening socials are offered, a business center, convenience shop, billiards room, guest laundry, indoor pool with hot tub, fitness center, outdoor terrace with BBQ grills, 990 SF meeting room and free internet access. The Boise Property also includes 113 surface parking spaces.

The Boise Property is located at the intersection of West Spectrum Street and Saturn Road in the neighborhood of Spectrum Pointe, a suburban entertainment district in Boise. Across the street from the Boise Property are a 21-screen movie theater and a number of restaurants. The Boise Property is located approximately three miles from the Boise Airport and approximately five miles from downtown Boise, the Idaho State Capitol and Boise State University.

The demand at the Boise Property is estimated at 65% corporate, driven in 2016 by stays by Tokyo Electron, M W Group, Micron Technology, Applied Materials, Carmax and Toray Engineering.

The borrower that owns the Boise Property entered into a new 15-year franchise agreement when the Boise Property was acquired in connection with this financing. The franchise agreement requires an estimated $1.5 million property improvement plan, primarily comprised of a softgood renovation, which is expected to be completed in the next year. The estimated cost of the property improvement plan has been fully reserved by the lender.

The Twin Falls Property. The Twin Falls Property is a four-story, select-service, hotel constructed as a Hilton Garden Inn in 2009. The Twin Falls Property consists of 107 guestrooms (56 king rooms, 42 queen/queen rooms and 9 king suites). Room amenities include an armchair with ottoman or sofa bed, desk, flat panel television, mini-refrigerator, microwave, and granite-countertop baths. Hotel amenities include a two-story lobby/seating area with wood paneling and gas fireplace, restaurant with bar, business center, convenience shop, guest laundry, indoor pool with hot tub, fitness center, 2,728 SF of meeting space in three rooms and free internet access. The Twin Falls Property also includes 105 surface parking spaces.

The Twin Falls Property is located along Pole Line Road, the main arterial road through the city, and approximately five miles from Interstate 84 which is a critical roadway for Twin Falls for agricultural shipping activity, as well as a draw for regional visitors to Twin Falls from other cities within Idaho and from Oregon, Washington and Utah. To the north of the Twin Falls Property are the Snake River Canyon, the Perrine Bridge and Shoshone Falls which are the main tourist draws to Twin Falls. Also to the north are Canyon Springs Golf Course and Blue Lakes Country Club. To the south of the Twin Falls Property is the College of Southern Idaho. To the east is the Magic Valley Mall.

The demand at the Twin Falls Property is estimated at 65% corporate, driven in 2016 by stays by Chobani, TPG Capital, Glanbia and Clif Bar.

The borrower that owns the Twin Falls Property entered into a new 15-year franchise agreement when the Twin Falls Property was acquired in connection with this financing. The franchise agreement requires an estimated $1.5 million property improvement plan, primarily comprised of a softgood renovation, which is expected to be completed in the next year. The estimated cost of the property improvement plan has been fully reserved by the lender.

The West Jordan Property. The West Jordan Property is a three-story, limited-service hotel constructed as a Hampton Inn and Suites in 2008. The West Jordan Property consists of 106 guestrooms (35 king room, 47 queen/queen rooms, 16 king studios and 8 queen/queen studios). Room amenities include a flat panel television, desk and granite-countertop baths. Suite guestrooms are located at various corners of the building and generally include a wet bar with sink, mini-refrigerator and microwave. Hotel amenities include a two-story lobby/seating area with wood paneling and gas fireplace which also serves as the breakfast room, business center, convenience shop, guest laundry, indoor pool with hot tub, fitness center, 1,904 SF meeting room and free internet access. The West Jordan Property also includes 107 surface parking spaces.

The West Jordan Property is located just west of the Jordan Landing master retail development. Jordan Landing is a 500-acre master-planned community encompassing 250 single-family homes and 1,500 multi-family units adjacent to Jordan Landing Shopping Center, a 2.0 million SF shopping and dining center featuring a Wal-Mart Super Center, a 24-screen theater, fitness center and spa. Jordan Landing Shopping Center is the largest retail development in the state of Utah. The West Jordan Property is located approximately five miles from the intersection of Interstates 15 and 215, connecting Provo and Salt Lake City and extending to Los Angeles via Las Vegas. Salt Lake City International Airport is approximately 12.5 miles to the north and downtown Salt Lake is approximately 15 miles to the northeast of the West Jordan Property, accessibly by car or the public TRAX rail system.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The demand at the West Jordan Property is estimated at 65% corporate, driven in 2016 by stays by Mountain America and Sysco Foods.

The borrower that owns the West Jordan Property entered into a new 15-year franchise agreement when the West Jordan Property was acquired in connection with this financing. The franchise agreement requires an estimated $1.6 million property improvement plan, primarily comprised of a softgood renovation, which is expected to be completed in the next year. The estimated cost of the property improvement plan has been fully reserved by the lender.

The following table presents certain information relating to the McNeill Hotel Portfolio Properties:

Portfolio Summary(1)

Property Name/Address	Year Built / Renovated	Rooms	Occupancy(2)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value(3)	UW RevPAR	UW NCF
Boise Property 7957 West Spectrum Street Boise, ID 83709	2007 / NAP	110	84.9%	$12,800,000	37.8%	$17,200,000	$108.66	$1,809,716
Twin Falls Property 1741 Harrison Street North Twin Falls, ID 83301	2009 / NAP	107	80.8	11,725,000	34.6	16,200,000	$94.42	1,588,414
West Jordan Property 3923 West Center Park Drive West Jordan, UT 84084	2008 / NAP	106	77.9	9,350,000	27.6	12,700,000	$86.57	1,251,543
Total / Wtd. Avg.		323	81.2%	$33,875,000	100.0%	$46,100,000	$96.69	$4,649,673

(1)	Source: Appraisal.

(2)	Underwritten occupancy as of May 31, 2017.

(3)	The “As Stabilized” aggregated appraised value for the McNeill Hotel Portfolio as of June 1, 2019 is $52,400,000, which assumes the completion of the property improvement plans for each McNeill Hotel Portfolio Property (the estimated cost of which the lender has fully reserved). The “As Stabilized” appraised value results in a Cut-off Date LTV Ratio of 64.6% and a Maturity Date LTV Ratio of 54.1%.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the McNeill Hotel Portfolio Properties and the competitive sets, as provided in third-party industry travel research reports:

Boise Property Historical Statistics(1)

	Boise Property			Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	71.8%	$101.64	$73.02	66.0%	$80.23	$52.91	108.9%	126.7%	138.0%
2012	77.1%	$105.44	$81.28	72.7%	$84.76	$61.66	106.0%	124.4%	131.8%
2013	77.5%	$111.94	$86.73	75.2%	$88.07	$66.25	103.0%	127.1%	130.9%
2014	78.9%	$112.31	$88.64	75.5%	$94.25	$71.19	104.5%	119.2%	124.5%
2015	81.9%	$117.95	$96.58	77.3%	$102.97	$79.56	106.0%	114.6%	121.4%
2016	86.5%	$124.30	$107.52	80.9%	$111.13	$89.93	106.9%	111.9%	119.6%
TTM 5/31/2017	85.1%	$127.81	$108.72	79.2%	$113.60	$89.95	107.4%	112.5%	120.9%

(1)	Source: Industry travel research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Twin Falls Property Historical Statistics(1)

	Twin Falls Property			Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	68.6%	$94.99	$65.18	64.1%	$86.90	$55.74	107.0%	109.3%	116.9%
2012	73.1%	$99.92	$73.04	67.5%	$91.21	$61.60	108.2%	109.5%	118.6%
2013	78.5%	$105.60	$82.93	69.8%	$95.51	$66.69	112.5%	110.6%	124.4%
2014	78.6%	$108.05	$84.97	68.4%	$96.52	$66.06	114.9%	112.0%	128.6%
2015	78.6%	$109.10	$85.72	73.5%	$97.48	$71.67	106.9%	111.9%	119.6%
2016	83.1%	$116.33	$96.66	78.5%	$107.04	$84.03	105.8%	108.7%	115.0%
TTM 5/31/2017	80.8%	$116.87	$94.38	77.9%	$106.27	$82.78	103.7%	110.0%	114.0%

(1)	Source: Industry travel research report.

West Jordan Property Historical Statistics(1)

	West Jordan Property			Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.9%	$103.08	$72.10	68.1%	$97.83	$66.60	102.7%	105.4%	108.2%
2012	69.5%	$107.10	$74.46	70.8%	$100.46	$71.15	98.2%	106.6%	104.7%
2013	76.2%	$108.11	$82.44	68.0%	$105.37	$71.65	112.1%	102.6%	115.1%
2014	77.5%	$106.95	$82.87	63.0%	$107.81	$67.92	123.0%	99.2%	122.0%
2015	80.6%	$111.21	$89.65	66.6%	$108.26	$72.06	121.1%	102.7%	124.4%
2016	77.7%	$109.52	$85.11	70.6%	$110.70	$78.20	110.0%	98.9%	108.8%
TTM 5/31/2017	78.2%	$111.14	$86.95	71.2%	$112.71	$80.30	109.8%	98.6%	108.3%

(1)	Source: Industry travel research report.

The following table presents certain information relating to the demand analysis with respect to the McNeill Hotel Portfolio Properties based on market segmentation, as provided in the appraisals:

Accommodated Room Night Demand(1)

Property	Commercial	Group	Leisure
Boise Property	65%	10%	25%
Twin Falls Property	65%	10%	25%
West Jordan Property	65%	10%	25%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McNeill Hotel Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per Room
Room Revenue	$9,908,739	$10,082,661	$10,692,731	$11,407,240	$11,410,703	$11,410,703	$35,327
Food & Beverage Revenue	449,730	389,605	405,394	433,657	421,089	421,089	1,304
Other Revenue(1)	291,240	247,387	256,434	259,310	252,869	252,869	783
Total Revenue	$10,649,709	$10,719,653	$11,354,559	$12,100,207	$12,084,661	$12,084,661	$37,414

Room Expense	$1,995,943	$2,036,600	$2,180,295	$2,175,490	$2,197,317	$2,197,317	$6,803
Food & Beverage Expense	403,956	389,164	383,197	417,266	434,677	405,099	1,254
Other Expense	142,295	116,126	129,565	115,663	112,410	112,410	348
Total Departmental Expense	$2,542,194	$2,541,890	$2,693,057	$2,708,419	$2,744,404	$2,714,826	$8,405
Total Undistributed Expense	3,390,677	3,460,292	3,604,213	3,698,225	3,740,827	3,624,730	11,222
Total Fixed Charges	595,940	524,348	543,789	557,415	598,002	612,045	1,895
Total Operating Expenses	$6,528,811	$6,526,530	$6,841,059	$6,964,059	$7,083,233	$6,951,601	$21,522

Net Operating Income	$4,120,898	$4,193,123	$4,513,500	$5,136,148	$5,001,428	$5,133,060	$15,892
FF&E	425,989	428,786	454,183	484,008	483,387	483,387	1,497
Net Cash Flow	$3,694,909	$3,764,337	$4,059,317	$4,652,140	$4,518,041	$4,649,673	$14,395

Occupancy	77.3%	78.1%	79.9%	82.3%	81.2%	81.1%
NOI Debt Yield	12.2%	12.4%	13.3%	15.2%	14.8%	15.2%
NCF DSCR	1.75x	1.78x	1.92x	2.20x	2.14x	2.20x

(1)	Other Revenue consists of telephone revenue, guest laundry, meeting room rentals, Lodgenet income, gift shop revenue and other miscellaneous revenue.

■	Appraisal. According to the appraisals dated as of June 1, 2017 and June 2, 2017, the McNeill Hotel Portfolio Properties had an aggregate “as- is” appraised value of $46,100,000.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Boise Property	Direct Capitalization Approach	$17,300,000	N/A	8.75%
Boise Property	Direct Capitalization Approach (As Stabilized)(1)	$19,200,000	N/A	9.00%
Boise Property	Discounted Cash Flow Approach	$17,200,000	10.25%	9.25%(2)

Twin Falls Property	Direct Capitalization Approach	$16,400,000	N/A	8.50%
Twin Falls Property	Direct Capitalization Approach (As Stabilized)(1)	$18,400,000	N/A	8.75%
Twin Falls Property	Discounted Cash Flow Approach	$16,200,000	10.25%	9.00%(2)

West Jordan Property	Direct Capitalization Approach	$12,700,000	N/A	8.75%
West Jordan Property	Direct Capitalization Approach (As Stabilized)(1)	$14,800,000	N/A	9.00%
West Jordan Property	Discounted Cash Flow Approach	$12,700,000	10.25%	9.25%(2)

(1)	The “As Stabilized” aggregated appraised value for the McNeill Hotel Portfolio as of June 2, 2019 is $52,400,000, which assumes completion of the property improvement plans for each McNeill Hotel Portfolio Property for which the lender has fully reserved. The “As Stabilized” appraised value results in a Cut-off Date LTV Ratio of 64.6% and a Maturity Date LTV Ratio of 54.1%

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to three separate Phase I environmental reports, dated either July 2, 2017 or July 3, 2017, there are no recognized environmental conditions or recommendations for further action for the McNeill Hotel Portfolio Properties.

■	Market Overview and Competition. The McNeill Hotel Portfolio Properties are located in the metropolitan areas of Boise, Idaho, Twin Falls, Idaho and Salt Lake City, Utah.

Boise, Idaho. The Boise metropolitan statistical area is the headquarters for several major companies such as J.R. Simplot Company, WinCo Foods, Boise Cascade, Albertsons, Idaho Pacific Lumber, Idaho Timber and Clearwater Analytics. The technology industry is also growing in the region with Micron Technology, Hewlett-Packard, Healthwise, ClickBank, Meta Geek and Microsoft establishing large presences. The call center industry is also a major source of employment in the area with more than 20 call centers including centers for WDSGlobal, EDS, Teleperformance, DIRECTV and T-Mobile. The Idaho state government is also a major employer in Boise. Boise’s unemployment rate as of April 2017 was 2.5%, continuing a year over year trend of declining unemployment since 2009.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The 2017 estimated population in the Boise metropolitan statistical area (“MSA”) was 695,765, a 1.7% annual increase since 2010, with estimated average household income of $73,401. The 2017 estimated population within a three- and five-mile radius of the Boise Property was 84,876 and 213,919, respectively, a 1.2-1.3% annual increase since 2010, with estimated average household income of $63,870 and $67,234, respectively.

As of 2016, the largest employers in the city of Boise are St. Luke’s Health Systems (8,499 employees), Micron Technology (6,799 employees) and Boise State University (4,799 employees). Downtown Boise’s attractions include the Idaho State Capitol, classic Egyptian Theater, Boise Art Museum and Zoo Boise. Downtown Boise is served by Interstate 184 (“The Connector”), connecting Boise to Portland and Salt Lake City. Downtown Boise is the urban center of the Treasure Valley serving as the government, business, cultural and entertainment center for southwest Idaho and eastern Oregon. Downtown is home to the Idaho State Capital, Adad County Courthouse complex and Boise City Hall. The BoDo District is a downtown shopping destination which hosts the annual Alive After Five summer concert series. Demand drivers in the City of Boise include the 50,000 SF convention center, which in 2016 hosted 270 events and is in the midst of a $38 million expansion, St. Luke’s Boise Medical Center, Idaho’s largest health care provider, the only children’s hospital in Idaho and the flagship hospital of the St. Luke’s Health System, and Boise State University with spring 2016 enrollment of 19,271.

The appraiser identified a 186-room Residence Inn hotel anticipated to open in December 2017, at the intersection of South Capitol Boulevard and West Myrtle Street, which is expected to compete with the Boise Property when open.

Twin Falls, Idaho. The Twin Falls metropolitan statistical area is the economic hub for the Magic Valley Region and its main economy is related to agriculture raw production and processing. For proximity to dairy sources, Chobani built a $450 million, 1.0 million SF manufacturing plant in Twin Falls, which is the world’s largest yogurt manufacturing center. Similarly for proximity to ingredient sources, Clif (producer of Clif Bars) built a $90 million, 300,000 SF bakery in Twin Falls. Twin Falls’ unemployment rate as of April 2017 was 2.8%, continuing a year over year trend of declining unemployment since 2010.

The 2017 estimated population in the Twin Falls MSA was 107,060, a 1.1% annual increase since 2010, with estimated average household income of $61,252. The 2017 estimated population within a three-mile radius of the Twin Falls Property was 38,865, a 1.1% annual increase since 2010, with estimated average household income of $62,175.

The 2017 largest employers in Twin Falls are St. Luke’s Magic Valley Regional Medical Center (2,500 employees), Twin Falls School District (1,499 employees), College of Southern Idaho (999 employees), Personnel Plus (999 employees), Chobani Idaho (999 employees) C3 Customercontact Channels (999 employees) and Conagra Foods (999 employees). Demand to Twin Falls is driven by its natural landmarks including the Snake River Canyon, the Perrine Bridge and Shoshone Falls, regional retail centers including the Magic Valley Mall, universities including the College of Southern Idaho, Idaho State University’s Twin Falls campus and University of Idaho’s Twin Falls research extension, and medical centers including St. Luke’s Magic Valley Regional Medical Center. Twin Falls also attracts significant corporate visitors due to the agricultural industry and draws tourists en route to other cities via Interstate 84.

The appraiser identified no new hotels planned for Twin Falls.

Salt Lake City, Utah. Salt Lake City is the capital and largest city in the state of Utah. The Salt Lake economy is driven by government, trade and utilities, banking and professional services, health services, tourism particularly led by the convention center and the local ski industry, as well as transportation, with Salt Lake City International serving as a Delta airlines hub. Huntsman Corporation (a Fortune 500 company) and Zions Bancorporation and Questar Corporation (two Fortune 1000 companies) are headquartered in the Salt Lake City area as are AlphaGraphics, Sinclair Oil, Smith’s Food and Drug (owned by Kroger), MonaVie, Myriad Genetics and Vehix.com. Other major employers in the Salt Lake City area include the University of Utah and the Church of Jesus Christ of Latter-day Saints. Marriott Hotels, InterContinental Hotels Group, Delta Airlines, Continental Airlines, and JetBlue Airways all have reservation call centers in Salt Lake City. Salt Lake City’s unemployment rate as of April 2017 was 3.1%, continuing a year over year trend of declining unemployment since 2010.

The 2017 estimated population in the Salt Lake City MSA was 1,193,358, a 1.3% annual increase since 2010, with estimated average household income of $86,829. The 2017 estimated population within a three- and five-mile radius of the West Jordan Property was 151,903 and 334,550, respectively, a 1.1-1.2% annual increase since 2010, with estimated average household income of $82,568 and $82,225, respectively.

West Jordan is a suburb of Salt Lake City and is the fourth largest city in Utah with an estimated population of over 115,000. The 2017 largest employer in West Jordan is Jordan School District (3,145 employees). Demand to West

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Jordan is driven by Rio Tinto Stadium, a 20,000-seat soccer venue and stadium, the sporting product industry (over 1,000 outdoor product companies are doing business in Utah, with Amer Sports, Black Diamond, Gregory Mountain Products headquartered in the Salt Lake City area), Jordan Landing Shopping Center and South Valley Regional Airport, an alternative to Salt Lake City International Airport for business, law enforcement and military travelers and a training base for the Utah National Guard Army Aviation Support for Apache and Blackhawk helicopters. The Jordan Valley Medical Center is a community hospital that has tripled in size over the past few years and recently completed a major expansion project. The area is also supported by business visitors to Salt Lake City, tourists drawn to the outdoor activities, and religious pilgrims to visit the home base of the Church of Latter Day Saints.

The appraiser identified a 99-room Residence Inn hotel under development within 0.5 miles of the West Jordan Property that may compete with the West Jordan Property when open.

The following tables present certain information relating to the primary competition for the McNeill Hotel Portfolio Properties:

Boise Property Competitive Set(1)

Property	Number of Rooms	Year Built
Boise Property	110	2007
Residence Inn Downtown/University	104	1986
Hyatt Place Boise Towne Square	127	1999
Hilton Garden Inn Boise Spectrum	137	2002
Residence Inn Boise West	104	2005
Candlewood Suites Boise Town Square	84	2007
TownePlace Suites Boise West Meridian	100	2008
Total(2)	656

(1)	Source: Appraisal
(2)	Total excludes the Boise Property.

Twin Falls Property Competitive Set(1)

Property	Number of Rooms	Year Built
Twin Falls Property	107	2009
Best Western Plus Twin Falls	120	1992
Hampton Inn Twin Falls	75	2004
La Quinta Inn and Suites Twin Falls	101	2008
Holiday Inn Express and Suites Twin Falls	91	2009
Fairfield Inn and Suites Twin Falls	92	2014
Total(2)	479

(1)	Source: Appraisal
(2)	Total excludes the Twin Falls Property.

West Jordan Property Competitive Set(1)

Property	Number of Rooms	Year Built
West Jordan Property	106	2008
Hampton Inn Sandy	130	1991
Courtyard Sandy	123	1995
Staybridge Suites Midvale	93	2013
Holiday Inn Express and Suites Murray	114	2014
TownePlace Suites West Valley	87	2015
Total(2)	547

(1)	Source: Appraisal
(2)	Total excludes the West Jordan Property.

■	The Borrowers. The borrowers, Boise ATH2017, LLC, Twin Falls ATH2017, LLC and West Jordan ATH2017, LLC are each single purpose Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the McNeill Hotel Portfolio Loan. The borrower sponsor is Phillip H. McNeill, Jr. Phillip H. McNeill, Jr. is the founder, managing partner and CEO of McNeill Hotel Company and was formerly the Executive Vice President of Equity Inns (NYSE: ENN). McNeill Hotel Company offers hotel management, construction, renovation, development and financing services and has a current portfolio of seventeen hotels, including the McNeill Hotel Portfolio Properties. The guarantor is Phillip H. McNeill, Sr. Phillip H. McNeill, Sr. is the founder, Chairman and CEO of Chartwell Hospitality LLC, Senior Vice President of Design and Construction at Archon Hospitality, L.P., and Chairman and President of McNeill Investment Company. Phillip H. McNeill, Sr. has

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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been the Non-Executive Chairman of the Board of Equity Inns since 2005 and has served as President of the Memphis Mortgage Bankers Association and the Tennessee State Mortgage Bankers Association.

■	Escrows. In connection with the origination of the McNeill Hotel Portfolio Loan, the borrowers funded $339,767 for a tax reserve. Additionally at origination, the borrowers funded a PIP reserve of $5,600,000 and are required to deposit monthly $66,667 into the PIP reserve until an $800,000 cap has been reached or until a letter of credit in the amount of the PIP reserve cap has been provided, in order to fund an estimated $6.4 million of scheduled PIP work.

The McNeill Hotel Portfolio borrowers are required to fund the following reserves on a monthly basis with respect to the McNeill Hotel Portfolio Properties: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $37,752), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (unless the McNeill Hotel Portfolio Properties are maintained under a blanket insurance policy), and (iii) an FF&E reserve in the amount of $39,927.

■	Lockbox and Cash Management. The McNeill Hotel Portfolio Loan documents require a soft lockbox with springing cash management. During a Cash Sweep Period (as defined below), the funds on deposit in the lockbox account are required to be transferred on a daily basis to the cash management account under the control of the lender and on each due date applied to fund reserves, pay debt service, pay operating and extraordinary expenses, and pay debt service on the McNeill Hotel Portfolio Mezzanine Loan, with all amounts remaining held by lender as additional collateral for the McNeill Hotel Portfolio Loan.

A “Cash Sweep Period” means the earlier of (x) the period commencing when the debt service coverage ratio (inclusive of the debt service for the McNeill Hotel Portfolio Mezzanine Loan) is less than 1.20x on a trailing-12 month basis, tested quarterly, and ending when the debt service coverage ratio is equal to or greater than 1.20x on a trailing-12 month basis for two consecutive calendar quarters, and (y) the period commencing upon and continuing during an event of default under the McNeill Hotel Portfolio Mezzanine Loan.

■	Property Management. The McNeill Hotel Portfolio Properties are managed by McNeill Hotel Company, LLC, a borrower-affiliate manager. The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy proceeding; (ii) an event of default under the McNeill Hotel Portfolio Loan documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond any applicable cure periods; or (v) the lender determines that the McNeill Hotel Portfolio Properties are not being managed in accordance with generally accepted management practices and lender’s conditions are not remedied.

■	Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the McNeill Hotel Portfolio Loan, MSC–I84 Hotels Holdco, LLC funded a mezzanine loan in the amount of $4,000,000 (the “McNeill Hotel Portfolio Mezzanine Loan”) to ATH2017, LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in each of the borrowers. The McNeill Hotel Portfolio Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in each of the borrowers. The McNeill Hotel Portfolio Mezzanine Loan carries an interest rate of 13.00000% per annum and is co-terminus with the McNeill Hotel Portfolio Loan. The McNeill Hotel Portfolio Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. The borrowers have the right, at any time after the second anniversary of the securitization Closing Date, to release one or more individual property (provided that unless the Twin Falls Property has been released, either the Boise Property or the West Jordan Property must remain as collateral for the McNeill Hotel Portfolio Loan and cannot be released from the lien of the McNeill Hotel Portfolio Loan) from the lien of the McNeill Hotel Portfolio Loan, upon satisfaction of the following conditions, among others: (i) no event of default shall have occurred and be continuing; (ii) delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the related Mortgaged Property; (iii) following such release, the debt service coverage ratio (inclusive of the McNeill Hotel Portfolio Mezzanine Loan) of the remaining properties is at least equal to the greater of (x) 1.72x and (y) the debt service coverage ratio (inclusive of the outstanding principal balance of the McNeill Hotel Portfolio Mezzanine Loan) for the trailing-12 month period immediately prior to the release, (iv) after giving effect to such release, the debt yield of the remaining property is at least the greater of (x) 12.10% and (y) the debt yield immediately prior to the release; (v) a loan-to-value ratio not greater than the lesser of (x) 72.3% and (y) the loan-to-value ratio calculated immediately prior to the subject release with respect to all of the Mortgaged Properties not

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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subject to the release (inclusive of the individual property to be released); (vi) delivery of an opinion of counsel to the effect that the trust will not fail to maintain its status as a REMIC as a result of such release; and (vii) confirmation (or deemed confirmation) from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the McNeill Hotel Portfolio Properties, plus 18 months of business interruption coverage for a period continuing until the restoration of the McNeill Hotel Portfolio Properties is completed and containing an extended period which provides for six months of additional coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: WELLINGTON COMMERCIAL CONDO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: WELLINGTON COMMERCIAL CONDO

Wellington Commercial Condo
1569 First Avenue
New York, NY 10028
UPPER
EAST SIDE
Central
Park
Metropolitan
Museum of Art
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
E 92ND STREET
E 91ST STREET
E 90TH STREET
E 89TH STREET
E 88TH STREET
E 87TH STREET
E 86TH STREET
E 85TH STREET
E 84TH STREET
E 83RD STREET
E 82ND STREET
E 81ST STREET
E 80TH STREET
E 79TH STREET
E 78TH STREET
E 77TH STREET
E 76TH STREET
E 75TH STREET
E 74TH STREET
E 73RD STREET
E 72ND STREET
Nightingale Bamford School
Russian Consulate
1155 Park Ave
92nd Street Y
Yorkville Towers
The Spence School
Cooper Hewitt Smithsonian Design Museum
National Academy of Design
60 E 90th
200 E 90th
Our Lady of Good
Upper East Side Suites
Saint David's School
Guggenheim Museum
1095 Park Ave
The Dalton School
200 E 89th
115 E 87th
Lexington Towers
Claridge House
1049 Fifth Avenue
The Park Lane
1511 Third
The Ventura
USPS
400 E 85th
Marymount School of New York
Loyola School
Goethe-Institut
PS 6 The Lillie Devereaux Blake School
1565 First
410 E 81st
995 Fifth Avenue
Greek Consulate
East Wind Condos
1542 First
1040 Madison
Greek Consulate
1513 First
The Caedmon School
St Monica's Church
French Consulate
50 East 79th St
350 E 79th
188 E 78th
1359 3rd
Hazelwood House
680 Madison
The Carlyle Hotel
Lenox Hill Hospital
Duane Reade
945 Fifth Avenue
The Surrey
955 Madison
Hewitt School
Eye Institute of New York
Saint Jean Baptiste Catholic Church
MS 167-Robert F. Wagner Middle School
The Met Breuer
Apple
The Fairmont
Upper West Side
Metropolitan Museum of Art
Natural History Museum
Upper East Side
Astoria
West New York
Central Park
Long Island City
Carnegie Hall
Midtown
Times Square
United Nations
Madison Square Garden
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
Hudson River
East River
NYU
SoHo
Jersey City
Financial District
BROOKLYN
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: wellington commercial condo

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance	$30,000,000
Property Type	Retail	Cut-off Date Balance per SF	$707.88
Size (SF)	42,380	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 4/1/2017	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2017	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate	4.36600%
Appraised Value	$50,000,000	Original Term to Maturity (Months)	120
Appraisal Date	5/1/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors(1)	Michael Fuchs, Aby Rosen and RFR Realty LLC	Original Interest Only Period (Months)	120
Property Management	RFR Realty LLC	First Payment Date	9/6/2017
Maturity Date	8/6/2027

Underwritten Revenues	$3,349,189
Underwritten Expenses	$1,182,557	Escrows
Underwritten Net Operating Income (NOI)	$2,166,632	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,118,828	Taxes	$201,463	$67,154
Cut-off Date LTV Ratio	60.0%	Insurance	$0	$0
Maturity Date LTV Ratio	60.0%	Replacement Reserve	$0	$1,115
DSCR Based on Underwritten NOI / NCF	1.63x / 1.60x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.2% / 7.1%	Other(2)	$10,606	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Loan Payoff	$26,146,626	87.2%
Principal Equity Distribution	3,085,803	10.3
Closing Costs	555,502	1.9
Reserves	212,069	0.7
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	Michael Fuchs and Aby Rosen are the non-recourse carveout guarantors under the Wellington Commercial Condo Loan documents.

(2)	The Upfront Other reserve consists of $10,606 for a condominium common charge reserve.

■	The Mortgage Loan. The mortgage loan (the “Wellington Commercial Condo Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 42,380 SF, three-story commercial condo at the base of a luxury, high-rise condominium tower located in New York, New York (the “Wellington Commercial Condo Property”). The Wellington Commercial Condo Loan was originated by Citi Real Estate Funding Inc. on July 11, 2017 and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Wellington Commercial Condo Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.36600% per annum. The proceeds of the Wellington Commercial Condo Loan were primarily used to refinance prior debt secured by the Wellington Commercial Condo Property, return equity to the sponsor, fund reserves and pay origination costs.

The Wellington Commercial Condo Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Wellington Commercial Condo Loan requires payments of interest only for the term of the Wellington Commercial Condo Loan. The scheduled maturity date of the Wellington Commercial Condo Loan is the due date in August 2027. At any time after the second anniversary of the securitization Closing Date, the Wellington Commercial Condo Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Wellington Commercial Condo Loan documents. Voluntary prepayment (in whole but not in part) of the Wellington Commercial Condo Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The Wellington Commercial Condo Property is a 42,380 SF, three-story, commercial condo, consisting of the basement, ground floor and second floor, at the base of a 156-unit, luxury high-rise condominium tower, located on the southwest corner of First Avenue and East 82nd Street on the Upper East Side of Manhattan. The residential portion of the building, which is 18-stories, is not part of the collateral for the Wellington Commercial Condo Loan. The art deco-inspired condominium tower was constructed in 1998 and it features modern storefronts framed with limestone and includes approximately 100 feet of frontage on First Avenue and an additional 225 feet on East 82nd Street.

The Wellington Commercial Condo Property is 100.0% leased to three tenants that have been located at the Wellington Commercial Condo Property for over 15 years. The three tenants at the Wellington Commercial Condo Property are: CVS, McCarton Center and Quik Park. CVS, the largest tenant based on underwritten base rent, has occupied its space at the Wellington Commercial Condo Property since 1998. CVS occupies 8,765 SF of the corner

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: WELLINGTON COMMERCIAL CONDO

retail space and an additional 1,065 SF of lower level storage space. CVS has agreed to an early renewal which extends the lease through September 2028. The second largest tenant at the Wellington Commercial Condo Property is McCarton Center. McCarton Center has been a tenant at the Wellington Commercial Condo Property since 2002 and it occupies 15,414 SF of the community space at the 82nd Street ground floor and second floor space. McCarton Center is a multidisciplinary center dedicated to the assessment, diagnosis and treatment of children with developmental disabilities and special needs. The McCarton Center was founded in 1998 and it functions both as a school and a clinic. The third largest tenant based on underwritten base rent, Quik Park, has been at the Wellington Commercial Condo Property since 1999 and operates the 53 space subterranean parking garage.

The Wellington Commercial Condo Property consists of three commercial condominiums within a 156-unit, luxury high-rise condominium tower (the “Wellington Tower Condominium”). The Wellington Tower Condominium has a total of four commercial units. The fourth unit is owned by the condominium board for the benefit of the Wellington Tower Condominium. Pursuant to the Wellington Tower Condominium declaration and by-laws, the Wellington Tower Condominium board has seven members, two of which are appointed by the commercial unit owners. Each board member serves a one year term and the members appointed by the commercial unit owners may only be removed by the commercial unit owners. Board meetings may only be held if a quorum (the majority of board members) is present, and, subject to certain major decision requirements, decisions at board meetings are required to be made by a majority vote of the quorum.

The following decisions may not be decided by the board unless approved by consent of two-thirds of the aggregate common interest: (i) whenever the cost of alterations, additions or improvements to the general common elements will exceed $250,000 in any fiscal year and (ii) borrowing money in connection with same.

The following decisions may not be decided by the board unless approved by affirmative vote of four-fifths of the entire board: the cost of alterations, additions or improvements to the general common elements with respect to sums less than $250,000 and (ii) borrowing money in connection with same.

The three collateral units and their respective common interest in the Wellington Tower Condominium are as follows: (i) the retail unit having a 7.59% interest in the common elements, (ii) the community facility unit having a 7.7615% interest in the common elements and (iii) the garage unit having a 7.0787% interest in the common elements.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Wellington Commercial Condo Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA	% of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration	Renewal / Extensions Options
CVS	NR / Baa1 / BBB+	9,830	23.2%	$2,156,579	63.1%	$219.39	9/30/2028	NA
McCarton Center	NR / NR / NR	15,414	36.4	925,441	27.1	$60.04	2/28/2022	NA
Quik Park	NR / NR / NR	17,136	40.4	335,979	9.8	$19.61	1/31/2019	NA
Largest Owned Tenants		42,380	100.0%	$3,417,999	100.0%	$80.65
Remaining Owned Tenants		0	0.0	0	0.0	$0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		42,380	100.0%	$3,417,999	100.0%	$80.65

(1)	Based on the underwritten rent roll dated April 1, 2017.

(2)	Tenants at the Wellington Commercial Condo Property are not required to report sales.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through March 1, 2018 and the present value of rent steps for CVS.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the lease rollover schedule at the Wellington Commercial Condo Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	17,136	40.4	40.4%	335,979	9.8	$19.61	1
2020	0	0.0	40.4%	0	0.0	$0.00	0
2021	0	0.0	40.4%	0	0.0	$0.00	0
2022	15,414	36.4	76.8%	925,441	27.1	$60.04	1
2023	0	0.0	76.8%	0	0.0	$0.00	0
2024	0	0.0	76.8%	0	0.0	$0.00	0
2025	0	0.0	76.8%	0	0.0	$0.00	0
2026	0	0.0	76.8%	0	0.0	$0.00	0
2027	0	0.0	76.8%	0	0.0	$0.00	0
2028 & Thereafter	9,830	23.2	100.0%	2,156,579	63.1	$219.39	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	42,380	100.0%		$3,417,999	100.0%	$80.65	3

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through March 1, 2018 and the present value of rent steps for CVS.

The following table presents certain information relating to historical leasing at the Wellington Commercial Condo Property:

Historical Leased %(1)

	2014	2015	2016	As of 4/1/2017(2)
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated April 1, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wellington Commercial Condo Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	Underwritten(1)	Underwritten $ per SF(2)
Base Rent	$2,428,187	$2,458,553	$2,514,312	$2,554,844	$2,649,624	$62.52
Contractual Rent Steps	0	0	0	0	768,375	18.13
Reimbursements	468,474	540,404	576,016	583,890	102,538	2.42
Other Income	3,432	3,050	4,708	4,925	4,925	0.12
Vacancy & Credit Loss	0	0	0	0	(176,273)	(4.16)
Effective Gross Income	$2,900,093	$3,002,007	$3,095,036	$3,143,659	$3,349,189	$79.03

Real Estate Taxes	$709,472	$800,835	$837,576	$846,961	$878,020	$20.72
Insurance	24,851	25,652	21,301	19,100	17,406	0.41
Management Fee	87,003	90,060	92,851	94,310	100,476	2.37
Other Operating Expenses	142,812	142,057	168,319	186,656	186,656	4.40
Total Operating Expenses	$964,138	$1,058,604	$1,120,047	$1,147,027	$1,182,557	$27.90

Net Operating Income	$1,935,955	$1,943,403	$1,974,989	$1,996,632	$2,166,632	$51.12
TI/LC	0	0	0	0	34,429	0.81
Capital Expenditures	0	0	0	0	13,374	0.32
Net Cash Flow	$1,935,955	$1,943,403	$1,974,989	$1,996,632	$2,118,828	$50.00

Occupancy	100.0%	100.0%	100.0%	100.0%	95.0%(3)
NOI Debt Yield	6.5%	6.5%	6.6%	6.7%	7.2%
NCF DSCR	1.46x	1.46x	1.49x	1.50x	1.60x

(1)	Underwritten Base Rent includes contractual rent increases of $22,572 through March 1, 2018 for McCarton Center and the present value of scheduled rent increases (totaling $745,803) through the end of the lease term for CVS.

(2)	Based on the owned space at the Wellington Commercial Condo Property.

(3)	Represents the underwritten economic vacancy at the Wellington Commercial Condo Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Appraisal. According to the appraisal, the Wellington Commercial Condo Property had an “as-is” appraised value of $50,000,000 as of May 1, 2017.

Appraisal Approach(1)	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$50,000,000	N/A	4.00%
Discounted Cash Flow Approach	$50,000,000	6.00%	5.00%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 25, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Wellington Commercial Condo Property.

■	Market Overview and Competition. According to the appraisal, the Manhattan retail market is considered an anomaly when compared to other metropolitan retail markets. The relative lack of available retail sites requires retailers to utilize non-traditional space layouts. The majority of retail space within the Manhattan market is comprised of street-level suites within the base of residential and commercial buildings. The Wellington Commercial Condo Property is a 42,380 SF, three-story, commercial condo, consisting of the basement, ground floor and second floor, at the base of a 156-unit, luxury high-rise condominium tower. The Wellington Commercial Condo Property is well-located on the southwest corner of First Avenue and East 82nd Street and it is part of the Upper East Side Retail submarket of Manhattan. It is approximately five blocks from the newly constructed, Second Avenue subway’s 86th Street station and within close proximity to the 4, 5 and 6 subway lines as well.

According to a third party report, the Upper East Side retail submarket of New York City is comprised of nearly 3.2 million SF of retail space with a 2.8% vacancy and average asking rent of $94.25 per SF. Over the past 10 years, the submarket has experienced a tight range of vacancy from a low of 1.7% to a high of 4.8%.

The following tables present certain information relating to the primary competition for the Wellington Commercial Condo Property:

Competitive Set – Retail(1)

	300 East 86th Street	241 East 86th Street	1415 Second Avenue	1707 Second Avenue
Tenant Name	CVS	Wells Fargo	Intalmood	Confidential
Tenant SF	15,000	5,950	500	1,015
Lease Date	4/1/2017	3/1/2017	2/1/2017	1/1/2017
Lease Type	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Base Rent per SF	$243.00	$134.00	$225.00	$182.00

(1)	Source: Appraisal.

Competitive Set – Community Facility(1)

	Wellington Commercial Condo Property	540-544 West 26th Street	310 East 72nd Street	90 Fifth Avenue	162 Fifth Avenue
Tenant Name	McCarton Center	Avenues School	72nd Street Medical Associates	Alt School	Simon’s Foundation
Year Built	1998	2017	NAV	1903	1930
Tenant SF	15,414	85,241	14,239	12,090	124,724
Base Rent per SF	$58.57	$78.87	$83.00	$97.98	$50.00
Lease Term (years)	10	28	10	12	32
Lease Type	Gross	Net	Modified Gross	Modified Gross	Net

(1)	Source: Appraisal.

■	The Borrower. The borrower, Wellington Commercial Fee LLC, is 100% owned by R&F Wellington Commercial LLC, which is owned 50% by Aby Rosen and 50% by Michael Fuchs. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wellington Commercial Condo Loan. The sponsors and non-recourse carve-out guarantors for the Wellington Commercial Condo Loan are Aby Rosen and Michael Fuchs of RFR. The borrower is an affiliate of RFR which is owned and controlled by Aby Rosen and Michael Fuchs. RFR is a fully integrated real estate investment firm based in New York City with a core focus on select urban markets in the United States and Germany. RFR’s portfolio has grown to include more than 100 properties comprising commercial, hotel, residential and retail holdings.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. On the origination date of the Wellington Commercial Condo Loan, the borrower funded reserves of (i) $201,463 for real estate taxes and (ii) $10,606 for a condominium common charge reserve.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $67,154, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy and (iii) $1,115 for replacement reserves.

■	Lockbox and Cash Management. The Wellington Commercial Condo Loan requires a lender-controlled hard lockbox account, established at the origination of the Wellington Commercial Condo Loan, into which the borrower and property manager direct all tenants to directly pay rents. The Wellington Commercial Condo Loan also requires the borrower or property manager to deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind from the Wellington Commercial Condo Property received by the borrower or the property manager. Upon the occurrence and during the continuance of a Wellington Commercial Condo Trigger Period (as defined below), all funds in the lockbox account are to be swept daily to a cash management account under the control of the lender and disbursed to pay debt service and fund reserves, after which (x) to the extent a Wellington Commercial Condo Trigger Period has occurred and is ongoing, all excess cash flow will be held by the lender as additional collateral for the Wellington Commercial Condo Loan, and (y) to the extent no Wellington Commercial Condo Trigger Period is continuing, all excess cash flow will be disbursed to the borrower. Prior to the occurrence of a Wellington Commercial Condo Trigger Period, all funds in the lockbox account are to be swept daily to the borrower’s operating account. Upon the occurrence of an event of default under the Wellington Commercial Condo Loan documents, the lender may apply funds to amounts payable under the Wellington Commercial Condo Loan in the order of priority it determines.

A “Wellington Commercial Condo Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default under the Wellington Commercial Condo Loan documents; (ii) the debt service coverage ratio (which the lender will use good faith efforts to calculate within 45 days of the end of each calendar quarter under the Wellington Commercial Condo Loan documents) being less than 1.20x for one calendar quarter; (iii) any Wellington Commercial Condo Major Tenant (as defined below) becoming subject to bankruptcy or insolvency or similar proceedings; (iv) any termination or cancellation of a Wellington Commercial Condo Major Tenant lease; (v) any Wellington Commercial Condo Major Tenant being in major non-monetary default or default as a result of a Wellington Commercial Condo Major Tenant’s failure to pay base rent or fixed rent under its lease; and (vi) the date any Wellington Commercial Condo Major Tenant fails to extend or renew its lease in accordance with the Wellington Commercial Condo Loan documents. A Wellington Commercial Condo Trigger Period will expire: with regard to clause (i), upon the cure of such event of default, if applicable; with regard to clause (ii), upon the debt service coverage ratio equaling or exceeding 1.20x for one calendar quarter; with respect to clause (iii), the Wellington Commercial Condo Major Tenant has affirmed its lease in the applicable bankruptcy jurisdiction pursuant to a final, non-appealable order of a court of competent jurisdiction or such tenant’s space has been leased pursuant to a replacement tenant in accordance with the Wellington Commercial Condo Loan documents, with regard to clause (iv), the Wellington Commercial Condo Major Tenant’s revocation of termination and affirmation of its lease being in full force and effect, or re-tenanting of such tenant’s space pursuant to a qualified replacement lease in accordance with the Wellington Commercial Condo Loan documents; with regard to clause (v), evidence that default is cured and the Wellington Commercial Condo Major Tenant is paying full, unabated rent; and with regard to clause (vi), a Wellington Commercial Condo Major Tenant extends or renews its lease on or prior to the date that is the earlier of (a) twelve months prior to the expiration of such lease or (b) the last day of the notice or renewal period permitted under such lease, or the borrower leases the designated space pursuant to one or more qualified replacement leases in accordance with the terms of the Wellington Commercial Condo Loan documents. However, no Wellington Commercial Condo Trigger Period will be deemed to exist solely with respect to clause (ii) above during any period that the Wellington Commercial Condo Collateral Cure Conditions (defined below) are satisfied.

A “Wellington Commercial Condo Major Tenant” means (a)(i) CVS and (ii) McCarton Center together with their respective affiliates providing credit support or a guaranty in connection with the major tenant lease or (b) any replacement tenant of the foregoing (provided that any replacement tenant is a tenant under a lease which is (i) any lease which, individually or when aggregated with all other leases at the Wellington Commercial Condo Property with the same tenant or its affiliate (and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease), demises (or would demise following exercise of all such expansion rights and/or preferential rights to lease additional space contained in such lease) any of 5,000 SF or more of the Wellington Commercial Condo Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the Wellington Commercial Condo Property

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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(other than an option or right of first refusal or other similar entitlement to lease additional space at the Wellington Commercial Condo Property), (iii) any lease which is with an affiliate of the borrower or of a guarantor (but specifically excluding any space not greater than 1,000 SF for which such occupant’s sole purpose is to exclusively service the Wellington Commercial Condo Property), or (iv) any lease entered into during the continuance of an event of default under the Wellington Commercial Condo Loan documents ).

■	Property Management. The Wellington Commercial Condo Property is managed by RFR Realty LLC, a borrower-affiliated manager. The lender has the right to terminate the property management agreement and replace the property manager if: (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) there exists an event of default under the Wellington Commercial Condo Loan documents which remains uncured and is continuing; (iii) gross negligence, fraud, willful misconduct or misappropriation of funds is committed by one or more members of the senior management of the property manager with respect to the Wellington Commercial Condo Property, unless the property manager promptly (but in any event within 30 days after becoming aware of such act) cures such act and removes the applicable member or members of senior management; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the Wellington Commercial Condo Loan documents and the borrower provides the lender with 30 days’ notice, with (A) a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation) or (B) one of certain designated property managers provided that no material adverse effect has occurred to the existing property manager prior to the replacement property manager taking over management of the Wellington Commercial Condo Property.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Wellington Commercial Condo Property, plus a business interruption insurance policy that provides 24 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $25,000 except with respect to earthquake and windstorm/named storm coverage, which may have a deductible up to 5% the insurable value of the Wellington Commercial Condo Property, and water damage, which may have a deductible up to $50,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #11: wilshire plaza

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Troy, Michigan	Cut-off Date Balance		$25,125,000
Property Type	Office	Cut-off Date Balance per SF		$71.86
Size (SF)	349,643	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 4/18/2017(1)	89.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/18/2017(1)	89.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1986 / 2013	Mortgage Rate		4.59000%
Appraised Value	$33,600,000	Original Term to Maturity (Months)		120
Appraisal Date	4/19/2017	Original Amortization Term (Months)		360
Borrower Sponsor(2)	Group RMC Corporation	Original Interest Only Period (Months)		NAP
Property Management	CBRE, Inc.	First Payment Date		9/1/2017
		Maturity Date		8/1/2027

Underwritten Revenues(1)	$5,868,040
Underwritten Expenses	$2,804,403	Escrows
Underwritten Net Operating Income (NOI) (1)	$3,063,636		Upfront	Monthly
Underwritten Net Cash Flow (NCF) (1)	$2,515,747	Taxes	$34,229	$34,229
Cut-off Date LTV Ratio	74.8%	Insurance(3)	$0	$0
Maturity Date LTV Ratio	60.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.98x / 1.63x	TI/LC(4)	$500,000	$36,421
Debt Yield Based on Underwritten NOI / NCF(1)	12.2% / 10.0%	Other(5)	$515,750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,125,000	71.0%	Purchase Price(6)	$33,016,925	93.4%
Principal’s New Cash Contribution	$10,243,232	29.0	Closing Costs	1,301,329	3.7
			Reserves	1,049,978	3.0
Total Sources	$35,368,232	100.0%	Total Uses	$35,368,232	100.0%

(1)	Occupancy includes Arthritis Foundation (4,611 SF) and Premier Communications (2,792 SF), both of which are in occupancy but expected to vacate. The Wilshire Plaza Property is 87.6% occupied without Arthritis Foundation and Premier Communications. Rent from such tenants was not underwritten.
(2)	The non-recourse carveout guarantor is Raymond Massa, who indirectly owns approximately 9.7% of the borrower sponsor.
(3)	No insurance reserve is required for so long as the borrower maintains blanket insurance policies in accordance with the related loan documents.
(4)	The TI/LC reserve has a cap of $1,500,000. After the cap is reached, in the event that the balance of the TI/LC reserve falls below $750,000, monthly TI/LC collections are required to resume until the cap is again reached.
(5)	Upfront Other reserves include reserves for outstanding TI/LC funds ($365,804) and free rent funds ($149,946).
(6)	The borrower acquired the Wilshire Plaza Property for a contract purchase price of $33,500,000. $33,500,000 less a seller credit of $483,075, which represents the balance of outstanding tenant improvement obligations, and free rent owed to existing tenants, results in a net purchase price of $33,016,925.

The following table presents certain information relating to the major tenants at the Wilshire Plaza Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Dinsmore & Shohl	NR / NR / NR	16,454	4.7%	$334,839	5.7%	$20.35	2/29/2024	1, 5-year option
Meredith Corporation(3)	NR / NR / NR	17,199	4.9	331,081	5.6	19.25	1/31/2021	N/A
Echo Global Logistics(4)	NR / NR / NR	16,456	4.7	327,171	5.5	19.88	8/31/2023	1, 5-year option
Tyco Electronics	A- / A- / NR	15,998	4.6	323,960	5.5	20.25	9/30/2022	2, 3-year options
Harvey Kruse	NR / NR / NR	15,486	4.4	288,175	4.9	18.61	4/30/2018	N/A
SSOE(5)	NR / NR / NR	15,156	4.3	287,964	4.9	19.00	3/31/2022	2, 5-year options
Posco Daewoo America	NR / NR / NR	13,183	3.8	271,983	4.6	20.63	7/31/2018	N/A
Entrega Systems(6)	NR / NR / NR	13,190	3.8	263,800	4.5	20.00	1/31/2024	N/A
Mastercard International	NR / A2 / A	15,191	4.3	247,500	4.2	16.29	2/28/2018	N/A
Portfolio Solutions	NR / NR / NR	11,187	3.2	241,709	4.1	21.61	6/30/2021	1, 5-year option
Ten Largest Owned Tenants		149,500	42.8%	$2,918,182	49.4%	$19.52
Remaining Tenants(7)		156,739	44.8	2,984,945	50.6	19.26
Vacant Spaces(8)		43,404	12.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants(7)		349,643	100.0%	$5,903,127	100.0%	$19.39

(1)	Based on the underwritten rent roll dated April 18, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Meredith Corporation has a one-time right to terminate its lease on July 31, 2019 with six months’ prior notice and payment of a $90,000 termination fee.
(4)	Echo Global Logistics has the option to terminate its lease effective August 31, 2021 provided Echo Global Logistics provides between 270 and 365 days of prior notice and payment of a $237,887 termination fee.
(5)	SSOE has the option to terminate its lease effective March 31, 2021 provided SSOE provides at least 6 months’ prior notice and payment of a $51,783 termination fee.
(6)	Entrega Systems has the option to terminate its lease effective January 31, 2022 provided Entrega Systems provides at least 180 days’ prior notice and payment of a $105,255 termination fee.
(7)	Remaining Tenants and Total / Wtd. Avg. All Owned Tenants UW Base Rent $ per SF do not include 977 SF of management office space and 752 SF of maintenance area space for which there is no rent attributed.
(8)	Vacant Spaces includes Arthritis Foundation (4,611 SF) and Premier Communications (2,792 SF), both of which are in occupancy but expected to vacate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #11: wilshire plaza

The following table presents certain information relating to the lease rollover schedule at the Wilshire Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM(4)	0	0.0%	0.0%	$1,600	0.0%	$0.00	1
2017	2,118	0.6	0.6%	42,360	0.7	$20.00	1
2018	84,537	24.2	24.8%	1,603,521	27.2	$18.97	12
2019	33,895	9.7	34.5%	617,573	10.5	$18.22	10
2020(5)	42,383	12.1	46.6%	846,667	14.3	$19.98	10
2021	49,271	14.1	60.7%	961,306	16.3	$19.51	7
2022	40,338	11.5	72.2%	783,152	13.3	$19.41	6
2023	19,370	5.5	77.8%	385,683	6.5	$19.91	3
2024	32,598	9.3	87.1%	661,264	11.2	$20.29	3
2025	0	0.0	87.1%	0	0.0	$0.00	0
2026	0	0.0	87.1%	0	0.0	$0.00	0
2027	0	0.0	87.1%	0	0.0	$0.00	0
2028 & Thereafter(6)	1,729	0.5	87.6%	0	0.0	$0.00	2
Vacant(5)	43,404	12.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	349,643	100.0%		$5,903,127	100.0%	$19.39	55

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space, 977 SF of management office space and 752 SF of maintenance area space for which there is no rent attributed.
(4)	MTM represents a UPS drop box at the Wilshire Plaza Property.
(5)	Vacant includes Arthritis Foundation (4,611 SF), which is operating on a MTM basis and Premier Communications (2,792 SF) which has a lease expiration in 2020, both of which are in occupancy but expected to vacate.
(6)	2028 & Thereafter has no UW Base Rent because it is comprised of 977 SF of management office space and 752 SF of maintenance area space for which there is no rent attributed.

The following table presents certain information relating to historical leasing at the Wilshire Plaza Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 4/18/2017(2)(3)
Owned Space	84.4%	78.9%	84.8%	87.4%	89.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated April 18, 2017.
(3)	Occupancy As of 4/18/2017 includes Arthritis Foundation (4,611 SF) and Premier Communications (2,792 SF), both of which are in occupancy but expected to vacate. The Wilshire Plaza Property is 87.6% occupied without Arthritis Foundation and Premier Communications.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #11: wilshire plaza

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wilshire Plaza Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 5/31/2017	Underwritten(2)(3)	Underwritten $ per SF
Gross Potential Rent(2)	$5,104,337	$5,043,971	$5,424,954	$5,382,822	$6,762,755	$19.34
Reimbursements	440,088	456,156	356,601	335,398	497,405	1.42
Other Income(4)	59,273	55,694	41,304	59,943	41,304	0.12
Vacancy & Credit Loss	0	0	0	0	(1,433,424)	(4.10)
Effective Gross Income	$5,603,698	$5,555,821	$5,822,859	$5,778,163	$5,868,040	$16.78

Real Estate Taxes	$501,163	$562,796	$550,140	$534,022	$659,342	$1.89
Insurance	42,795	43,461	37,832	36,160	42,167	0.12
Management Fee	192,349	195,215	204,934	188,637	205,381	0.59
Other Operating Expenses	1,906,870	1,943,166	1,798,386	1,830,279	1,897,513	5.43
Total Operating Expenses	$2,643,176	$2,744,639	$2,591,293	$2,589,098	$2,804,403	$8.02

Net Operating Income	$2,960,521	$2,811,182	$3,231,566	$3,189,064	$3,063,636	$8.76
TI/LC	0	0	0	0	477,961	1.37
Replacement Reserves	0	0	0	0	69,929	0.20
Net Cash Flow	$2,960,521	$2,811,182	$3,231,566	$3,189,064	$2,515,747	$7.20

Occupancy	78.9%	84.8%	87.4%	89.7%	79.9%(5)
NOI Debt Yield	11.8%	11.2%	12.9%	12.7%	12.2%
NCF DSCR	1.92x	1.82x	2.09x	2.07x	1.63x

(1)	Certain items such as interest expense, interest income, amortization expense, depreciation expense and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Gross Potential Rent is based on the underwritten rent roll as of April 18, 2017 and includes rent steps of $179,593 through July, 1 2018.
(3)	Underwritten cash flows exclude Arthritis Foundation (4,611 SF) and Premier Communications (2,792 SF), both of which are in occupancy but are expected to vacate.
(4)	Other Income includes storage, drop box, late fees and miscellaneous income.
(5)	Underwritten Occupancy reflects submarket vacancy for comparable office buildings in the Wilshire Plaza Property’s submarket, as of June 2017, according to an industry research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #12: TKG 4 RETAIL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		MSMCH
Location (City/State)	Various	Cut-off Date Balance(3)		$24,536,250
Property Type	Retail	Cut-off Date Balance per SF(2)		$81.37
Size (SF)	301,530	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 6/13/2017	99.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/13/2017	97.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.19000%
Appraised Value	$36,450,000	Original Term to Maturity (Months)		120
Appraisal Date	July 2017	Original Amortization Term (Months)		NAP
Borrower Sponsor(1)	E. Stanley Kroenke	Original Interest Only Term (Months)	120
Property Management	TKG Management, Inc.	First Payment Date	12/1/2016
		Maturity Date	11/1/2026

Underwritten Revenues	$3,467,856
Underwritten Expenses	$995,389	Escrows
Underwritten Net Operating Income (NOI)	$2,472,467		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,256,580	Taxes(4)	$0	$0
Cut-off Date LTV Ratio(2)	67.3%	Insurance(4)	$0	$0
Maturity Date LTV Ratio(2)	67.3%	Replacement Reserve(4)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.37x / 2.16x	TI/LC(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Note	$24,536,250	84.4%	Loan Payoff	$28,670,846	98.6%
Junior Non-Trust Note	2,726,250	9.4	Closing Costs	395,395	1.4
Principal’s New Cash Contribution	1,803,741	6.2
Total Sources	$29,066,241	100.0%	Total Uses	$29,066,241	100.0%

(1)	E. Stanley Kroenke is the non-recourse carveout guarantor with respect to the TKG 4 Retail Portfolio Loan Combination.
(2)	DSCR, LTV Ratio, Debt Yield and Balance per SF calculations are based on the outstanding principal balance of the TKG 4 Retail Portfolio senior note ($24,536,250) (the “TKG 4 Retail Portfolio Senior Note”) and exclude the outstanding principal balance of the TKG 4 Retail Portfolio junior note ($2,726,250) (the “TKG 4 Retail Portfolio Junior Non-Trust Note”). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the TKG 4 Retail Portfolio Loan Combination (as defined below) are 74.8%, 74.8%, 2.13x, 1.95x, 9.1%, 8.3% and $90.41.
(3)	The Cut-off Date Balance of $24,536,250 represents the TKG 4 Retail Portfolio Senior Note, which is part of a loan combination evidenced by two notes having an aggregate outstanding principal balance as of the Cut-off Date of $27,262,500 (the “TKG 4 Retail Portfolio Loan Combination”). The related companion loan is evidenced by the TKG 4 Retail Portfolio Junior Non-Trust Note with an outstanding principal balance as of the Cut-off Date of $2,726,250.
(4)	During a period when certain triggers have occurred under the TKG 4 Retail Portfolio Loan Combination documents, the borrowers are required to deposit (i) for replacement reserves, $6,076 ($1,782 for the Beavercreek Property and $4,294 for the Lincoln Crossing Property, which obligations are several), (ii) for TI/LC’s, $12,628 ($3,089 for the Beavercreek Property and $9,539 for the Lincoln Crossing Property, which obligations are several), (iii) for taxes, one-twelfth of estimated annual real estate taxes (except with respect to any taxes as to which (a) tenants pay such taxes directly to the applicable taxing authority or (b) tenants are required to reimburse the borrowers for such taxes under their leases, and timely do so) , and (iv) one-twelfth of estimated annual insurance premiums (unless acceptable blanket policies are in effect).

The following table presents certain information relating to the TKG 4 Retail Portfolio Properties:

Portfolio Summary

Property Name	City / State	Year Built / Renovated	Building GLA	Occupancy(1)	Cut-off Date Allocated Loan Amount(2)	% Cut-off Date Allocated Loan Amount(2)	Appraised Value	Appraisal Direct Cap Rate	UW Base Rent $ per SF(1)	UW NCF
Lincoln Crossing	Lincoln / NE	1993(3) / NAP	158,983	95.6%	$16,402,500	66.9%	$24,200,000	7.25%	$12.21	$1,542,481
Beavercreek	Beavercreek / OH	1976 / 2010, 2012	142,547	100.0%	8,133,750	33.1	12,250,000	6.25%	5.62	714,100
Total / Wtd. Avg.			301,530	97.7%	$24,536,250	100.0%	$36,450,000		$9.02	$2,256,580

(1)	Based on the underwritten rent roll dated June 13, 2017.
(2)	Represents the TKG 4 Retail Portfolio Senior Note’s proportionate share of the allocated loan amount for the TKG 4 Retail Portfolio Loan Combination, as shown in the related loan documents. The allocated loan amounts for the full TKG 4 Retail Portfolio Loan Combination are $18,225,000 for Lincoln Crossing and $9,037,500 for Beavercreek.
(3)	The Lincoln Crossing Property was built from 1993-1994, with certain additions built in 2010.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #12: TKG 4 RETAIL PORTFOLIO

The following table presents certain information relating to the major tenants at the TKG 4 Retail Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name – Property	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(2)(3)	Renewal / Extension Options
Gordman’s – Lincoln(4)	NR / NR / NR	54,824	18.2%	$553,174	20.8%	$10.09	1/31/2024	NAV	NAV	4, 5-year options
Kroger – Beavercreek(5)	BBB / Baa1 / BBB	122,697	40.7	401,320	15.1	$3.27	10/9/2035	NAV	NAV	8, 5-year options
PetSmart – Lincoln	NR / NR / NR	25,177	8.3	248,497	9.4	$9.87	2/28/2019	NAV	NAV	2, 5-year options
Party City – Lincoln(6)	NR / NR / NR	12,000	4.0	237,000	8.9	$19.75	7/31/2023	$130.54	15.1%	3, 5-year options
Dollar Tree – Lincoln(7)	NR / NR / BB+	18,022	6.0	171,209	6.4	$9.50	9/30/2027	NAV	NAV	1, 5-year option
Mattress Firm – Lincoln	NR / NR / NR	6,500	2.2	160,940	6.1	$24.76	5/31/2024	NAV	NAV	2, 5-year options
Famous Footwear – Lincoln(8)	BB+ / Ba3 / BB	5,960	2.0	78,672	3.0	$13.20	9/30/2020	$234.29	5.6%	2, 5-year options
Asian Buffet – Lincoln	NR / NR / NR	6,000	2.0	75,000	2.8	$12.50	4/30/2021	$224.69	5.6%	2, 5-year options
Verizon Wireless – Lincoln (9)	A- / Baa1 / BBB+	3,500	1.2	68,250	2.6	$19.50	11/30/2019	NAV	NAV	1, 5-year option
Submarine House – Beavercreek	NR / NR / NR	3,000	1.0	66,000	2.5	$22.00	7/31/2020	$469.76	4.7%	1, 5-year option
Ten Largest Owned Tenants		257,680	85.5%	$2,060,062	77.5%	$7.99
Remaining Tenants		36,850	12.2	597,424	22.5	$16.21
Vacant		7,000	2.3	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		301,530	100.0%	$2,657,487	100.0%	$9.02

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Certain tenants at the TKG 4 Retail Portfolio Properties are not required to report sales and, in such cases, Tenant Sales $ per SF and Occupancy Cost are not available.
(3)	Occupancy Cost calculations are based on underwritten base rent.
(4)	Gordman’s filed for Chapter 11 bankruptcy protection on March 13, 2017. On June 9, 2017, an order was entered by the United States Bankruptcy Court for the District of Nebraska approving the assumption by and assignment to Specialty Retailers, Inc., a Texas corporation (a subsidiary of Stage Stores, Inc.), of the lease for such tenant effective as of June 11, 2017. Gordman’s may reduce rent to 67% of base rent if at any time during the lease term either Super Walmart or Hy-Vee, which are located at the adjacent parcel and constitute shadow anchors for the Lincoln Crossing Property, is not open and operating for business within the parcel adjacent to the Lincoln Crossing Property.
(5)	Tenant is Kroger Limited Partnership I (“Kroger”). Kroger ground leases the land and owns the related improvements during the term of the ground lease. Kroger has a right of first refusal to purchase the Beavercreek Property. Such right does not apply to a foreclosure or deed in lieu of foreclosure by the lender.
(6)	Party City has an option to terminate its lease if its annual gross sales do not exceed $1,450,000 at the expiration of the sixth lease year (July 20, 2018), provided Party City provides 12 months’ prior written notice, which must be given within 60 days of July 20, 2018, and pays a termination fee of $125,000. Party City also has the right to pay the lesser of (i) 4% of gross sales and (ii) fixed minimum rent if less than 65% of the tenants at the Lincoln Crossing Property are open and operating, and to terminate such lease if such condition continues for 12 months.
(7)	Dollar Tree has the right to terminate its lease if Super Walmart vacates or ceases to operate within the parcel adjacent to the Lincoln Crossing Property for a period of six months.
(8)	Famous Footwear has the right to pay the lesser of (i) 4% of gross sales and (ii) fixed minimum rent if either Bed Bath & Beyond, which is located at the adjacent parcel and constitutes a shadow anchor for the Lincoln Crossing Property, or Gordman’s, is not open and operating for business and to terminate such lease if such condition continues for 12 months.
(9)	Verizon Wireless may reduce its base rent by 50% if 35% or more of the Lincoln Crossing property becomes vacant. Verizon Wireless may terminate its lease if vacancy at the Lincoln Crossing Property remains in excess of 35% for 12 continuous months.

The following table presents the lease rollover schedule at the TKG 4 Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	2,000	0.7%	0.7%	$27,000	1.0%	$13.50	1
2017	0	0.0	0.7%	0	0.0	0.00	0
2018	6,200	2.1	2.7%	94,200	3.5	15.19	3
2019	34,927	11.6	14.3%	415,569	15.6	11.90	4
2020	10,960	3.6	17.9%	175,472	6.6	16.01	3
2021	13,600	4.5	22.4%	241,740	9.1	17.78	5
2022	1,200	0.4	22.8%	28,080	1.1	23.40	1
2023	13,600	4.5	27.4%	274,632	10.3	20.19	2
2024	66,324	22.0	49.4%	770,764	29.0	11.62	3
2025	0	0.0	49.4%	0	0.0	0.00	0
2026	0	0.0	49.4%	0	0.0	0.00	0
2027	18,022	6.0	55.3%	171,209	6.4	9.50	1
2028 & Thereafter	127,697	42.3	97.7%	458,820	17.3	3.59	2
Vacant	7,000	2.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	301,530	100.0%		$2,657,487	100.0%	$9.02	25

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.
(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #12: TKG 4 RETAIL PORTFOLIO

The following table presents certain information relating to historical leasing at the TKG 4 Retail Portfolio Properties:

Historical Leased %(1)(2)

	2016	As of 6/13/2017(3)
Owned Space	99.4%	97.7%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the specified year unless otherwise indicated.
(2)	Due to the borrower sponsor acquiring the TKG 4 Retail Portfolio Properties in 2015, historical leasing information prior to 2016 is not available.
(3)	Based on the underwritten rent roll dated June 13, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the TKG 4 Retail Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 5/31/2017	Underwritten(1)	Underwritten $ per SF
Gross Potential Rent(2)	$2,769,580	$2,657,304	$2,620,398	$2,572,291	$2,755,487	$9.14
Reimbursements	736,076	575,588	542,604	525,990	840,054	2.79
Other Income	5,737	1,568	4,124	4,096	0	0.00
Vacancy & Credit Loss	(6,204)	0	0	0	(127,685)	(0.42)
Effective Gross Income	$3,505,190	$3,234,460	$3,167,125	$3,102,378	$3,467,856	$11.50

Real Estate Taxes	$513,379	$346,838	$380,253	$381,183	$594,677	$1.97
Insurance	23,417	23,865	25,020	26,749	26,817	0.09
Management Fee	85,811	127,530	86,403	86,334	138,714	0.46
Other Operating Expenses	224,146	208,353	306,914	279,539	235,181	0.78
Total Operating Expenses	$846,753	$706,587	$798,589	$773,804	$995,389	$3.30

Net Operating Income	$2,658,436	$2,527,873	$2,368,536	$2,328,574	$2,472,467	$8.20
TI/LC	0	0	0	0	142,977	0.47
Replacement Reserves	0	0	0	0	72,909	0.24
Net Cash Flow	$2,658,436	$2,527,873	$2,368,536	$2,328,574	$2,256,580	$7.48

Occupancy	NAV(3)	NAV(3)	99.4%	97.7%	95.7%
NOI Debt Yield(4)	10.8%	10.3%	9.7%	9.5%	10.1%
NCF DSCR(4)	2.55x	2.43x	2.27x	2.23x	2.16x

(1)	Certain items such as interest expense, interest income, amortization expense, depreciation expense and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Gross Potential Rent is based on the rent roll as of June 13, 2017 and includes rent steps of $63,535 through June 1, 2018 and a downward mark to market adjustment totaling $12,921 for two tenants.
(3)	Due to the borrower sponsor acquiring the TKG 4 Retail Portfolio Properties in 2015, historical leasing information prior to 2016 is not available.
(4)	Debt service coverage ratios and debt yields are based on the TKG 4 Retail Portfolio Senior Note and exclude the TKG 4 Retail Portfolio Junior Non-Trust Note.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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143

LOAN #13: DOUBLETREE LAFAYETTE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MSMCH
Location (City/State)	Lafayette, Louisiana	Cut-off Date Principal Balance	$24,200,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$74,006.12
Size (Rooms)	327	Percentage of Initial Pool Balance	2.6%
Total TTM Occupancy as of 4/30/2017	74.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 4/30/2017	74.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1983 / 2015	Mortgage Rate	4.42000%
Appraised Value	$38,900,000	Original Term to Maturity (Months)	120
Appraisal Date	5/30/2017	Original Amortization Term (Months)	360
Borrower Sponsor(1)	Navika Capital Group, LLC	Original Interest Only Period (Months)	NAP
Property Management	Yashodhar Management Co., LLC	First Payment Date	9/1/2017
Maturity Date	8/1/2027

Underwritten Revenues	$13,482,360
Underwritten Expenses	$9,930,919	Escrows
Underwritten Net Operating Income (NOI)	$3,551,441
Underwritten Net Cash Flow (NCF)	$3,012,147	Upfront	Monthly
Cut-off Date LTV Ratio	62.2%	Taxes	$358,176	$35,818
Maturity Date LTV Ratio	50.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.44x / 2.07x	FF&E(2)	$0	$22,471
Debt Yield Based on Underwritten NOI / NCF	14.7% / 12.4%	Other(3)	$1,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,200,000	63.8%	Purchase Price	$36,050,000	95.0%
Principal’s New Cash Contribution	13,731,096	36.2	Reserves	1,358,176	3.6
Closing Costs	522,920	1.4
Total Sources	$37,931,096	100.0%	Total Uses	$37,931,096	100.0%

(1)	Naveen Shah is the non-recourse carveout guarantor under the DoubleTree Lafayette loan. Naveen Shah is one of the three people on the executive committee of the board of managers for Navika Capital Group, LLC.

(2)	Commencing in September 2017, on each monthly payment date, the borrower is required to deposit (i) through the monthly payment date in August 2018, 1/12 of 2.00% of the operating income for the DoubleTree Lafayette Property for the preceding calendar year, (ii) commencing on the monthly payment date in September 2018 and ending on and including the monthly payment date in August 2020, 1/12 of 3.00% of the operating income for the DoubleTree Lafayette Property for the preceding calendar year, and (iii) commencing on the monthly payment date in September 2020 and on each monthly payment date thereafter, 1/12 of 4.00% of the operating income for the DoubleTree Lafayette Property for the preceding calendar year. Such deposit will equal $22,471 for September through December 2017, and will be adjusted annually by the lender thereafter based on the foregoing formula.

(3)	Other upfront reserves represent a PIP Funds reserve.

The following table presents certain information relating to the 2016 demand analysis with respect to the DoubleTree Lafayette Property based on market segmentation, as provided in the appraisal for the DoubleTree Lafayette Property:

2016 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
DoubleTree Lafayette	25%	30%	45%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

144

LOAN #13: DOUBLETREE LAFAYETTE

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree Lafayette Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	DoubleTree Lafayette			Competitive Set			Penetration
	TTM 4/30/2015	TTM 4/30/2016	TTM 4/30/2017	TTM 4/30/2015	TTM 4/30/2016	TTM 4/30/2017	TTM 4/30/2015	TTM 4/30/2016	TTM 4/30/2017
Occupancy	69.8%	72.4%	75.0%	78.6%	71.4%	69.4%	88.9%	101.4%	108.1%
ADR	$110.74	$112.01	$110.47	$107.13	$106.95	$103.99	103.4%	104.7%	106.2%
RevPAR	$77.35	$81.14	$82.83	$84.20	$76.37	$72.14	91.9%	106.2%	114.8%

(1)	Source: April 2017 travel research report.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the DoubleTree Lafayette Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per Room
Room Revenue	$9,579,442	$9,148,652	$10,017,421	$9,835,505	$9,835,505	$30,078
Food & Beverage Revenue	3,372,375	3,013,369	3,535,930	3,483,319	3,483,319	$10,652
Other Revenue(2)	154,180	169,893	168,475	163,537	163,536	$500
Total Revenue	$13,105,997	$12,331,914	$13,721,826	$13,482,361	$13,482,360	$41,230

Room Expense	$2,192,681	$2,238,908	$2,336,696	$2,306,346	$2,306,346	$7,053
Food & Beverage Expense	1,912,003	1,992,750	2,192,462	2,157,288	2,157,288	$6,597
Other Expense	141,348	38,178	46,437	48,193	48,193	$147
Total Departmental Expense	$4,246,032	$4,269,836	$4,575,595	$4,511,827	$4,511,827	$13,798
Total Undistributed Expense	$4,023,286	$3,991,916	$4,250,717	$4,301,548	$4,404,859	$13,471
Management Fee	$411,636	$369,957	$411,660	$404,462	$404,471	$1,237
Total Fixed Charges	406,956	477,628	604,513	670,561	609,762	$1,865
Total Operating Expenses	$9,087,910	$9,109,337	$9,842,485	$9,888,398	$9,930,919	$30,370

Net Operating Income	$4,018,087	$3,222,577	$3,879,341	$3,593,963	$3,551,441	$10,861
FF&E	287,305	492,500	548,732	539,459	539,294	$1,649
Net Cash Flow	$3,730,782	$2,730,077	$3,330,609	$3,054,504	$3,012,147	$9,211

Occupancy	74.0%	68.5%	75.6%	74.4%	74.4%
NOI Debt Yield	16.6%	13.3%	16.0%	14.9%	14.7%
NCF DSCR	2.56x	1.87x	2.28x	2.10x	2.07x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue consists of vending commissions, market pantry commissions, cancellation fees, guest dry cleaning and other miscellaneous income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

145

LOAN #14: PEDDLER’S VILLAGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	BANA
Location (City/State)	Lahaska, Pennsylvania	Cut-off Date Balance	$23,000,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF(1)	$107.85
Size (SF)(1)	213,261	Percentage of Initial Pool Balance	2.4%
Total Occupancy as of 6/15/2017(1)	96.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/15/2017(1)	96.6%	Type of Security(3)	Fee Simple
Year Built / Latest Renovation	1962 / 2004	Mortgage Rate	4.05100%
Appraised Value	$43,900,000	Original Term to Maturity (Months)	120
Appraisal Date	5/10/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor(2)	Peddlers Village of Lahaska, Inc.	Original Interest Only Period (Months)	120
Property Management	Peddlers Village Realty Management, LLC	First Payment Date	8/1/2017
Maturity Date	7/1/2027

Underwritten Revenues	$5,500,426
Underwritten Expenses	$2,454,733	Escrows
Underwritten Net Operating Income (NOI)	$3,045,693	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,869,988	Taxes	$290,000	$30,417
Cut-off Date LTV Ratio	52.4%	Insurance	$188,000	$23,500
Maturity Date LTV Ratio	52.4%	Replacement Reserve	$0	$3,732
DSCR Based on Underwritten NOI / NCF	3.22x / 3.04x	TI/LC(4)	$0	$10,663
Debt Yield Based on Underwritten NOI / NCF	13.2% / 12.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	100.0%	Loan Payoff	$20,107,504	87.4%
Principal Equity Distribution	1,703,577	7.4
Closing Costs	710,919	3.1
Reserves	478,000	2.1
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

(1)	The Peddler’s Village Property is a mixed use property that consists of 213,261 SF of retail space, 13 multifamily units above certain retail spaces (totaling 8,888 SF) and a 67-room hotel component. The retail space features an array of American dining choices including the Cock ‘n Bull, HBCI / Buttonwood Grill and Earl’s New American. Also included in the retail space is Giggleberry Fair, which is Bucks County’s largest play-scape room featuring a game room, grand carousel and children’s café. The apartments are located on the second floor of various retail locations throughout the Peddler’s Village Property. Total Occupancy, Owned Occupancy and Cut-off Date Balance per SF are calculated based on the 213,261 SF retail component.

(2)	Peddlers Village of Lahaska, Inc. is the non-recourse carveout guarantor for the Peddler’s Village loan.

(3)	Peddler’s Village is secured by a leasehold mortgage covering the borrower’s interest in three separate ground leases. The terms of the ground leases expire on May 31, 2046 and may be extended to July 1, 2057. The ground lessors are affiliates of the borrower and have provided the lender with accommodation mortgages of the underlying fee interests.

(4)	The TI/LC reserve is capped at $383,870.

The following table presents certain information relating to the major tenants at the Peddler’s Village Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
HBCI / Golden Plough Inn(3)(4)	NR / NR / NR	41,256	19.3%	$399,592	10.6%	$9.69	12/31/2032	NA
HBCI / Buttonwood Grill(3)	NR / NR / NR	11,482	5.4	355,942	9.4	$31.00	12/31/2032	NA
Giggleberry Fair(3)(5)	NR / NR / NR	15,000	7.0	222,112	5.9	$14.81	12/31/2032	NA
Earl’s New American(3)	NR / NR / NR	6,262	2.9	219,170	5.8	$35.00	12/31/2032	NA
Cock ’n Bull(3)	NR / NR / NR	24,048	11.3	192,384	5.1	$8.00	12/31/2032	NA
Pine Wreath & Candle	NR / NR / NR	5,315	2.5	135,851	3.6	$25.56	3/31/2018	1, 5-year option
Bank of America	A / Baa1 / BBB+	3,500	1.6	119,000	3.2	$34.00	2/8/2018	1, 5-year option
The Mole Hole	NR / NR / NR	3,650	1.7	111,727	3.0	$30.61	1/31/2023	1, 5-year option
Chico’s FAS Inc.(6)	NR / NR / NR	3,000	1.4	106,710	2.8	$35.57	5/31/2018	NA
David J. Witchell Salon	NR / NR / NR	4,686	2.2	82,005	2.2	$17.50	10/31/2025	2, 5-year options
Ten Largest Owned Tenants		118,199	55.4%	$1,944,493	51.5%	$16.45
Remaining Owned Tenants		87,846	41.2	1,829,784	48.5	$20.83
Vacant Spaces (Owned Space)		7,216	3.4	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		213,261	100.0%	$3,774,277	100.0%	$18.32

(1)	Based on the underwritten rent roll dated June 15, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	These tenants are affiliated with the Peddler’s Village borrower.
(4)	HBCI / Golden Plough Inn’s current base rent of $9.69 per SF shall increase to $10.65 per SF as of June 1, 2022.
(5)	Giggleberry Fair’s current base rent of $14.81 per SF shall increase to $16.29 per SF as of June 1, 2022.
(6)	Anytime during the term of the Chico’s FAS Inc. lease, if 75% of the gross leased area at the Peddler’s Village Property is not operating and open for business, co-tenancy shall occur and tenant shall pay 5% of gross rents in lieu of base rent and after 6 months the tenant has the right to terminate its lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

146

LOAN #14: PEDDLER’S VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Peddler’s Village Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
2017 and MTM	2,998	1.4%	1.4%	$67,785	1.8%	$22.61	3
2018	31,668	14.8	16.3%	794,040	21.0	$25.07	17
2019	20,762	9.7	26.0%	325,157	8.6	$15.66	12
2020	12,034	5.6	31.6%	304,375	8.1	$25.29	7
2021	13,800	6.5	38.1%	310,338	8.2	$22.49	8
2022	9,445	4.4	42.5%	142,478	3.8	$15.09	5
2023	3,650	1.7	44.2%	111,727	3.0	$30.61	1
2024	1,836	0.9	45.1%	54,125	1.4	$29.48	1
2025	9,086	4.3	49.4%	192,589	5.1	$21.20	4
2026	1,278	0.6	50.0%	36,858	1.0	$28.84	1
2027	1,440	0.7	50.6%	45,605	1.2	$31.67	1
2028 & Thereafter	98,048	46.0	96.6%	1,389,200	36.8	$14.17	5
Vacant	7,216	3.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	213,261	100.0%		$3,774,277	100.0%	$18.32	65

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Peddler’s Village Property:

Historical Leased %(1)

	2014	2015	2016	As of 6/15/2017(2)
Owned Space	99.4%	98.1%	99.1%	96.6%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated June 15, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Peddler’s Village Property:

Cash Flow Analysis

	2014	2015	2016	T3 Ann. 3/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$4,342,495	$4,343,344	$4,514,698	$4,205,636	$3,774,274	$17.70
Expense Reimbursement	1,339,645	1,342,791	1,392,848	1,504,600	1,481,129	6.95
Gross Up Vacancy	0	0	0	0	142,689	0.67
Gross Revenue	$5,682,140	$5,686,135	$5,907,546	$5,710,236	$5,398,092	$25.31
Other Income(1)	191,280	206,280	240,594	249,756	372,239	1.75
Vacancy & Credit Loss	(139,155)	(168,498)	(118,753)	(100,184)	(269,905)	(1.27)
Effective Gross Income	$5,734,265	$5,723,917	$6,029,387	$5,859,808	$5,500,426	$25.79

Real Estate Taxes	$317,362	$357,495	$375,000	$341,284	$385,000	$1.81
Insurance	201,601	195,094	250,329	200,004	256,713	1.20
Management Fee	164,820	192,320	221,675	190,388	165,013	0.77
Other Operating Expenses(2)	1,788,520	1,592,508	1,535,414	1,537,352	1,648,007	7.73
Total Operating Expenses	$2,472,303	$2,337,417	$2,382,418	$2,269,028	$2,454,733	$11.51

Net Operating Income	$3,261,962	$3,386,500	$3,646,969	$3,590,780	$3,045,693	$14.28
TI/LC	0	0	0	0	130,915	0.61
Capital Expenditures	0	0	0	0	44,790	0.21
Net Cash Flow	$3,261,962	$3,386,500	$3,646,969	$3,590,780	$2,869,988	$13.46

Occupancy	99.4%	98.1%	99.1%	96.6%(3)	95.0%
NOI Debt Yield	14.2%	14.7%	15.9%	15.6%	13.2%
NCF DSCR	3.45x	3.58x	3.86x	3.80x	3.04x

(1)	Includes residential income from the multifamily units.

(2)	Includes administrative and marketing, general and administrative, payroll and benefits, professional legal and repairs and maintenance expenses.

(3)	Most recent occupancy is as of June 15, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

147

LOAN #15: the doral

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Dallas, Texas	Cut-off Date Balance		$22,522,500
Property Type	Multifamily	Cut-off Date Balance per Unit		$63,984.38
Size (Units)	352	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 6/30/2017	98.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2017	98.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1978 / 2012-2017	Mortgage Rate		4.16000%
Appraised Value	$34,650,000	Original Term to Maturity (Months)		120
Appraisal Date	6/9/2017	Original Amortization Term (Months)		NAP
Borrower Sponsors(1)	Bernard Englard and Joseph Hoch	Original Interest Only Period (Months)		120
Property Management	AVPM, Inc.	First Payment Date		8/1/2017
		Maturity Date		7/1/2027

Underwritten Revenues	$3,426,438
Underwritten Expenses	$1,297,620	Escrows
Underwritten Net Operating Income (NOI)	$2,128,819		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,040,819	Taxes	$20,773	$20,773
Cut-off Date LTV Ratio	65.0%	Insurance	$0	$0
Maturity Date LTV Ratio	65.0%	Replacement Reserve	$0	$7,333
DSCR Based on Underwritten NOI / NCF	2.24x / 2.15x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,522,500	100.0%	Loan Payoff	$9,159,358	40.7%
			Principal Equity Distribution	13,097,192	58.2
			Closing Cost	245,177	1.1
			Reserves	20,773	0.1
Total Sources	$22,522,500	100.0%	Total Uses	$22,522,500	100.0%

(1)	Bernard Englard and Joseph Hoch are the non-recourse carveout guarantors for The Doral loan.

The following table presents certain information relating to the unit mix at The Doral Property:

Unit Mix(1)

Unit Mix / Type	Units	SF per Unit(2)	Occupancy(2)	Rent per Unit(2)
Efficiency	56	505	98%	$676
1-BR, 1-BA	176	623	99%	$759
2-BR, 1-BA	21	865	100%	$882
2-BR, 2-BA	99	952	96%	$961
Total / Wtd. Avg.	352	711	98%	$810

(1)	Source: Appraisal.
(2)	Represents the weighted average for each Unit Mix / Type.

The following table presents certain information relating to historical leasing at The Doral Property:

Historical Leased %(1)

	2014	2015	2016	As of 6/30/2017
Owned Space	94.3%	96.5%	96.5%	98.0%

(1)	As provided by the borrower and which represents average occupancy for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

148

LOAN #15: the doral

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Doral Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per Unit
Gross Potential Rent	$2,606,345	$2,787,125	$3,085,580	$3,239,722	$3,421,644	$9,720.58
Other Income(2)	222,118	256,158	241,747	265,889	265,000	752.84
Vacancy, Credit Loss & Concessions(3)	(236,084)	(165,585)	(183,696)	(227,191)	(260,205)	(739.22)
Effective Gross Income	$2,592,379	$2,877,698	$3,143,631	$3,278,420	$3,426,438	$9,734.20

Real Estate Taxes	$311,490	$209,448	$294,849	$302,060	$322,162	$915.23
Insurance	71,891	74,370	74,223	79,855	79,855	226.86
Management Fee	77,771	86,331	94,318	97,753	102,793	292.03
Other Operating Expenses	762,544	709,973	715,248	792,810	792,810	2,252.30
Total Operating Expenses	$1,223,696	$1,080,122	$1,178,638	$1,272,478	$1,297,620	$3,686.42

Net Operating Income(4)	$1,368,683	$1,797,576	$1,964,993	$2,005,942	$2,128,819	$6,047.78
TI/LC	0	0	0	0	0	-
Replacement Reserves	0	0	0	0	88,000	250.00
Net Cash Flow	$1,368,683	$1,797,576	$1,964,993	$2,005,942	$2,040,819	$5,797.78

Occupancy	94.3%	96.5%	96.5%	98.0%(5)	95.0%
NOI Debt Yield	6.1%	8.0%	8.7%	8.9%	9.5%
NCF DSCR	1.44x	1.89x	2.07x	2.11x	2.15x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other income includes utility reimbursement, late fees, application fees, security deposit forfeitures, laundry income and various other fees.
(3)	Concessions of $200 off first month’s rent are typical.
(4)	Increase in Underwritten NOI from TTM 5/31/2017 reflects increased rent per unit.
(5)	Occupancy is as of June 30, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

149